PROSPECTUS SUPPLEMENT

(To Prospectus dated December 31, 2024)

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-279203

RANGE IMPACT, INC.

PROSPECTUS

33,166,670 Shares of Common Stock

This Prospectus Supplement No. 1 supplements our prospectus dated December 31, 2024 (which was contained in our Registration Statement on Form S-1 (File No. 333-279203) (the “Prospectus”) with the following attached documents:

A.	Annual Report on Form 10-K for the twelve months ended December 31, 2024

The attached information amends and supplements certain information contained in the Prospectus. This Prospectus Supplement No. 1 should be read in conjunction with the Prospectus, which is required to be delivered with this Prospectus Supplement.

Our common stock is traded on the OTC Markets Group Inc.’s OTCQB tier under the symbol “RNGE”. On March 28, 2025 the closing price of our common stock was $0.1665 per share.

Investing in our common stock involves a high degree of risk. You should carefully consider the risk factors for our common stock, which are described in the Prospectus, as supplemented.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 1 is March 31, 2025

Annex A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2024

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _________to_________

Commission File No. 000-53832

RANGE IMPACT, INC.

(Exact name of registrant as specified in charter)

Nevada	75-3268988
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

200 Park Avenue, Suite 400
Cleveland, Ohio 44122	(216) 304-6556
(Address of principal executive office, including zip code)	(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock	RNGE	OTCQB

Indicate by check mark whether the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Act. Yes ☐ No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company (as defined in Rule 12b-2 of the Act). See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

If securities are registered pursuant to Section 12(b) of the Act, indicate by check mark whether the financial statements of the registrant included in the filing reflect the correction of an error to previously issued financial statements. ☐

Indicate by check mark whether any of those error corrections are restatements that required a recovery analysis of incentive-based compensation received by any of the registrant’s executive officers during the relevant recovery period pursuant to §240.10D-1(b). ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes ☐ No ☒

As of June 30, 2024, the last business day of the registrant’s most recently completed second fiscal quarter, the aggregate market value of the common stock held by non-affiliates of the registrant was approximately $19,824,116, based on the closing price of $0.37 for the registrant’s common stock as quoted on the OTC Markets on that date. For purposes of this calculation, it has been assumed that shares of common stock held by each director, each officer and each person who owns 10% or more of the registrant’s outstanding common stock are held by affiliates. The treatment of these persons as affiliates for purposes of this calculation is not conclusive as to whether such persons are, in fact, affiliates of the registrant.

As of March 28, 2025, there were 108,616,078 shares of the registrant’s common stock, $0.001 par value per share, outstanding.

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This Annual Report on Form 10-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations concerning matters that are not historical facts, and are generally identified by words such as “believe”, “expect”, “anticipate”, “estimate”, “intend”, “strategy”, “may”, “will likely” and similar words or phrases. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and our actual results could differ materially and adversely from those expressed in any forward-looking statement. The forward-looking statements contained in this Annual Report are all based on currently available market, operating, financial and competitive information and assumptions and are subject to various risks and uncertainties that are difficult to predict, any of which could cause actual results to differ materially from those expressed in such forward-looking statements. These risks and uncertainties may include, without limitation, risks related to general economic and business conditions; our ability to continue as a going concern; our ability to obtain financing necessary to operate our business; our limited operating history; our ability to recruit and retain qualified personnel; our ability to manage any future growth; our ability to research and successfully develop our planned products; our ability to successfully complete potential acquisitions and collaborative arrangements; and other factors including those set forth below under the caption “Risk Factors” in Part I, Item 1A and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7, and elsewhere in this Annual Report, as well as in the other reports we file with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they were made, and, except as required by law, we undertake no obligation to revise or update any forward-looking statement for any reason.

Unless the context requires otherwise, “Range,” the “Company,” “RNGE,” “we,” “us,” and “our,” refer to Range Impact, Inc. and its subsidiaries.

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PART I

Item 1. Business

Our Company History

We are a Nevada corporation, initially formed in June 2007 under the name “Legend Mining Inc.” for the purpose of engaging in mineral property exploration. The Company, however, was unable to keep its sole mineral claim in good standing due to insufficient funding, and its interest in that property terminated. Whereupon, in October 2011, the Company completed a merger with its wholly-owned subsidiary, Stevia First Corp., whereby the Company changed its name from “Legend Mining Inc.” to “Stevia First Corp.” and began focusing its business on the cultivation and harvest of stevia leaf and development of stevia products. As an outgrowth of its stevia leaf research, the Company commenced researching the development of cannabinoid pharmaceutical candidates known as cannabosides principally for the treatment of serious neurological and inflammatory disorders, a research activity we continued until the sale of our Graphium subsidiary. See Note 2 for more details. In July 2016, our Board of Directors and shareholders approved a corporate name change from “Stevia First Corp.” to “Vitality Biopharma, Inc.” and in October 2021, as part of a rebranding effort, we completed a merger with a newly-formed wholly-owned subsidiary, Malachite Innovations, Inc., pursuant to which we changed our corporate name from “Vitality Biopharma, Inc.” to “Malachite Innovations, Inc.” and expanded our business to include impact investing with a particular focus on acquiring, reclaiming and repurposing mine sites and other undervalued land in economically disadvantaged communities throughout Appalachia. This business is the sole source of our revenues. In December 2023, the Company completed a statutory merger under Delaware law into Range Impact, Inc., a newly-formed wholly-owned subsidiary, and adopted the corporate name of “Range Impact Inc.” to create consist branding throughout the entire Company as a result of the two acquisitions described in the following paragraph.

In May 2022, we acquired Range Environmental Resources, Inc., a West Virginia corporation (“Range Environmental”) and Range Natural Resources, Inc., a West Virginia corporation (“Range Natural” and together with Range Environmental, the “Range Reclamation Entities”). The Range Reclamation Entities provide land reclamation and water restoration services to mining and non-mining customers throughout the Appalachian region with the goal of returning land to pre-mining conditions or repurposing the land for natural, commercial, agricultural or recreational use. The Range Reclamation Entities’ water restoration services seek to improve the water quality in rivers, streams and discharges through novel and innovative treatment applications to help customers meet their various regulatory standards and requirements. Range Natural is no longer an active operating business, but had previously engaged subcontractors to mine and transport coal on behalf of third-party customers incidental to the reclamation and repurposing of mine sites.

In August 2023, the Company acquired Collins Building & Contracting, Inc., a West Virginia corporation (“Collins Building”), an environmental services business primarily focusing on the reclamation of abandoned mine land sites in West Virginia.

In August 2024, the Company sold substantially all of the assets of Collins Building to its previous owner in exchange for the cancellation of all remaining debt owed to him.

In September 2024, the Company sold all of its drug development assets to a newly-formed entity owned by our former Chief Science Officer and former Chief Financial Officer. The Company is no longer in the cannabinoid drug development business.

Our Business

We are a public company dedicated to improving the health and wellness of people and the planet through a novel and innovative approach to impact investing. We own and operate several complementary operating businesses focused on developing long-term solutions to environmental, social, and health challenges, with a particular focus on acquiring, reclaiming and repurposing mine sites and other undervalued land in economically disadvantaged communities throughout Appalachia. We take an opportunistic approach to impact investing by leveraging our competitive advantages and looking at solving old problems in new ways. We seek to thoughtfully allocate our capital into strategic opportunities that are expected to make a positive impact on the people-planet ecosystem and generate strong investment returns for our shareholders.

Impact Investing Strategy

Our impact investing strategy aims to improve the health and wellness of people and the planet, while also generating long-term sustainable financial returns for our shareholders. We believe that doing well and doing good are not mutually exclusive, and that an impact investing strategy can balance the environmental, social and economic needs of people and the planet while also generating attractive risk-adjusted financial returns for shareholders.

Our impact investing strategy provides an opportunity for our dedicated team to address pressing environmental, social and economic challenges, such as air and water pollution, educational inequality and economic disparity, and climate change, through the development of technology-based solutions. By actively directing investment capital towards businesses that are working to create positive environmental, social and economic outcomes, we believe that our impact investing strategy can contribute to an improved people-planet ecosystem and a healthier and happier way of life.

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We have a particular interest in providing environmental and social solutions in economically-disadvantaged regions of the United States. Initially, the Company is targeting the Appalachian region, which is home to communities with some of the most disadvantaged income, education and employment demographics in the United States. Our ambitious strategy is to allocate investment capital and build operating businesses that provide positive environmental and social impact in the disadvantaged coal communities of Appalachia.

Our corporate headquarters is located in Cleveland, Ohio, with an additional office location in Fola, West Virginia. As of March 28, 2025, we employed 18 full-time employees. In addition, we have, from time to time, engaged various consultants and professional service firms to provide us with flexible and experienced resources to advance our corporate objectives in order to maintain a cost-effective overhead structure. We strive to instill a corporate culture of honesty, integrity and respect while advancing our mission of doing well by doing good.

We have the following five operating business segments: (i) Range Reclaim; (ii) Range Minerals; (iii) Range Water; (iv) Range Security; and (v) Range Land.

Range Reclaim

In May 2022, the Company acquired Range Environmental Resources, Inc., a West Virginia corporation (“Range Environmental”). Range Environmental provides land reclamation, water restoration and environmental consulting services to mining and non-mining customers throughout the Appalachian region with the goal of returning land to pre-mining conditions or repurposing the land for natural, commercial, agricultural or recreational use. Range Environmental also provides environmental consulting services to customers, typically in connection with land reclamation and water restoration projects, and, as an additional value-add service, sells water treatment chemicals manufactured by third parties to its customers.

According to the U.S. Energy Information Administration (“EIA”), the United States had 551 coal mines in 2020, comprised of 370 active mines, 141 idled or closed mines, and 40 new or activated mines. Approximately 82% of those coal mines were located in Appalachia (which comprises the Appalachian Mountains and is commonly known as the cultural region in the Eastern United States stretching from the southern part of New York to the northern parts of Alabama and Georgia). According to the EIA, there were approximately three times as many coal mines in the United States in 2008 (compared to 2020) with approximately 89% located in Appalachia. The precipitous decline in the number of operating coal mines since 2008 is due to various supply, demand and regulatory factors, including a reduction in demand for coal as a source of electricity due to the increased use of natural gas and renewable energy, an increase in coal production costs due to inflation and the dearth of cost-effective locations remaining for mining, and a more stringent and costly regulatory environment, all of which have resulted in an increasingly difficult market for coal producers.

In 2000, coal was responsible for 1,966 billion kWh of electricity generation, representing 52% of the total electricity generation in the United States. In 2022, coal was responsible for only 828 billion kWh of electricity generation, representing 20% of the total electricity generation in the United States, a decline of approximately 58%. According to the EIA, 23% of the 200,568 megawatts of coal-fired capacity currently operating in the United States is scheduled to retire by the end of 2029 due to the high cost of operations, competition from natural gas and renewable energy resources, and sustainable initiatives of energy producers.

However, the reclamation of closed and inactive mine sites has not kept pace with the increase in the number of closed and idled mine sites, thus creating a substantial backlog of reclamation work that needs to be completed on former mine sites. According to the U.S. Office of Surfacing Mining Reclamation and Enforcement (“OSMRE”), there are approximately 50,000 high-priority abandoned mine land locations in the United States resulting from legacy coal mining operations that failed to adequately reclaim the land and waterways back to their natural state as required by federal regulations. Additionally, there are tens of thousands of active mine sites in the United States that require contemporaneous reclamation of land and waterways during the active mining process, and an estimated equally large number of idled mine locations that also require significant land reclamation and water restoration.

Under the Surface Mining Control and Reclamation Act of 1977 (“SMRCA”), OSMRE was established for two basic purposes: (i) to ensure coal mines in the United States operate in a manner that protects citizens and the environment during mining operations and to restore the land to beneficial use following mining, and (ii) to implement an Abandoned Mine Land (“AML”) reclamation program to address the hazards and environmental degradation resulting from two centuries of coal mining activities that occurred before SMRCA was passed in 1977. The AML reclamation program is funded through fees levied against coal producers based on tons of coal produced. As of September 2020, the AML reclamation fund had collected a total of $11.7 billion in coal mining fees over the life of the program, with $9.5 billion (81%) appropriated and distributed in accordance with SMCRA, and $2.2 billion (19%) unappropriated and available for future disbursement. In November 2021, the Infrastructure Investment and Jobs Act was enacted, which, among other things, authorized $11.3 billion in new funding to be appropriated for deposit into the AML reclamation fund. The AML reclamation fund is only available to help fund the reclamation of mines abandoned before SMCRA was enacted in 1977, and therefore, all mines abandoned after the year 1977 cannot access funding from the AML reclamation fund and must obtain funding from other sources.

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While much of the funding for this reclamation work comes from the federal government, each state in Appalachia has a Department of Environmental Protection (“DEP”) or an equivalent agency that oversees coal mining permitting, operations, and reclamation. Under DEP rules and regulations, coal mining companies are required to develop a mining and reclamation plan that is approved by the applicable state agency, obtain a mining permit from the state, and secure a reclamation surety bond from a qualified third-party insurance company or provide a comparable financial guarantee. The reclamation surety bond provides the state with financial assurances that land reclamation and waterway restoration will be performed in accordance with the reclamation plan once mining is complete if the coal mining company, as primary obligor, fails to perform. Therefore, there are at least three groups who may need land reclamation, water restoration and environmental consulting services: (i) mining companies when permits are active and reclamation bonds are not in default, (ii) surety bond insurers when reclamation bonds are in default, and (iii) states through their AML reclamation funds for mine lands abandoned before 1977 and for mine lands with defaulted coal mining companies and forfeited surety bonds on or after 1977.

Range Environmental currently provides reclamation and water treatment services to one customer at one large mining complex located in Fola, West Virginia (the “Fola Mine”). Range Environmental employs 8 full-time workers and owns over 30 pieces of equipment, trucks and accessories that are used in its business operations. Occasionally, Range Environmental will also rent or lease specific pieces of equipment for certain tasks. Range Environmental operates in a highly-competitive market environment with high price sensitivity of customers and inflationary pressures on labor, material and supply costs, therefore operating efficiency and asset utilization are key drivers of profitability and performance. Range Environmental uses minimal raw materials in connection with its reclamation services at the Fola Mine, other than grass seed, trees, water treatment solutions and other related reclamation and water treatment supplies, which are reimbursed by its customer. Range Environmental does not own any intellectual property and does not require any government approvals to provide reclamation services at the Fola Mine, other than standard business licenses and safety training for workers.

In August 2023, the Company acquired Collins Building & Contracting, Inc. (“Collins Building”), a West Virginia-based environmental services business focused on performing reclamation services on AML sites throughout West Virginia. After the acquisition, the Company used Range Environmental employees to perform reclamation services on AML sites using Range Environmental equipment and Collins Building equipment. The Company subsequently determined that AML reclamation work was more administratively and operationally challenging than anticipated, and that the Company was devoting a disproportionate amount of time, capital and human resources allocated to these AML projects, particularly when compared to alternative opportunities in the marketplace. In August 2024, the Company sold substantially all of the assets of Collins Building back to its previous owner in exchange for the discharge of the outstanding indebtedness then owed by the Company in connection with the August 2023 acquisition. The Company completed its final AML jobs in early November 2024, and subcontracted its remaining three active AML jobs to the previous owner of Collins Building as part of the August 2024 transaction. As of the date of this filing, the Company is no longer engaged in the AML reclamation business but continues with other reclamation activities.

Range Minerals

In May 2022, the Company acquired Range Natural Resources, Inc., a West Virginia corporation (“Range Natural”). Range Natural provided mining and reclamation services using six of its own employees and two third-party mining subcontractors for its one customer at the Fola Mine until December 2023. Range Natural operates in a highly-competitive market environment with high price sensitivity of customers and inflationary pressures on labor, material and supply costs, therefore operating efficiency and asset utilization are key drivers of profitability and performance. Range Natural uses minimal raw materials in connection with its mining and reclamation services at the Fola Mine, other than grass seed and other related reclamation supplies, which are reimbursed by its customer. Range Natural does not own any intellectual property and does not require any government approvals to provide mining and reclamation services at the Fola Mine, other than standard business licenses, mining operator permits, and safety training for workers. Range Natural billed its sole customer using a “rates and hours” method for its own employees and a “cost plus margin” method for its subcontractors. Range Natural employees used Range Natural equipment and Range Natural subcontractors used their own equipment in performing the mining and reclamation services. In December 2023, all of the Range Natural employees were terminated and the mining equipment subsequently sold since Range Natural was no longer directly providing mining and reclamation services at the Fola Mine. Beginning in January 2024, Range Natural had no employees, equipment or operations, other than contracts with third-party subcontractors.

In January 2024, the Company separated Range Natural’s results from the “Range Reclaim” reporting segment and included Range Natural’s results in a separate “Range Minerals” reporting segment. The Company believes reporting the results of Range Minerals separately from Range Reclaim will provide better insight and transparency into the overall operational performance of both operating business segments.

From January 2024 to May 2024, Range Natural engaged two subcontractors to perform mining and reclamation services for its one customer at the Fola Mine. Range Natural was responsible for paying both subcontractors on a bi-monthly basis and then charged its customer using a “cost plus margin” method.

On May 2024, Range Natural engaged a primary contractor to fund the bi-monthly payments due to the same two subcontractors performing mining and reclamation services for its one customer at the Fola Mine. As of June 30, 2024, the primary contractor failed to perform and therefore the contract was terminated.

On June 30, 2024, as part of the contract termination, Range Natural agreed to assume the liability due to the subcontractors in exchange for the ownership of the coal that had been mined by the subcontractor, and all contractual relationships with third-party contractors and subcontractors were terminated. In August 2024, Range Natural sold all of the coal that it had acquired as part of the contract termination and subsequently paid in full all amounts due to the subcontractors. Range Natural currently has no, and has no future plans to have any, employees, equipment, contractual relationships, or operations, and therefore intends to discontinue the Range Minerals operating business segment beginning in 2025.

Range Water

Terra Preta, LLC, an Ohio limited liability company (“Terra Preta”), is a biochar product development and environmental solutions business started by the Company in December 2022. Terra Preta is developing a novel and innovative combination of biochar, proprietary materials and structural designs intended to create several first-of-its-kind agricultural and water filtration products and solutions. Terra Preta’s research and development efforts have been put on hold until the Company has raised additional capital to fund the advancement of its biochar-based agricultural and water filtration products.

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Biochar is a solid, lightweight carbon-rich material produced by the thermal decomposition of organic material (such as cellulosic feedstock, including wood and plants) using a chemical-conversion process known as pyrolysis. Carbonization pyrolysis is a chemical degradation process that heats organic materials to produce carbon-rich biochar, liquid bio-oils, and syngas products. Since organic material is thermally decomposed without oxygen during the pyrolysis process, combustion does not occur, so the process allows for the permanent capture of carbon in the biochar end-product and eliminates the release of climate-damaging carbon dioxide into the atmosphere. The specific yield of biochar during the carbonization pyrolysis process depends on several variables such as temperature, heating time and heating rate. Lower temperatures, longer heating times and lower heating rates typically yield more biochar and less bio-oil and syngas.

Terra Preta has been launched to build a full-cycle, carbon-negative business that reduces greenhouse gases from the atmosphere, passively filters contaminated water without the use of harsh chemicals, and provides a fortified, nutrient-rich soil amendment to improve the growth of agricultural products. Terra Preta would seek to lease or acquire former mine lands for the planting, growth and harvesting of crops to serve as the primary feedstock for our biochar production operations. The newly planted crops would then act as a “carbon sink”, drawing substantial amounts of carbon dioxide from the atmosphere into the plants through the photosynthesis process. When the plants are harvested, biochar is produced through the carbonization pyrolysis process and the captured carbon dioxide is permanently preserved as carbon in the biochar product for use in water treatment and agricultural end uses.

Pursuant to rules adopted under the Clean Water Act of 1972 (“Clean Water Act”), the U.S. Environmental Protection Agency (“EPA”) has implemented various pollution control programs such as wastewater standards for industry and recommendations for pollutants in surface waters. The Clean Water Act prohibits any party from discharging pollutants into a water of the United States unless they have a permit issued under the National Pollutant Discharge Elimination System (“NPDES”), which contains limits on what a party can discharge and establishes monitoring and reporting requirements. On mining sites, coal operators are required to sample and test their water discharges on a regular basis to ensure compliance with the Clean Water Act and applicable NPDES permits. Currently, most mining operators treat non-compliant water with temporary holding ponds and expensive chemicals such as pH adjusters, coagulants and flocculants that require constant reapplication to ensure compliance. Terra Preta will focus on developing a proprietary, biochar-based passive treatment system that treats non-compliant mine site discharges to ensure compliance with the Clean Water Act and NPDES permits without the need for holding ponds or expensive chemicals.

Sustainable agriculture plays a critical role in the stability, growth, and diversification of our future food supply chain and the growth of plants intended to serve as a carbon sink to reduce greenhouse gases. High-quality soil, a key condition for sustainable agriculture, requires organic matter, microorganisms, nutrients, and optimal compaction. Subsoils with a sufficient number of air-filled pores have little restriction to drainage and aeration, and typically are able to decompose and cycle organic matter and nutrients more efficiently. Alternatively, soil with poor aeration leads to the build-up of carbon dioxide, reduces the ability of plants to absorb water and nutrients, and leads to increased plant stress and root disease. To help address the ill effects of soil compaction, Terra Preta plans to develop a proprietary, fortified biochar soil amendment that provides unique soil structuring characteristics that will allow plants to grow strong roots that optimize the absorption of water and nutrients, thereby reducing root stress and disease.

In December 2022, Terra Preta filed trademarks for biochar goods and services related to agricultural and water treatment applications. In March 2023, Terra Preta filed provisional patents related to novel and innovative agricultural and   water treatment solutions and designs. Additionally, in March 2023, Terra Preta purchased two pyrolysis ovens that each produce one ton of biochar per day to advance our research and development activities. In July 2024, the biochar ovens owned by Terra Preta were scrapped by the Company since they were no longer being used for small batch biochar production. There were no insurance proceeds received for these losses. We are currently evaluating the purchase of a large continuous-process pyrolysis oven to increase the scale of our biochar production to commercial levels once adequate funding is secured to advance this initiative.

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Range Security

Range Security Resources, LLC, an Ohio limited liability company (“Range Security”), is an environmental security services business started by the Company in November 2022. Range Security is focused on providing eco-friendly, technology-driven security services to active and former mine sites, with a particular focus on locations transitioning from coal mining to next generation industries and uses. Range Security is intended to serve as a complementary business to the Range Reclaim and Range Minerals entities.

Mine sites in the Appalachian region frequently comprise thousands of acres of natural habitat with valuable infrastructure and operating assets disbursed across large tracts of land. However, many of these mine sites lack adequate broadband access or cellular service, and therefore traditional technology-based security solutions are not available. Also, due to the large land areas and often challenging access roads and mountainous terrain, consistent visual confirmation of the safety and security of high value assets is often difficult, and significant amounts of carbon dioxide are emitted from heavy-duty trucks used to perform frequent visual security checks. Furthermore, due to the remoteness and lack of technological options, most security services in the market fail to provide an independent verification of the security status of a mine site and confirmation of visual security checks, resulting in a customer’s uncertainty regarding the actual security services being provided.

Valuable assets commonly found on mine sites requiring high-levels of security services include office buildings, coal operation facilities such as preparation plants and loadout facilities, power stations and electrical lines, vehicles and heavy equipment, supplies and chemicals, and spare parts and components. These high-value assets are frequently the target of theft since all or parts of these assets can be easily removed from the mine site and sold for cash. Unfortunately, the actual damage to the operation resulting from this type of destructive theft is frequently many times the market value of the stolen item, primarily due to the losses resulting from the down-time of operations, the cost of repairs and replacement components, and the long-term damage to critical infrastructure that could be repurposed and used to attract next generation industries once mining is complete.

In March 2023, Range Security was engaged by its first customer for environmental security services covering a 13,000-acre coal mine site in West Virginia. Range Security currently employs 8 security professionals, and is focusing its recruitment efforts on military veterans, former and current police officers, and other professionals with security experience. Range Security has purchased two fuel-efficient utility task vehicles for ground surveillance and a thermal-imaging drone for aerial surveillance, all of which use significantly less fuel and electricity to operate than traditional security vehicles and provide a much broader coverage range with a substantially lower carbon footprint. Range Security is also in the process of establishing satellite-based wireless service to support video surveillance and enable a mobile technology solution used by our security professionals to provide real-time evidence of visual security checks. Range Security plans to expand its security service business onto additional mine sites, with a particular focus on locations with valuable infrastructure being repurposed into non-coal multi-use complexes with attractive job growth prospects and next-generation industry opportunities.

Range Land

Range Land, LLC, an Ohio limited liability company (“Range Land”), is a land acquisition company started by the Company in August 2023. Range Land is focused on acquiring former mine lands with the goal of reclaiming and repurposing the sites for non-fossil fuel uses, including commercial, industrial, residential and recreational developments. Range Land is specifically interested in acquiring land to be used for renewable energy facilities, innovative agricultural installations, and projects focused on improving the quality and condition of our air, land and waterways.

According to industry estimates, Appalachia contains approximately one million acres of abandoned, idled and non-performing mine sites that are burdened with significant land reclamation and water restoration obligations. Many of these troubled mine sites are subject to mining permits and associated reclamation bonds which prevents the land from being repurposed for non-mining uses until the land has been reclaimed and the permits and bonds have been released by the applicable state’s environmental protection department. Water quality is a particularly challenging issue since a permit can only be released if the site has at least 12 consecutive months of compliant water samples without active chemical treatment, which heightens the need for water restoration solutions to help transition former mine land to economically viable non-mining uses.

The Company, through its several operating businesses, has assembled the internal resources and capabilities to reclaim land, restore waterways, install innovative water treatment solutions, and secure the mine site to protect the significant historical investment in infrastructure. In addition to these in-house capabilities, the Company and its operating businesses also possess deep knowledge and expertise in the permit and bond release process, which is a critical step necessary to unlock the underlying value of the former mine land for non-fossil fuel uses. Range Land is actively reviewing several mine sites throughout Appalachia to acquire, reclaim and repurpose in order to improve the land and create non-fossil fuel economic development opportunities for disadvantaged local coal communities.

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In September 2023, Range Land, through its wholly-owned subsidiary CLV Azurite Land, LLC, an Ohio limited liability company (“CLV Azurite”), acquired over 1,900 acres of surface interest at an idled mine complex in West Virginia. CLV Azurite is in active discussions with the holder of the permits and bonds associated with the acquired land to ensure that the acquired surface acreage can be repurposed for alternative non-fossil fuel uses. Concurrently, CLV Azurite is in active discussions with two experienced and well-capitalized solar energy developers to convert the former mine land into a large solar energy facility on a majority of the acquired surface acreage, as well as additional acreage for commercial, industrial, recreational and residential development. Under the solar arrangements, CLV Azurite would be the landlord and the solar developer-operator would be the tenant required to pay CLV Azurite a negotiated lease payment on a per acre basis.

Competition

We are focused on a large and growing marketplace for impact investing initiatives, and therefore, anticipate facing competition from a variety of operating businesses and investment funds who are developing similar business plans and operating strategies to satisfy the increasing demands for these types of investments in the marketplace. In many cases, these competitors are larger and better capitalized than the Company.

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We compete on the basis of a number of factors, including our geographic focus on Appalachia, access to mission-driven energy-transition capital, access to impact investing opportunities, strategic relationships with reclamation bond insurance companies, recruitment and retention of key personnel, market share with key customers, and supply relationships with critical vendors. Our ability to continue to compete effectively in our businesses will depend upon our ability to attract new employees and retain and motivate our existing employees.

Information Systems

Foundation Software, LLC (“Foundation”) serves as the Company’s third-party accounting software provider. Foundation’s software is specifically designed for service companies, particularly those in the construction, contracting and reclamation industries. Foundation’s software offers the Company several enhanced features critical to the successful execution of its shareholder value creation plan, including (i) general ledger accounting, including accounts payable, accounts receivable, inventory and customer billing, (ii) equipment tracking on job sites, maintenance, utilization and depreciation, (iii) employee tracking on job sites, time and materials, utilization, and billing, (iv) job costing and profitability reporting segmented by customers, job types and location, and (v) numerous real-time management dashboard and key performance indicator reports that allow management to closely monitor financial and operational performance and quickly react to business opportunities and issues. Furthermore, Foundation’s software allows the Company to more readily scale operations and efficiently and cost-effectively support the anticipated growth of each of our business lines, thereby reducing the risk that our accounting and management systems become a limiting factor to our growth initiatives.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, during the year ended December 31, 2024, the Company incurred a net loss of $9,798,083 and used $1,591,426 of cash in the Company’s operating activities. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the financial statements are issued. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

The ability to continue as a going concern is dependent on the Company attaining and maintaining profitable operations in the future and/or raising additional capital to meet its obligations and repay its liabilities arising from normal business operations when they come due. The Company estimates, as of December 31, 2024, that it may not have sufficient funds to operate the business for 12 months given its cash balance of $167,286 and expected revenues to be generated by the Company’s operating business segments. The Company is actively seeking additional financing and other sources of capital to fund its currently estimated level of operations. However, these estimates could differ if the Company encounters unanticipated difficulties, or if its estimates of the amount of cash necessary to operate its business prove to be wrong, and the Company uses its available financial resources faster than it currently expects. No assurance can be given that any future financing or capital, if needed, will be available or, if available, that it will be on terms that are satisfactory to the Company.

General Information

We maintain a corporate website at: www.rangeimpact.com. Information contained on our website is not incorporated by reference in this Annual Report. We file reports with the Securities and Exchange Commission (“SEC”) and make available free-of-charge through our website our annual reports, quarterly reports, current reports, proxy and information statements and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 1A. Risk Factors

Investing in our Common Stock involves a high degree of risk. The following risk factors should be considered carefully in addition to the other information contained in this Annual Report. This Annual Report contains forward-looking statements. Our business, financial condition, results of operations and stock price could be materially adversely affected by any of these risks.

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Risks Related to Our Business

We will need to raise substantial additional capital to operate our business. If we cannot obtain the capital we need to continue our operations, our business could fail.

We will need to raise additional funds in order to continue operating our business beyond the near term. Since inception, we have primarily funded our operations through equity and debt financings and, more recently, with operating profits. If we do issue equity or convertible debt securities to raise additional funds or to fund, in whole or in part, acquisitions in furtherance of our business strategy, our existing stockholders may experience substantial dilution, and the new equity or debt securities may have rights, preferences and privileges senior to those of our existing stockholders. If we incur additional debt, it would increase our leverage relative to our earnings, if any, or to our equity capitalization, requiring us to pay additional interest expense. Obtaining commercial loans, assuming those loans would be available, would increase our liabilities and future cash commitments. We also may raise funds by selling some or all of our assets. Regardless of the manner in which we seek to raise capital, we may incur substantial costs in those pursuits, including investment banking fees, legal fees, accounting fees, and other related costs.

The Company may not be able to continue as a going concern.

During the year ended December 31, 2024, the Company incurred a net loss of $9,798,083, and $1,591,426 of cash was used by the Company’s operating activities. The Company estimates that it may not have sufficient funds to operate its business for 12 months given its cash balance as of December 31, 2024 of approximately $167,286 and revenues being generated by the Company’s operating business segments. The ability of the Company to continue as a going concern is dependent on the Company’s ability to fund future operations through additional financing from investors and/or lenders or through the sale of its securities or through development of its operations. Due to these and other factors, there is substantial doubt of the Company’s ability to continue as a going concern.

Our limited operating experience could make our operations inefficient or ineffective.

We have only a limited operating history upon which to base an evaluation of our current business and future prospects and how we will respond to competitive, financial or technological challenges. In addition, because of our limited operating history, we have limited insight into trends that may emerge and affect our businesses, and limited experience responding to such trends. We may make errors in predicting and reacting to relevant business trends and we will be subject to the risks, uncertainties and difficulties frequently encountered by early-stage companies in evolving markets. We may not be able to successfully address any or all of these risks and uncertainties. Failure to adequately do so could cause our business, results of operations and financial condition to suffer or fail.

We may not be able to manage our expansion of operations effectively.

Assuming we are able to attract additional capital, we intend to expand our operations. To manage this growth, we may need to expand our facilities, augment our operational, financial and management systems and hire and train qualified personnel. Our management will also be required to develop new relationships with customers, suppliers and other third parties. Our current and planned operations, personnel, systems, and internal procedures and controls may not be adequate to support our future growth. If we are unable to manage our growth effectively, we may not be able to take advantage of market opportunities, execute our business strategies or respond to competitive pressures.

If we are unable to hire and retain qualified personnel, we may not be able to implement our business plan.

As of March 27, 2025, we employed 18 full-time employees. Attracting and retaining personnel will be critical to our success. As a small company with an uncertain future, we may not be able to attract and retain the qualified personnel necessary for the development of our business. In addition, we may have difficulty recruiting necessary personnel as a result of our limited operating history. The loss of key personnel or the failure to recruit necessary additional personnel could impede the achievement of our business objectives.

In addition, we expect to rely on independent organizations, advisors and consultants to provide certain services. The services of these independent organizations, advisors and consultants may not be available to us on a timely basis when needed or on acceptable terms, and if they are not available, we may not be able to find qualified replacements. If we are unable to retain the services of qualified personnel, independent organizations, advisors and consultants, we may not be able to implement our business plan.

Our CEO and certain other Company employees devote substantial portions of their time to businesses other than the Company’s business.

Certain of our officers, directors and employees devote substantial portions of their time to businesses of other companies. Our CEO, Michael Cavanaugh, currently serves as Chief Investment Officer of Tower 1 Partnership, LLC, an investment firm focused on private and public investments in a variety of industries, as Managing Partner and Co-Founder of Atlas Resolution Partners LLC, an advisory firm focused on resolving complex private capital fund issues, and as the manager of several non-affiliated investment partnerships, pursuant to which he devotes a significant portion of his time. The commitments of our officers, directors and employees to these other businesses may cause them to devote less time to the Company than would otherwise be the case.

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Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early-stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

We may have difficulty accomplishing our growth strategy within and outside of our current service areas.

Our ability to expand our business, both within our current service areas and into new areas, involves significant risks, including, but not limited to:

●	changes in regulatory landscape reducing the demand for, and incentives relating to, alternative energy developments, such as solar energy projects, our land reclamation, water treatment and related environmental services;

●	receiving or maintaining necessary regulatory permits, licenses or approvals;

●	downturns in economic or population growth and development in our service areas, particularly in the coal mining industry and in those agricultural and commercial businesses and real estate developments which benefit from our land reclamation and water treatment services;

●	risks related to planning and commencing new operations, including inaccurate assessment of the demand for alternative energy developments, such as solar projects, our land reclamation, water treatment and related environmental services and products and inability to begin operations as scheduled; and

●	our potential inability to identify suitable acquisition opportunities or to form relationships with coal mining operators or other landowners necessary to form strategic partnerships.

Operating costs, construction costs and costs of providing services may rise faster than revenue.

Our ability to increase the rates at which we provide our land reclamation, water treatment and related environmental services may be limited by a variety of factors. However, our costs are subject to market conditions and other factors, and may increase significantly. The second largest component of our operating costs is made up of salaries and wages. These costs are affected by the local supply and demand for qualified labor. Other large components of our costs are general insurance, workers compensation insurance, employee benefits and health insurance costs. These costs may increase disproportionately to our revenues and service rate increases and may have a material adverse effect on our financial condition and results of operations.

Our suppliers may fail to deliver materials and parts according to schedules, prices, quality and volumes that are acceptable to us, or we may be unable to manage these materials and parts effectively.

The equipment we use in our land reclamation and water treatment and reclamation business contains materials and parts purchased globally from many suppliers which exposes us to potential component shortages or delays. Unexpected changes in business conditions, materials pricing, labor issues, wars such as the current conflicts in Gaza and Ukraine, trade policies, natural disasters, health epidemics such as the global COVID-19 pandemic, trade and shipping disruptions, port congestions and other factors beyond our or our suppliers’ control could also affect these suppliers’ ability to deliver components to us or to remain solvent and operational. Additionally, if our suppliers do not accurately forecast and effectively allocate production or if they are not willing to allocate sufficient production to us, it may reduce our access to components and require us to search for new suppliers. The unavailability of any component or supplier could result in delays in providing our services and products. Our suppliers may not be willing or able to sustainably meet our timelines or our cost, quality and volume needs, or to do so may cost us more, which may require us to replace them with other sources. While we believe that we will be able to secure additional or alternate sources for most of our necessary components or products, there is no assurance that we will be able to do so quickly or at all or at prices that are financially feasible.

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Our financial results depend on successful project execution and may be adversely affected by cost overruns, failure to meet customer schedules or other execution issues.

A portion of our revenue is derived from projects that are technically complex and that may last over many months. These projects are subject to a number of significant risks, including project delays, cost overruns, changes in scope, unanticipated site conditions, design and engineering issues, incorrect cost assumptions, increases in the cost of materials and labor, safety hazards, third party performance issues, weather issues and changes in laws or permitting requirements. If we are unable to manage these risks, we may incur higher costs, liquidated damages and other liabilities to our customers, which may decrease our profitability and harm our reputation. Our continued growth will depend in part on executing a higher volume of large projects, which will require us to expand and retain our project management and execution personnel and resources.

We face competition in our industry, and we may be unable to attract customers and maintain a viable business.

There can be no assurance that we will be able to successfully compete with our competitors. Our competitors may be able to offer similar services which prove to be more popular with potential customers than our services. Our ability to grow and achieve profitability will depend on our ability to satisfy our customers and withstand increasing competition by providing superior environmental services at reasonable cost. There can be no assurance that we will be able to achieve or maintain a successful competitive position.

If we become subject to environmental-related claims, we could incur significant cost and time to comply.

Our land reclamation and water treatment business activities create a risk of significant environmental liabilities and reputational damage. Under applicable environmental laws and regulations, we could be strictly, jointly and severally liable for releases of regulated substances by us at the properties of others, including if such releases result in contamination of air or water or cause harm to individuals. Our business activities also create a risk of contamination or injury to our employees, customers or third parties, from the use, treatment, storage, transfer, handling and/or disposal of these materials.

In the event that our business activities result in environmental liabilities, such as those described above, we could incur significant costs or reputational damage in connection with the investigation and remediation of environmental contamination, and we could be liable for any resulting damages including natural resource damages. Such liabilities could exceed our available cash or any applicable insurance coverage we may have. Additionally, we are subject to, on an ongoing basis, federal, state and local laws and regulations governing the use, storage, handling and disposal of these materials and specified waste products. The cost of compliance with these laws and regulations may become significant and could have a material adverse effect on our business, financial condition, results of operations or prospects.

Further, we may incur costs to defend our position even if we are not liable for consequences arising out of environmental damage. Our insurance policies may not be sufficient to cover the costs of defending such claims.

Failure to effectively treat emerging contaminants could result in material liabilities.

A number of emerging contaminants might be found in water that we treat that may cause a number of illnesses. In applications where treated water enters the human body, illness and death may result if contaminants or pathogens are not eliminated during the treatment process. The potential impact of a contamination of water treated using our products, services or solutions is difficult to predict and could lead to an increased risk of exposure to product liability claims, increased scrutiny by federal and state regulatory agencies and negative publicity. Further, an outbreak of disease in any one of the markets we serve could result in a widespread loss of customers across such markets.

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We may incur liabilities to customers as a result of failure to meet performance guarantees, which could reduce our profitability.

Our customers may seek performance guarantees as to our services. Failure to meet specifications of our customers or our failure to meet our performance guarantees may increase our costs by requiring us to provide additional resources and services, monetary reimbursement to a customer or could otherwise result in liability to our customers. To the extent that we incur substantial performance guarantee claims, our reputation, earnings and ability to obtain future business could be materially adversely affected.

Developments in, and compliance with, current and future environmental and climate change laws and regulations could impact our land reclamation and water treatment business, financial condition or results of operations.

Our business, operations, and product and service offerings are subject to and affected by many federal, state, local and foreign environmental laws and regulations, including those enacted in response to climate change concerns. Compliance with existing laws and regulations currently requires, and compliance with future laws is expected to continue to require, increasing operating and capital expenditures in order to conform to changing environmental standards and regulations, which could impact our business, financial condition and results of operations. Furthermore, environmental laws and regulations may authorize substantial fines and criminal sanctions to address violations, and may require the installation of costly pollution control equipment or operational changes to limit emissions or discharges. We also incur, and expect to continue to incur, costs to comply with current environmental laws and regulations. At the same time, the demand for our land reclamation and water treatment services also is driven by federal and state laws, regulations and programs which create incentives for our services. Developments such as the adoption of new environmental laws and regulations, stricter enforcement of existing laws and regulations, violations by us of such laws and regulations, discovery of previously unknown or more extensive contamination, litigation involving environmental impacts, our inability to recover costs associated with any such developments, or the financial insolvency of other responsible parties could in the future have a material adverse effect on our financial condition and results of operations.

Our insurance may not provide adequate coverage.

Although we maintain general and product liability, property and commercial insurance coverage in amounts which we consider prudent, there can be no assurance that such insurance will prove adequate in the event of actual casualty losses or broader calamities such as earthquakes, financial crises, economic depressions or other catastrophic events, which are either uninsurable or not economically insurable. Any such losses could have a material adverse effect on the performance of our services and on our financial condition and results of operations.

Our land reclamation and water treatment business is subject to various statutory and regulatory requirements, which may increase in the future.

Our land reclamation and water treatment business is subject to various statutory and regulatory requirements. Our ability to continue to hold licenses and permits required for our land reclamation and water treatment business is subject to maintaining satisfactory compliance with such requirements. We may incur significant costs to maintain compliance. Our ability to obtain modifications to our permits may be met with resistance, substantial statutory or regulatory requirements or may be too costly to achieve. These requirements may cause us to postpone or cancel our plans. Future statutory and regulatory requirements, including any legislation focused on combating climate change, may require significant cost to comply or may require changes to our products or services.

The environmental regulations to which we are subject may increase our costs and potential liabilities and limit our ability to operate.

Our land reclamation and water treatment business is subject to various federal, state, and local environmental requirements, including those relating to emissions to air, discharged wastewater, storage, treatment, transport and disposal of regulated materials and cleanup of coal mining and groundwater contamination. Efforts to conduct our operations in compliance with all applicable laws and regulations, including environmental rules and regulations, require programs to promote compliance, such as training employees and customers, purchasing health and safety equipment and in some cases hiring outside consultants and lawyers. Even with these programs, we face the risk of being subject to government enforcement proceedings, which can result in fines or other sanctions and require expenditures for remedial work on contaminated sites. The landscape of environmental regulation to which we are subject can change. Changes to environmental regulation often present new business opportunities for us; however, such changes may also result in increased operating and compliance costs. While we seek to monitor the landscape of environmental regulation, our ability to navigate is limited by our small size and resources, and any changes to such regulations may result in a material effect on our operations, cash flows or financial condition.

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Regulators also have the power to suspend or revoke permits or licenses needed for operation of our equipment and vehicles based on, among other factors, our compliance record, and customers may decide not to do business with us because of concerns about our compliance record. Suspension or revocation of permits or licenses would impact our land reclamation and water treatment business and could have a material impact on our financial results. Although we have never had any of our operating permits revoked, suspended or non-renewed involuntarily, it is possible that such an event could occur in the future.

Certain environmental laws and regulations impose liability and responsibility on present and former owners, operators or users of facilities and sites for contamination at such facilities and sites without regard to causation or knowledge of contamination. Investigations undertaken in connection with these activities may lead to discoveries of contamination that must be remediated, and closures of facilities might trigger compliance requirements that are not applicable to operating facilities.

Within the coal mining remediation market, demand for our services will be limited to a specific customer base and highly correlated to the coal mining industry. The coal mining industry’s demand for our services is affected by a number of factors including the volatile nature of the coal mining industry’s business, increased use of alternative types of energy and technological developments in the coal mining extraction process. A significant reduction in the target market’s demand for coal mining would reduce the demand for our services, which would have a material adverse effect upon our business, financial condition, results of operations and cash flows.

We require a variety of permits to operate our business. If we are not successful in obtaining and/or maintaining those permits it will adversely impact our operations.

Our land reclamation and water treatment business requires permits to operate. Our inability to obtain permits in a timely manner could result in substantial delays to our business. The issuance of permits is dependent on the applicable government agencies and is beyond our control and that of our customers. There can be no assurance that we and/or our customers will receive the permits necessary to operate, which could substantially and adversely affect our operations and financial condition.

Based on the nature of our business, we currently depend and are likely to continue to depend on a limited number of customers for a significant portion of our revenues.

We currently have one customer in West Virginia that accounts for all of our land reclamation and water treatment business. The failure to obtain additional customers or the loss of all or a portion of the revenues attributable to any current or future customer as a result of competition, creditworthiness, inability to negotiate extensions or replacement of contracts or otherwise could have a material adverse effect on our business, financial condition, results of operations and cash flows.

If our customers do not enter into, extend or honor their contracts with us, our profitability could be adversely affected. Our ability to receive payment for production depends on the continued solvency and creditworthiness of our customers and prospective customers. If any of our customers’ creditworthiness suffers, we may bear an increased risk with respect to payment defaults. If customers refuse to make payments for which they have a contractual obligation, our revenues could be adversely affected.

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If we are unable to identify and acquire businesses or assets in furtherance of our impact investing strategy, we may be unable to generate significant revenue.

We intend to acquire additional businesses and assets that will generate revenue related to our impact investing strategy. There can no assurance that we will be able to do so, or to do so on terms that are acceptable to us, or in a manner that will provide us with the revenue we expect.

Our consideration of sustainability and environmental criteria as the pre-eminent part of our business and investment strategy will limit the types and number of business opportunities available to the Company and may result in the Company engaging in industry sectors that underperform the market as a whole, or forgoing opportunities to invest available capital in businesses that might otherwise be advantageous to acquire or develop. If we are not successful in acquiring or developing desirable businesses or assets which fit within our business strategy or if those businesses do not generate sufficient revenue, our business, financial condition and results of operations could be materially adversely affected.

Our impact investing strategy is new, untested and may not be successful.

Our impact investing strategy is qualitative and subjective by nature, and there is no guarantee that the factors we utilize in making capital and other resource allocation decisions or any judgment exercised by our management or board will reflect the opinions of any particular shareholder, and the investment criteria utilized by the Company may differ from the investment criteria that any particular shareholder considers relevant in evaluating a company’s sustainability or impact investing practices. In making allocation and investment decisions, Company management will be dependent upon information and data obtained through voluntary or third-party reporting, if available, that may be incomplete, inaccurate or present conflicting information and data with respect to a particular opportunity, which in each case could cause the Company to incorrectly assess a potential target’s business practices. In implementing its impact investing strategy, management will seek to exclude businesses deemed to be fundamentally misaligned with the Company’s sustainability principles. In addition, as a result of the Company’s engagement activities, the Company may make an investment in activities or companies that do not currently engage in sustainability or impact investing practices that meet criteria established by the Company in an effort to improve such target’s impact investing practices. Successful application of the Company’s impact investing strategy and management’s engagement efforts will depend on management’s skill in properly identifying and analyzing material sustainability issues, and there can be no assurance that the strategy or techniques employed will be successful.

We have limited experience operating an impact investing strategy and may be subject to increased business and economic risks that could affect our financial results.

We have limited experience operating a business with an impact investing strategy. If we are unable to manage our impact investing operations successfully, our financial results could be adversely affected.

We may be unable to obtain the financing we need to pursue our impact investing strategy and any future financing we receive may be less favorable to us than our current financing arrangements, either of which may adversely affect our ability to expand our operations.

Sustainability-focused businesses we may seek to acquire or develop will require substantial capital investment. Our access to capital on acceptable or favorable terms to us is necessary for the success of our impact investing strategy, particularly in enhancing our portfolio through M&A activities. Our attempts to obtain the necessary future financing may not be successful or result in financing available on favorable terms. Our ability to arrange for financing on a substantially non-recourse or limited recourse basis, and the costs of such financing, are dependent on numerous factors, including general economic conditions, conditions in the global capital and credit markets, investor confidence, the success of our business, the credit quality of the businesses being financed, and the continued existence of tax laws which are conducive to raising capital for these types of activities. If we are not able to obtain financing on a substantially non-recourse or limited recourse basis, we may have to finance our M&A activities using recourse capital such as direct equity investments or the incurrence of additional debt by us. Also, in the absence of favorable financing options, we may decide not to develop or acquire facilities or businesses from third parties. Any of these alternatives could have a material adverse effect on our growth prospects.

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We may also need additional financing to implement our impact investing strategic plan. For example, our cash flow from operations and existing liquidity facilities may not be adequate to finance any acquisitions we may seek to pursue or new technologies we may seek to develop or acquire. Financing for acquisitions or technology development activities may not be available on terms we find acceptable.

Unfavorable legislative changes could affect our financial results.

The environmental assets we are considering purchasing are often subject to environmental regulations, and we expect such regulatory conditions to influence the assumptions we will make regarding the future revenues and expenses associated with such proposed acquisitions. If those regulatory conditions change, our revenues may decrease and our expenses may increase, adversely affecting our financial results.

The reduction or elimination of government incentives could adversely affect our business, financial condition, future results and cash flows.

Our impact investing strategy benefits from those public policies and government incentives that support renewable energy and enhance the economic feasibility of sustainability-based projects in regions where we operate. Such policies and incentives include tax credits, accelerated depreciation tax benefits, renewable portfolio standards, carbon trading mechanisms, rebates, and may include similar or other incentives to end users, distributors, or other participants in the energy or mining industry. Some of these measures have been implemented at the federal level, while others have been implemented by various states within the United States. The availability and continuation of these public policies and government incentives are likely to have a significant effect on the economics and viability of our environmental businesses. Changes to such public policies or any reduction in or elimination or expiration of such government incentives supporting or deregulating the exploration, production and use of fossil fuels may create regulatory uncertainty in the renewable energy industry, which could have a material adverse effect on our business, financial condition, future results, and cash flows.

We may decide not to implement, or may not be successful in implementing, one or more elements of our multi-year strategic plan, and the plan as implemented may not achieve its goal of enhancing shareholder value through the long-term growth of our Company.

We are implementing a multi-year strategic plan to develop an impact investing business engaged in a number of complimentary impact investing businesses in the United States which will permit us to explore synergistic growth opportunities utilizing our core competencies.

There are uncertainties and risks associated with our strategic plan, including with respect to implementation and outcome. We may decide to change, or to not implement, one or more elements of the plan over time or we may not be successful in implementing one or more elements of the plan, in each case for a number of reasons. For example, we may face significant challenges and risks expanding into an impact investing business including:

●	our ability to compete with the large number of other companies pursuing similar business opportunities, many of which already have established businesses in the geographic regions we are targeting and/or have greater financial, strategic, technological or other resources than we have;
●	our ability to obtain financing on terms we consider acceptable, or at all, which we may need, for example, to develop new projects, to obtain desired technology, personnel, or intellectual property, to acquire one or more existing businesses as a platform for our expansion, or to fund internal research and development;
●	our ability to provide services or products that keep pace with rapidly changing technology, customer preferences, equipment costs, increasing raw materials and transportation costs, market conditions and other factors that currently are unknown to us that will impact these markets;
●	our ability to manage the risks and uncertainties associated with our operating the facilities and projects in this line of business, including the variability of revenues and profitability of such projects;
●	our ability to devote the management and other resources required to successfully implement this plan; and
●	our ability to recruit appropriate employees and address labor market challenges in those geographic regions in which we intend to operate.

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Apart from the risks associated with implementing the plan, the plan itself will expose us to other risks and uncertainties once implemented. Expanding our customer base may expose us to customers with different credit profiles than our current customers. Expanding our geographic base will subject us to risks associated with doing business in new regions where we will have to learn the local business and political environment. In addition, expanding into new technologies will expose us to new risks and uncertainties that are unknown to us now in addition to the risks and uncertainties that may be similar to those we now face. The success of the plan, once implemented, will depend, among other things, on our ability to manage these risks effectively. There is no assurance that the plan will enhance shareholder value through long-term growth of the Company to the extent currently anticipated by our management or at all.

We may engage in transactions with businesses or entities affiliated with our executive officers, directors or major shareholders which may raise potential conflicts of interest.

In carrying our impact investing strategy, we may decide to enter into a transaction or acquire a business affiliated with our executive officers, directors or one or more of our major shareholders. We would pursue a transaction with an affiliated entity if we determined that such affiliated entity met our criteria and guidelines for a business combination or other transaction, and such transaction was approved by a majority of our independent and disinterested directors. We may not obtain an opinion from an independent investment banking firm or another independent entity regarding the fairness to the Company from a financial point of view of such a business combination or transaction. In the event of a transaction with an affiliated entity, potential conflicts of interest may exist and, as a result, the terms of the transaction may not be as advantageous to our public shareholders as they would be absent any conflicts of interest.

We may not be able to successfully conclude the transactions or integrate the companies which we may acquire in the future, which could materially and adversely affect our business, financial condition, future results and cash flow.

We intend to carry out our impact investing strategy primarily through acquisitions. Integrating acquisitions is often costly, and we may be unable to successfully integrate our acquired businesses with our existing operations without substantial costs, delays or other adverse operational or financial consequences. Integrating our acquired companies involves a number of risks that could materially and adversely affect our business, including:

●	failure of the acquired companies to achieve the results we expect;
●	inability to retain key personnel of the acquired companies;
●	risks associated with unanticipated events or liabilities; and
●	the difficulty of establishing and maintaining uniform standards, controls, procedures and policies, including accounting controls and procedures.

If any of our acquired companies suffers customer dissatisfaction or performance problems, this could adversely affect our reputation and could materially and adversely affect our business, financial condition, future results and cash flow.

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Concentration of customers, specific projects and regions may expose us to heightened financial exposure.

The success of our impact investing strategy may be heavily dependent on one or a limited number of customers. The financial performance of those businesses depends on the ability of each customer to perform its respective obligations, possibly under a long-term agreement between the parties. Our financial results could be materially and adversely affected if any of our customers fail to fulfill its contractual obligations and we are unable to find other customers in the marketplace to purchase at the same level of profitability. We cannot be assured that such performance failures by our customers will not occur, or that if they do occur, such failures will not adversely affect the cash flows or profitability of our businesses. Moreover, there can be no assurance that we will be able to enter into replacement agreements on favorable terms or at all.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into business combinations that do not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses that fall within our impact investing strategy, it is possible that we may acquire or enter into transactions with a target business which will not meet all of these criteria. If shareholder approval of the transaction is required by applicable law or other requirements, or we decide to obtain shareholder approval for business or other reasons, it may be more difficult for us to attain shareholder approval of those business combinations if the target business does not meet our general criteria and guidelines.

We may make future acquisitions or form partnerships and joint ventures that may involve numerous risks that could impact our financial condition, results of operations and cash flows.

Our impact investing strategy may include expanding our scope of services organically or through selective acquisitions, investments or creating partnerships and joint ventures. We may selectively acquire other businesses, product or service lines, assets or technologies that are complementary to our business. We may be unable to find or consummate future acquisitions at acceptable prices and terms, or we may be unable to integrate existing or future acquisitions effectively and efficiently and may need to divest those acquisitions. We expect to continually evaluate potential acquisition opportunities in the ordinary course of business. Acquisitions involve numerous risks, including among others:

●	our evaluation of the synergies and/or long-term benefits of an acquired business;
●	integration difficulties, including challenges and costs associated with implementing systems, processes and controls to comply with the requirements of a publicly-traded company;
●	diverting management’s attention;
●	litigation arising from acquisition activity;
●	potential increased debt leverage;
●	potential issuance of dilutive equity securities;
●	entering markets in which we have no or limited direct prior experience and where competitors in such markets have stronger market positions;
●	unanticipated costs and exposure to undisclosed or unforeseen liabilities or operating challenges;
●	potential goodwill or other intangible asset impairments;
●	potential loss of key employees and customers of the acquired businesses, product or service lines, assets or technologies;
●	our ability to properly establish and maintain effective internal controls over an acquired company; and
●	increasing demands on our operational and IT systems.

The success of acquisitions of businesses, new technologies and products, or arrangements with third parties is not always predictable and we may not be successful in realizing our objectives as anticipated. Furthermore, any future credit facility entered into in connection with such acquisitions may contain certain financial and operational covenants that limit, or that may have the effect of limiting, among other things, the payment of dividends, acquisitions, capital expenditures, the sale of assets and the incurrence of additional indebtedness.

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We could be exposed to significant liability for violations of hazardous substances laws because of the use or presence of such substances at our facilities or properties.

Our impact investing business operations will be subject to numerous federal, regional, state and local statutory and regulatory standards relating to the generation, handling, transportation, use, storage, treatment and disposal of hazardous substances. If any hazardous substances are found to have been released into the environment at or by one of our facilities or on one of our properties in concentrations that exceed regulatory limits, we could become liable for the investigation and removal of those substances, regardless of their source and time of release. If we fail to comply with these laws, ordinances or regulations (or any change thereto), we could be subject to, among other things, civil or criminal liability, the imposition of liens or fines, the cessation of operations, or substantial expenditures necessary to bring our operations into compliance. Furthermore, under certain federal and states laws, we can be held liable for the cleanup of releases of hazardous substances at any of our current or former facilities or at any other locations where we arranged for disposal of those substances, even if we did not cause the release at that location or if the release complied with applicable law at the time it occurred. Liability under these laws can be joint and several. The cost of any remediation activities in connection with a spill or other release of such substances could be significant and could expose us to significant liability.

Our operations could be adversely impacted by climate change.

Our environmental services operations may be susceptible to losses and interruptions caused by extreme weather conditions such as droughts, hurricanes, floods, wildfires, and water or other natural resource shortages, occurrences of which may increase in frequency and severity as a result of climate change. Climate change may also produce general changes in weather or other environmental conditions, including temperature or precipitation levels. To the extent weather conditions continue to be impacted by climate change, our environmental services operations and facilities may be adversely impacted in a manner that we could not predict which may in turn adversely impact our results of operations. In addition, the potential physical effects of climate change, such as increased frequency and severity of storms, floods, and other climatic events, could disrupt our operations and cause us to incur significant costs to prepare for or respond to these effects.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to carry out our impact investing strategy.

If we are deemed to be an investment company under the Investment Company Act, our activities may be subject to, among other things, restrictions on the nature of our investments and the issuance of securities, each of which may make it difficult for us to carry out our planned impact investing strategy. In addition, we may be subject to additional requirements including: (i) registration as an investment company with the SEC; (ii) adoption of a specific form of corporate structure; and (iii) reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations that we are currently not subject to. Compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to carry out our impact investing strategy.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will include identifying and completing business combination and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor. We do not believe that our principal activities will subject us to registration under the Investment Company Act.

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Risks Related to our Common Stock

Our common stock is illiquid and the price of our common stock may be negatively impacted by any negative operational results and factors unrelated to our operations.

Our common stock is quoted on the OTCQB and trading on the OTCQB is frequently highly volatile, with low trading volume. We have experienced significant fluctuations in the price and trading volume of our common stock, which may be caused by factors relating to our business and operational results and/or factors unrelated to the Company, including general market conditions. An active market for our common stock may never develop, in which case it could be difficult for stockholders to sell their common stock. The market price of our common stock could continue to fluctuate substantially.

Trading of our stock is restricted by the SEC’s “penny stock” regulations and certain FINRA rules, which may limit a stockholder’s ability to buy and sell our common stock.

Our securities are covered by certain “penny stock” rules, which impose additional sales practice requirements on broker-dealers who sell low-priced securities to persons other than established customers and accredited investors. For transactions covered by these rules, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale, among other things. These rules may affect the ability of broker-dealers and holders to sell our common stock and may negatively impact the level of trading activity for our common stock. To the extent our common stock remains subject to the penny stock regulations, such regulations may discourage investor interest in and adversely affect the market liquidity of our common stock.

The Financial Industry Regulatory Authority (FINRA) has adopted rules that require a broker-dealer, when recommending an investment to a customer, to have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit an investor’s ability to buy and sell our common stock and could have an adverse effect on the market for our shares.

If we issue and sell additional shares of our common stock in the future, our existing stockholders will be diluted and our stock price could fall.

Our articles of incorporation authorize the issuance of up to 1,000,000,000 shares of common stock, of which, as of March 28, 2025, 108,616,078 shares were outstanding and 15,494,210 shares were reserved for issuance under our stock incentive plan and other outstanding options or warrants. As a result, we have a large number of shares of common stock that are authorized for issuance that are not outstanding or otherwise reserved, and could be issued at the discretion of our Board of Directors. We expect to seek additional financing in the future in order to fund our operations, and if we issue additional shares of common stock or securities convertible into common stock, our existing stockholders will be diluted. Our Board of Directors may also choose to issue shares of our common stock or securities convertible into or exercisable for our common stock to acquire assets or companies, for compensation to employees, officers, directors, consultants and advisors, to fund capital expenditures and to enter into strategic partnerships. Additionally, shares of common stock could be issued for anti-takeover purposes or to delay or prevent changes in control or management of the Company. Our Board of Directors may determine to issue shares of our common stock on terms that our stockholders do not believe enhance stockholder value, or that may ultimately have an adverse effect on our business or the trading price of our common stock. Further, the issuance of any such shares may cause further dilution to the ownership interest of our current stockholders, reduce the book value per share of our common stock and may contribute to a reduction in the market price for our common stock.

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Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

Certain of our executive officers, directors and stockholders own a significant percentage of our outstanding capital stock. As of March 28, 2025, our executive officers, directors, holders of 5% or more of our capital stock and their respective affiliates beneficially owned approximately 47.1% of our outstanding shares of common stock. Accordingly, our directors, executive officers and certain stockholders have significant influence over our affairs due to their substantial stock ownership coupled with their positions on our management team. For example, these stockholders may be able to control or influence elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. This concentration of ownership may prevent or discourage unsolicited acquisition proposals or offers for our common stock that some of our stockholders may believe is in their best interest.

We are subject to the reporting requirements of federal securities laws, compliance with which involves significant time, expense and expertise.

We are a public reporting company and are subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including the obligations imposed by the Sarbanes-Oxley Act of 2002. The ongoing costs associated with preparing and filing annual, quarterly and current reports, proxy statements and other information with the SEC in the ordinary course, as well as preparing and filing audited financial statements, are significant and may cause unexpected increases in operational expenses. Our present management team is relatively small and may be unable to manage the ongoing costs and compliance effectively. It may be time consuming, difficult and costly for us to hire additional financial reporting, accounting and other finance staff in order to build and retain a management team with adequate expertise and experience in operating a public company.

We have never paid dividends on our capital stock, and we do not anticipate paying any cash dividends in the foreseeable future.

The continued operation and expansion of our business will require substantial funding. We have paid no cash dividends on any of our capital stock to date and we currently intend to retain our available cash to fund the development and growth of our business. Any determination to pay dividends in the future will be at the discretion of our Board of Directors and will depend upon our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our Board of Directors deems relevant. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any return to stockholders will therefore be limited to the appreciation of their stock, which may never occur.

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Item 1B. Unresolved Staff Comments

Not applicable.

Item 1C. Cybersecurity

The Company recognizes the critical importance of cybersecurity in safeguarding sensitive information, maintaining operational resilience, and protecting stakeholders’ interests.

The Company has established a cybersecurity policy (i) designed with a comprehensive framework for identifying, assessing, mitigating, and responding to cybersecurity risks across the organization and (ii) which includes protocols to evaluate, recognize, and address significant risks, including those posed by cybersecurity threats. This strategy encompasses the utilization of standard traffic monitoring tools, educating personnel to identify and report abnormal activities, and partnering with reputable service providers capable of upholding security standards equivalent to or exceeding our own in order to minimize exposure to unnecessary risks across our operations. For cybersecurity, we collaborate with expert consultants and third-party service providers to provide industry-standard strategies aimed at identifying and mitigating potential threats or vulnerabilities within our systems. Additionally, the policy strategy has a comprehensive cyber crisis response plan to manage high severity security incidents, ensuring efficient coordination across the organization.

There have been no cybersecurity incidents which have materially affected us to date, including our business strategy, results of operations or financial condition. However, any future potential risks from cybersecurity threats, including but not limited to exploitation of vulnerabilities, ransomware, denial of service, supply chain attacks, or other similar threats may materially affect us, including our execution of business strategy, reputation, results of operations and/or financial condition. See Item 1A. Risk Factors — “Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.”

The Chief Executive Officer oversees our information security programs, including cybersecurity initiatives and cybersecurity incident response process. The Audit Committee of the Board of Directors oversees cybersecurity risk management activities, supported by Company management, the Board of Directors, and external consultants. We assess and prioritize risks based on potential impact, implement technical controls, and monitor third-party vendors’ security practices.

Item 2. Properties

Our corporate headquarters is a leased office located at 200 Park Avenue, Suite 400, Cleveland, Ohio. The Range Reclamation Entities lease an office in Fola, West Virginia. We believe our current facilities are adequate to support our corporate strategy over the next 12 months.

Item 3. Legal Proceedings

From time to time, we may become involved in litigation that arises in the ordinary course of our business. Neither we nor any of our property is currently subject to any proceedings the adverse outcome of which, individually or in the aggregate, would have a material adverse effect on our financial position or results of operations.

Item 4. Mine Safety Disclosures

The information concerning mine safety violations and other regulatory matters is filed as Exhibit 95 to this Form 10-K pursuant to the requirements of Section 1503(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 104 of Regulation S-K (17 CFR 229.104).

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PART II

Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

Market Information

Our common stock has been quoted through various over-the-counter quotation systems at various times since 2009. Our common stock currently trades on the OTCQB Markets under the symbol “RNGE.”

The following table sets forth the range of reported high and low closing bid quotations for our common stock for the fiscal quarters indicated as reported by OTCQB Markets Group. Common stock price reflects inter-dealer quotations, does not include retail markups, markdowns or commissions and does not necessarily represent actual transactions.

	High	Low

Fiscal Year Ended December 31, 2023
First Quarter ended March 31, 2023	$0.20	$0.15
Second Quarter ended June 30, 2023	0.20	0.15
Third Quarter ended September 30, 2023	0.20	0.10
Fourth Quarter ended December 31, 2023	0.37	0.12

Fiscal Year Ended December 31, 2024
First Quarter ended March 31, 2024	$0.41	$0.37
Second Quarter ended June 30, 2024	0.37	0.36
Third Quarter ended September 30, 2024	0.32	0.26
Fourth Quarter ended December 31, 2024	0.21	0.18

Transfer Agent

The transfer agent and registrar for our common stock is Securities Transfer Corporation, 2901 North Dallas Parkway, Suite 380, Plano, Texas 75093.

Holders of Common Stock

As of March 28, 2025, there were 72 holders of record of our common stock.

Dividends

We have never declared or paid any cash dividends or distributions on our common stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Equity Compensation Plan Information

During the year ended December 31, 2024, we issued options to purchase 250,000 shares of the Company’s common stock under the Range Impact, Inc. 2021 Stock Incentive Plan. Except as listed in the table below, as of December 31, 2024, we do not have any equity-based plans, including individual compensation arrangements, which have not been approved by our stockholders.

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The following table provides information as of December 31, 2024 with respect to our equity compensation plans:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	11,594,210	$0.45	3,900,000
Total	11,594,210	$0.45	3,900,000

Item 6. Selected Financial Data

[Reserved].

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Certain statements contained in this Annual Report are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and are subject to the “safe harbor” created by these sections. Future filings with the SEC, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may also contain forward-looking statements. Because such statements include risks and uncertainties, many of which are beyond our control, actual results may differ materially from those expressed or implied by such forward-looking statements. Some of the factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements can be found under the caption “Risk Factors” in Part I, Item 1A, and elsewhere in this Annual Report. The forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

The following discussion should be read in conjunction with the financial statements and the accompanying notes for the periods ended December 31, 2024 and December 31, 2023 appearing elsewhere in this Annual Report. Our actual results could differ materially from those expressed or implied in any forward-looking statements as a result of various factors, including those set forth under the caption “Risk Factors” in Part I, Item 1A.

Items Affecting Comparability of Financial Results

During the year ended December 31, 2023, the Company purchased Collins Building, as described in Note 2 to the Consolidated Financial Statements. During the year ended December 31, 2024, the Company sold substantially all of the assets of Collins Building to its previous owner in exchange for the cancellation of all remaining debt owed to him, as described in more detail in Note 2.

During the third quarter of 2024, the Company sold its wholly-owned subsidiary Graphium Biosciences, Inc. In accordance with GAAP, assets and liabilities of discontinued operations are presented separately in the Consolidated Balance Sheets, and results of discontinued operations are reported as a separate component of consolidated net loss in the Consolidated Statements of Operations, for all periods presented, resulting in changes to the presentation of certain prior period amounts.

Plan of Operations

We are a public company dedicated to improving the health and wellness of people and the planet through a novel and innovative approach to impact investing. We own and operate several complementary operating businesses focused on developing long-term solutions to environmental, social, and health challenges, with a particular focus on acquiring, reclaiming and repurposing mine sites and other undervalued land in economically disadvantaged communities throughout Appalachia. We take an opportunistic approach to impact investing by leveraging our competitive advantages and looking at solving old problems in new ways. We seek to thoughtfully allocate our capital into strategic opportunities that are expected to make a positive impact on the people-planet ecosystem and generate strong investment returns for our shareholders.

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Critical Accounting Policies

Preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make certain estimates and assumptions which affect amounts reported in our consolidated financial statements. On an ongoing basis, we evaluate the accounting policies and estimates that are used to prepare financial statements. Management has made their best estimates and judgments of certain amounts included in the financial statements, giving due consideration to materiality. We do not believe that there is great likelihood that materially different amounts would be reported under different conditions or using different assumptions related to the accounting policies described below. However, application of these accounting policies involves the exercise of judgment and use of assumptions as to future uncertainties and, as a result, actual results could differ from these estimates.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Business Combinations

Business combinations are accounted for using the purchase method of accounting under ASC 805, “Business Combinations.” This method requires the Company to record assets and liabilities of the businesses acquired at their estimated fair values as of the acquisition date. Any excess of the cost of the acquisition over the fair value of the net assets acquired is recorded as goodwill. Determining the fair value requires management to make estimates and assumptions including discount rates, rates of return on assets, and long-term sales growth rates.

Bargain purchases occur if the acquisition date amounts of the identifiable net assets acquired, excluding goodwill, exceed the sum of (1) the value of consideration transferred, (2) the value of any noncontrolling interest in the acquiree, and (3) the fair value of any previously held equity interest in the acquiree. ASC 805 requires the recognition of a gain for a bargain purchase. The FASB believes that a bargain purchase represents an economic gain, which should be immediately recognized by the acquirer in earnings. When a bargain purchase gain is recognized in a business combination, no goodwill is recognized.

Goodwill

As referenced by ASC 350 “Intangibles- Goodwill and other” (“ASC 350”), management performs its annual test for goodwill at least annually or more frequently, if impairment indicators arise. At December 31, 2024, it was determined that the goodwill was fully impaired and resulted in a charge against earnings in the full amount of $751,421.

Stock-Based Compensation

The Company periodically issues stock options and restricted stock awards to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for such grants issued and vesting based on ASC 718, Compensation-Stock Compensation whereby the value of the award is measured on the date of grant and recognized for employees as compensation expense on the straight-line basis over the vesting period. Recognition of compensation expense for non-employees is in the same period and manner as if the Company had paid cash for the services.

Revenue Recognition

The Company recognizes revenue under ASC 606, “Revenue from Contracts with Customers”. The core principle of the revenue standard is that a company should recognize revenue by analyzing the following five steps; (1) identify the contract with the customer; 2) identify the performance obligations in the contract; 3) determine the transaction price; 4) allocate the transaction price to the performance obligations; and 5) recognize revenue when (or as) each performance obligation is satisfied. The Company primarily invoices customers and recognizes revenue on a periodic basis for equipment and labor hours provided to a customer on a particular job based on an agreed-upon hourly rate sheet or a fixed amount for a project. The Company also invoices customers and recognizes revenue for equipment mobilization fees and materials and supplies required to complete a project. The Company invoices for the sales of chemicals and recognizes revenue when the products are delivered to the customer’s designated site. Costs for equipment, labor and chemicals are generally expensed as incurred since the projects are generally short-term and not subject to a contract. The Company also invoices customers for the provision of environmental security services on an agreed-upon hourly rate for each project.

The Company recognizes revenue from contracts for financial reporting purposes over time. Progress toward completion of the Company’s contracts is measured by the percentage of cost incurred to date compared to estimated total costs for each contract. This method is used because management considers total cost to be the best available measure of progress on contracts. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change significantly within the near term.

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Income Taxes

In accordance with ASC 740, “Income Taxes” (“ASC 740”), we account for income taxes under the asset and liability method, whereby deferred tax assets and liabilities are determined based on temporary differences between the financial reporting and the tax bases of assets and liabilities and are measured using the currently enacted tax rates. Specifically, we measure gross deferred tax assets for deductible temporary differences and carryforwards, such as operating losses and tax credits, using the applicable enacted tax rates and apply the more likely than not measurement criterion. Further, at each interim reporting period, we estimate an effective income tax rate that is expected to be applicable for the full year. Significant judgment is involved regarding the application of income tax laws and regulations and when projecting the jurisdictional mix of income. Additionally, interpretation of tax laws, court decisions or other guidance provided by taxing authorities influences our estimate of the effective

Recent Accounting Pronouncements

Please refer to Footnote 1 of the accompanying financial statements for management’s discussion of recent accounting pronouncements.

Results of Operations

Years Ended December 31, 2024 and December 31, 2023

The following table sets forth our results of operations for the years ended December 31, 2024 and 2023.

	Year Ended December 31, 2024	Year Ended December 31, 2023

Revenues	$9,011,081	$19,346,306
Cost of services	9,895,209	13,111,497
Gross profit/(loss)	(884,128)	6,234,809

Operating Expenses:
General and administrative	2,655,970	4,021,556
Total operating expenses	2,655,970	4,021,556

Income (loss) from operations	(3,540,098)	2,213,253

Other Income/(Expense):
Gain on bargain purchase	-	1,875,150
Other income	63,170	-
Goodwill impairment	(751,421)	-
Fixed asset impairment	(738,913)	-
Loss on sale of fixed assets	(3,677,500)	-
Interest expense	(617,422)	(505,917)
Interest income	7,405	7,458
Total other income (expense)	(5,714,681)	1,376,691

Income (loss) from continuing operations before income tax	(9,254,779)	3,589,944
Income tax expense attributable to continuing operations	(77,368)	-
Income (loss) from continuing operations	(9,332,147)	3,589,944
Loss from discontinued operations	(465,936)	(458,889)
Net income (loss)	$(9,798,083)	$3,131,055

The Company’s revenue during the year ended December 31, 2024 was $9,011,081 compared to $19,346,306 for the year ended December 31, 2023 (a decrease of $10,335,225). During the year ended December 31, 2024, the gross loss was $(884,128) compared to gross profit of $6,234,809 during the year ended December 31, 2023 (a decrease of $7,118,937). The significant reduction in revenue is attributable to a decrease in revenues at Range Natural of $8,230,685 in 2024 compared to 2023 due to reduced mining activity resulting from the failure of the Company’s mining subcontractor that reduced the amount of coal mined and sold during the year and that Range Environmental had a large non-recurring project in 2023 that contributed $2,902,088 in revenue.

During the year ended December 31, 2024, we incurred general and administrative expenses in the aggregate amount of $2,655,970 compared to $4,021,556 incurred during the year ended December 31, 2023 (a decrease of $1,365,586). General and administrative expenses generally include corporate overhead, salaries and other compensation costs, financial and administrative contracted services, consulting costs and travel expenses. The largest decreases related to (i) the general and administrative expenses incurred by our Range Reclaim segment (not including Range Natural) of $1,072,984 during the year ended December 31, 2024, compared to $1,646,627 incurred during the year ended December 31, 2023 (a decrease of $573,643), which was due to the sale of Collins Building property and equipment in 2024 and significantly decreased activity in the Range Reclaim segment during the year ended December 31, 2024; and (ii) the general and administrative expenses recorded for the Corporate segment decreased $621,005 during the year ended December 31, 2024 compared to the year ended December 31, 2023, which was primarily due to a decrease of $321,070 in stock option compensation, a $102,601 decrease in insurance and employee benefit costs, and a decrease of $94,676 in legal and accounting fees.

During the year ended December 31, 2024, we incurred research and development expenses of $465,936 compared to $458,889 incurred during the year ended December 31, 2023 (an increase of $7,047). All of these expenses were incurred by the Company’s (discontinued) Drug Development business segment. The Company’s research and development personnel expenses were $295,300 during the year ended December 31, 2024, compared to $274,912 for the year ended December 31, 2023 (an increase of $20,388). These expenses are presented as discontinued operations.

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During the year ended December 31, 2024, the Company recorded other expense of $(5,714,681), consisting of a loss on sale of assets of $3,677,500 in connection with the disposition of the Collins Building assets, goodwill impairment of $751,421, fixed asset impairment of $738,913 and interest expense of $617,422, offset by other income of $63,170 and interest income of $7,405, compared to other income of $1,376,691 during the year ended December 31, 2023, consisting of a gain on bargain purchase of $1,875,150 and interest income of $7,458, offset by interest expense of $505,917 during the year ended December 31, 2023 (a decrease of $7,091,372). $3,043,799 of the loss on sale of assets in the year ended December 31, 2024 was the same group of assets which recorded a $1,875,150 gain on bargain purchase in year ended December 31, 2023. Based on the overall condition of the resale market for large scale equipment in 2024, the Company incurred larger-than-expected losses on disposal of its equipment. These market conditions also contributed to management’s assessment and impairment of a group of assets that were held for sale as of December 31, 2024. Based on the past two years of accumulated losses, changes in customers and workstreams coupled with issues hiring and retaining qualified operations management and crews at Range Environmental, management’s analysis supports a full impairment of the goodwill that was associated with the 2022 purchase of Range Environmental in the amount of $751,421.

The net loss during the year ended December 31, 2024 was $(9,798,083) compared to net income of $3,131,055 for the year ended December 31, 2023 (a worsening of $12,929,138). The decline in year over year net income is primarily due to the year over year decrease in gross profit of $7,118,937 which was primarily derived from losses incurred in the operations of the Range Reclaim segment coupled with the loss on sale of assets, goodwill impairment, and fixed asset impairment (combined $5,167,834).

Liquidity and Capital Resources

As of December 31, 2024, we had an accumulated deficit of $56,879,882.

As of December 31, 2024, we had total current assets of $4,293,046, primarily comprised of cash of $167,286, accounts receivable of $3,209,070, and equipment held for sale of $733,613. As of December 31, 2024, we had total current liabilities of $3,543,609, primarily consisting of the current portion of long-term debt in the amount of $789,719, accounts payable and accrued expenses of $753,890, and lines of credit of $2,000,000. As a result, on December 31, 2024, the Company had working capital of $749,437. At December 31, 2023, the Company had working capital of $753,756.

As of December 31, 2024, the Company had long-term assets of $1,899,669, comprised of net equipment assets. As of December 31, 2024, the Company had long-term liabilities of $1,814,701, comprised of long-term debt, net of current portion.

Sources of Capital

Based on the Company’s current corporate strategy, its net operating losses for the 12 months following December 31, 2024 are expected to be approximately $500,000, which is comprised of general operating expenses partially offset by revenue generated by the Range Reclaim and Range Security business segments. Based on the Company’s cash balance of $167,286, and its estimated net operating losses of approximately $500,000 for the 12-month period ending December 31, 2025, the Company estimates that it may not have sufficient funds to operate its business over the next 12 months. The Company is actively managing its working capital to generate additional cash flow and is actively seeking additional financing to fund its currently estimated level of operations.

Our estimated total expenditures for the 12-month period ending December 31, 2025 could increase if we encounter unanticipated lower revenues and higher expenses in connection with operating our business as presently planned. In addition, our estimates of the amount of cash necessary to fund our business may prove to be too low, and we could spend our available financial resources much faster than we currently expect. If we cannot raise the capital necessary to continue to develop our business, we will be forced to delay, scale back or eliminate some or all of our proposed operations. If any of these were to occur, there is a substantial risk that our business would fail.

Since inception, we have primarily funded our operations through equity and debt financings. Until such time as our operating businesses are consistently cash flow positive, we expect to continue funding our operations, at least in part, through equity and debt financings. However, sources of additional funds may not be available when needed, on acceptable terms, or at all. If we issue equity or convertible debt securities to raise additional funds or to fund, in whole or in part, acquisitions in furtherance of our business strategy, our existing stockholders may experience substantial dilution, and the new equity or debt securities may have rights, preferences and privileges senior to those of our existing stockholders. If we incur additional debt, it may increase our leverage relative to our earnings or to our equity capitalization, requiring us to pay additional interest expenses. Obtaining commercial loans, assuming those loans would be available, would increase our liabilities and future cash commitments. Moreover, regardless of the manner in which we seek to raise capital, we may incur substantial costs in those pursuits, including investment banking fees, legal fees, accounting fees, and other related costs.

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Net Cash Provided By (Used in) Operating Activities

For the year ended December 31, 2024, net cash used in operating activities was $1,591,426 compared to net cash provided by operating activities of $438,637 for the year ended December 31, 2023 (a decrease of $2,030,063). This decline was primarily attributable to (i) our net loss of $9,798,083 for the year ended December 31, 2024 compared to a net profit of $3,131,055 for the year ended December 31, 2023, (ii) a decrease in accounts receivable (including unbilled receivables) of $3,976,341, (iii) an increase in the cash adjustment for asset disposals of $3,677,400, (iv) an increase in the cash adjustment for goodwill impairment of $751,421, (v) an increase in the cash adjustment for equipment impairment of $738,913, and (vi) depreciation expense of $1,868,997 offset by a decrease in accounts payable of $3,157,453. Net cash provided by operating activities during the year ended December 31, 2023, consisted primarily of a net profit of $3,131,055, an increase in accounts payable of $3,480,206 and depreciation of $1,781,573 offset by an increase in accounts receivable of $6,204,026 and stock-based compensation of $386,530.

Net Cash Used in Investing Activities

For the year ended December 31, 2024, net cash provided by investing activities was $430,100, which consisted of $270,000 received from sale of equipment, $160,000 in insurance policy proceeds from a casualty loss, and $100 received from the sale of the Graphium subsidiary. For the year ended December 31, 2023, net cash used in investing activities was $7,162,811, which consisted primarily of $4,035,250 of long-term debt issued and $1,000,000 paid for the Collins Building acquisition, $1,118,664 for equipment purchased primarily by the Range Reclaim segment, and $1,008,897 for land purchases by the Range Land segment.

Net Cash Provided By Financing Activities

For the year ended December 31, 2024, net cash used in financing activities was $848,188 compared to net cash provided by financing activities of $8,458,605 for the year ended December 31, 2023. Net cash used in financing activities for the year ended December 31, 2024 consisted of $1,848,188 of long-term equipment debt and bank credit line pay-downs offset by $1,000,000 received from the issuance of common stock. Net cash provided by financing activities for the year ended December 31, 2023 consisted of $3,110,000 received from the issuance of common stock and warrants, proceeds of $4,035,250 from long-term debt issued for the Collins Building acquisition and proceeds of $2,400,000 from lines of credit, offset by the repayment of long-term debt of $1,650,659.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that would be material to stockholders.

Item 7A. Quantitative and Qualitative Disclosures About Market Risk

Not applicable.

Item 8. Financial Statements and Supplementary Data

The financial statements required by this item are set forth at the end of this Annual Report beginning on page F-1 and are incorporated herein by reference.

Item 9. Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

None.

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Item 9A. Controls and Procedures

Evaluation of Disclosure Controls and Procedures

We have established disclosure controls and procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act, is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that information relating to the Company is accumulated and communicated to management, including our principal officers, as appropriate to allow timely decisions regarding required disclosure. Our Chief Executive Officer and Chief Financial Officer have evaluated the effectiveness of our disclosure controls and procedures as of December 31, 2024 and have concluded that our disclosure controls and procedures were effective as of December 31, 2024.

Management’s Annual Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as defined in Exchange Act Rule 13a-15. Internal control over financial reporting is defined in Rule 13a-15(f) and 15(d)-15(f) under the Exchange Act as a process designed to provide reasonable assurance to the Company’s management and Board of Directors regarding the preparation and fair presentation of published financial statements. Management conducted an assessment of the Company’s internal control over financial reporting as of December 31, 2023 based on the framework and criteria established by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control-Integrated Framework (COSO). Based on the assessment, management concluded that, as of December 31, 2024, the Company’s internal controls over financial reporting were effective.

Changes in Internal Control over Financial Reporting

There are no changes in our internal control over financial reporting during the year ended December 31, 2024, that have materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Item 9B. Other Information

None.

Item 9C. Disclosure Regarding Foreign Jurisdictions that Prevent Inspections

Not applicable.

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PART III

Item 10. Directors, Executive Officers and Corporate Governance

Set forth below is certain information regarding our current directors and executive officers:

Name	Position	Age	Director/Executive Officer Since
Edward Feighan (2)(3)	Chairman of the Board of Directors	77	November 2018
Richard Celeste (1)(2)(3)	Director	87	January 2019
Michael Cavanaugh	Director and Chief Executive Officer	50	November 2018 / May 2019
Patricia Missal	Chief Financial Officer	55	April 2024

(1) Member of Audit Committee

(2) Member of Compensation Committee

(3) Member of Nomination and Corporate Governance Committee

Business Experience

The following is a brief account of the education and business experience of our current directors and executive officers:

Edward Feighan, Chairman, is currently the Chairman and CEO of Covius LLC, a privately-held firm providing a range of services to the mortgage securitization industry. Mr. Feighan has been an owner and Director of Continental Heritage Insurance Company, an early leader in the cannabis insurance market which provides surety bonds and other insurance solutions to the emerging cannabis markets, for more than twenty years. Previously, Mr. Feighan served as Chairman and CEO of ProCentury Insurance Corporation (NASDAQ: PROS) from its IPO in 2004 until the sale of the company to another public insurance group in 2008. In 1996, Mr. Feighan was the founding CEO of Century Business Services (NYSE: CBZ). Mr. Feighan held elective office in Cleveland, Ohio for twenty consecutive years from 1973 to 1993. After being elected to three terms in the Ohio House of Representatives from 1973 to 1979, Mr. Feighan served a four-year term as a Cuyahoga County Commissioner in the State of Ohio. Subsequently, Mr. Feighan served five terms as a Member of the United States House of Representatives from 1983 to 1993. During those ten years, Mr. Feighan served on the U.S. House Judiciary Committee and Foreign Affairs Committee. Mr. Feighan earned his law degree from Cleveland State University in 1978. The Board believes Mr. Feighan’s extensive operational and executive experience with growth companies pursuing business combination transactions, as well as his fundraising and regulatory insight and public service experience, provides the Company a critical voice and perspective as the Company continues to develop its business and grow its operations.

Richard Celeste, Director, is a consultant and Founding Chair and Member of the Board of the US Olympic Museum (Colorado Springs, CO).,. In addition, Mr. Celeste serves on the Boards of Battelle for Kids (Columbus, OH), Global Communities (Silver Springs, MD), Organic India USA (Boulder, CO), and Fabindia Ltd. (India). Mr. Celeste served as the Director of the Peace Corps from 1979-1981, as Governor of Ohio from 1983 to 1991, and as the United States Ambassador to India from 1997 to 2001. Mr. Celeste also served as the President of Colorado College from 2002-2011. The Board believes Mr. Celeste’s fundraising and regulatory insight and public service experience provides the Company a critical voice and perspective as the Company continues to develop its business and grow its operations.

Michael Cavanaugh, Chief Executive Officer and Director, is currently the Chief Investment Officer of Tower 1 Partnership, LLC, an investment firm focused on private and public investments in a variety of industries, Managing Partner and Co-Founder of Atlas Resolution Partners LLC, an advisory firm focused on resolving complex private capital fund issues, and manager of several affiliated investment partnerships. In 2018, Mr. Cavanaugh was Managing Director and Chief Financial Officer of Kaulig Companies, a single-member family office with interests in private equity, real estate and wealth management. From 2016 to 2018, Mr. Cavanaugh was Managing Director of Conway MacKenzie, a national turnaround consulting firm, where he established and managed the firm’s Cleveland, Ohio office and provided interim management and restructuring services to distressed and underperforming businesses. From 2006 to 2009 and 2011 to 2015, Mr. Cavanaugh was an executive with Resilience Capital Partners, a private equity firm focused on special situation control equity investments, where he served in several capacities, including as a Partner and member of the firm’s Investment Committee and as an officer and director of numerous portfolio companies. Mr. Cavanaugh received a B.A. from Columbia University in 1996, an M.B.A. from the University of Michigan Business School in 2003, and a J.D. from the University of Michigan Law School in 2003. The Board believes Mr. Cavanaugh’s extensive executive management experience and financial, legal and capital raising expertise is valuable to the Company as it continues to develop its business and grow its operations.

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Patricia Missal, Chief Financial Officer, joined the Company in January 2023 as Controller. She has previously served as Chief Financial Officer of Lux Global Label Company, Thirty-One Gifts, LLC, and Aero Communications, Inc. Ms. Missal earned her MBA from Cleveland State University and her undergraduate degree in Accountancy from Ashland University. She is a member of the AICPA and the Ohio Society of CPAs.

Term of Office

In accordance with our Bylaws, our directors are elected at each annual meeting of stockholders and serve until the next annual meeting of stockholders or until their successor has been duly elected and qualified, or until their earlier death, resignation or removal.

Director Independence

Pursuant to its charter, the Nomination and Corporate Governance Committee reviews the independence of each director annually and makes recommendations to the Board based on its findings. During these reviews, the Nomination and Corporate Governance Committee is to consider transactions and relationships between each director (and his or her immediate family and affiliates) and the Company and our management in order to determine whether any such transactions or relationships are inconsistent with a determination that the director was independent under the independence standards established by the Board from time to time and under the applicable rules of any applicable stock exchange, except to the extent permitted by such rules. While the Nomination and Corporate Governance Committee did not conduct its annual review of director independence in 2024, the Board has determined that all of our directors are independent other than Mr. Cavanaugh, our Chief Executive Officer. Accordingly, our Board of Directors is comprised of a majority of independent directors.

Board and Committee Meetings

The Board of Directors held six meetings during the year ended December 31, 2024. The directors also, on occasion, communicate informally to discuss the affairs of the Company and, when appropriate, take formal action by written consent of all of the directors, in accordance with our Certificate of Incorporation, Bylaws and Nevada law. Our Board has three standing committees: the Audit Committee, the Compensation Committee and the Nomination and Corporate Governance Committee. Members of such committees met formally and informally from time to time throughout the year ended December 31, 2024 on committee matters, with the Audit Committee holding four meetings, the Compensation Committee holding one meeting, and the Nomination and Corporate Governance Committee holding no meetings. Each director attended, in person or by telephone, 100% of the meetings of the Board and any committee of which he or she was a member.

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Attendance at Annual Meeting

Although the Company does not have a policy with respect to attendance by members of the Board of Directors at its annual meeting of stockholders, all directors are encouraged to attend.

Committees

General. The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee, and a Nomination and Corporate Governance Committee.

Audit Committee. Mr. Celeste is currently the sole member of our Audit Committee. Our Board has determined that Mr. Celeste is independent within the meaning of applicable SEC rules and qualifies as an audit committee financial expert, as such term is defined in Item 407(d)(5)(ii) of SEC Regulation S-K. The Audit Committee has oversight responsibilities for, among other things: the preparation of our financial statements; oversight of our financial reporting and disclosure processes; the administration, maintenance and review of our system of internal controls regarding accounting compliance; the appointment of our independent registered public accounting firm and review of its qualifications and independence; the review of reports, written statements and letters from our independent registered public accounting firm; and our compliance with legal and regulatory requirements in connection with the foregoing.

Compensation Committee. The Compensation Committee currently consists of Messrs. Feighan and Celeste, with Mr. Feighan serving as Chairman. Our Board has determined that Messrs. Feighan and Celeste meet the definition of a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, the requirements of Section 162(m) of the Internal Revenue Code for “outside directors.” The duties of our Compensation Committee include, without limitation: reviewing, approving and administering our compensation programs and arrangements to ensure that they are effective in attracting and retaining key employees and reinforcing business strategies and objectives; determining the objectives of our executive officer compensation programs and the specific objectives relating to CEO compensation, including evaluating the performance of the CEO in light of those objectives; approving the compensation of our other executive officers and our directors; review and recommend for approval by the Board the frequency with which the Company should submit to the stockholders an advisory vote on the compensation of the Company’s named executive officers, taking into account any prior stockholder advisory vote on the frequency with which the Company shall hold a stockholder advisory vote on compensation of the Company’s named executive officers; and administering our as-in-effect incentive-compensation and equity-based plans. In making its compensation decisions and recommendations (other than with respect to the compensation of our Chief Executive Officer), the Compensation Committee takes into account the recommendation of our Chief Executive Officer. Other than giving his recommendation, our Chief Executive Officer does not participate in the Compensation Committee’s decisions regarding his own compensation.

Nomination and Corporate Governance Committee. The Nomination and Corporate Governance Committee of our Board of Directors currently consists of Messrs. Feighan and Celeste, with Mr. Feighan serving as Chairman. The responsibilities of the Nomination and Corporate Governance Committee include, without limitation: assisting in the identification of nominees for election to our Board of Directors, consistent with approved qualifications and criteria; determining the composition of the Board of Directors and its committees; recommending to the Board of Directors the director nominees for the annual meeting of stockholders; establishing and monitoring a process of assessing the effectiveness of the Board of Directors; developing and overseeing a set of corporate governance guidelines and procedures; and overseeing the evaluation of our directors and executive officers. In considering potential new directors, the Committee may review individuals from various disciplines and backgrounds. Among the qualifications to be considered in the selection of candidates are broad experience in business, finance or administration; familiarity with the Company’s industry; and prominence and reputation. Our Board of Directors does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Our Board of Directors does not have a policy with regard to the consideration of diversity in identifying director candidates, but our Board of Directors believes that the backgrounds and qualifications of its directors, considered as a whole, should provide a composite mix of experience, knowledge, and abilities that will allow our Board of Directors to fulfill its responsibilities. The Board does not currently use an independent search firm in identifying candidates for service on the Board.

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Board Leadership Structure

Mr. Feighan serves as Chairman of the Board, a position he has held since November 2018. The Company has determined its current structure to be most effective as the Chairman serves as a liaison between its directors and management and helps to maintain communication and discussion among the Board and management, while allowing the CEO to focus on the execution of business strategy, growth and development. The Chairman serves in a presiding capacity at Board meetings and has such other duties as are determined by the Board from time to time.

The Board’s Role in Risk Oversight

Our Board oversees the Company’s risk management efforts by reviewing information provided by management in order to oversee risk identification, risk management, and risk mitigation strategies. Our Board committees assist the Board in overseeing our material risks by focusing on risks related to the particular area of concentration of that committee. For example, our Compensation Committee oversees risks related to our executive compensation plans and arrangements, our Audit Committee oversees the financial reporting, internal control and related-party transaction risks, and our Nomination and Corporate Governance Committee oversees risks associated with the business conduct of the Company. Each committee reports its discussions of the applicable relevant risks at such Board meetings as appropriate. The full Board of Directors incorporates the insight provided by these reports into its overall risk management analysis.

Communications with Directors

Stockholders may communicate their concerns directly to the entire Board of Directors or specifically to non-management directors. Such communication can be confidential or anonymous, if so designated, and may be submitted in writing to the following address:

Board of Directors

Range Impact, Inc.

c/o Michael Cavanaugh

200 Park Avenue, Suite 400

Cleveland, Ohio 44122

All communications received as described above will be opened by our Secretary for the sole purpose of determining whether the contents constitute a communication to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the director or directors to whom it is addressed. In the case of communications to our Board of Directors or to any group of directors, our Secretary will make sufficient copies of the contents to send to each addressee.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2024, none of our executive officers or directors was a member of the board of directors of any other company where the relationship would be construed to constitute an interlocking relationship (as described in Item 407(e)(iii) of SEC Regulation S-K).

Code of Business Conduct and Ethics/Insider Trading Policy

The Company’s Code of Business Conduct and Ethics applies to all of its employees, including its Chief Executive Officer and its Chief Financial Officer. The Code of Business Conduct and Ethics and all Committee charters are posted on the Company’s website at https://rangeimpact.com/investors/. In addition, the Company has adopted a Policy on Insider Trading and Confidentiality that applies to all officers, directors, employees, contractors and consultants to the Company and its subsidiaries, prohibiting any of them, or members of their immediate family or household, from, among other things, engaging in transactions in transactions involving a purchase or sale of the Company’s securities while in possession of Material Nonpublic Information (as defined in such Policy) until the public disclosure of such Material Nonpublic Information or at such time as such nonpublic information is no longer material.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities (the “Reporting Persons”) to file with the SEC reports on Forms 3, 4 and 5 concerning their ownership of and transactions in our common stock and other equity securities.

Based solely on a review of SEC filings and other procedures performed as deemed necessary, we believe that all Reporting Persons complied with these requirements during the year ended December 31, 2024.

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Item 11. Executive Compensation

The following table summarizes all compensation recorded by us during the years ended December 31, 2024 and December 31, 2023, for (i) our current principal executive officer and principal financial officer, and (ii) our next most highly compensated executive officer other than our principal executive officer and principal financial officer serving as an executive officer at the end of our 2024 fiscal year and whose total compensation exceeded $100,000 during the year ended December 31, 2024.

Summary Compensation Table

Name	Period Ending	Salary ($)	Option Awards (non-cash) (1)	Total ($)

Michael Cavanaugh, Chief Executive Officer (principal executive officer) (2)	Year Ended 12/31/24	236,000	-	236,000
	Year Ended 12/31/23	236,000	211,800	447,800

Patricia Missal, Chief Financial Officer (principal financial officer) (3)	Year Ended 12/31/24	267,750	95,000	362,750
	Year Ended 12/31/23	156,750	-	156,750

Richard McKilligan, Former Chief Financial Officer (former principal financial officer) (4)	Year Ended 12/31/24	45,000	-	45,000
	Year Ended 12/31/23	180,000	-	180,000

Dr. Brandon Zipp, Former Chief Science Officer (5)	Year Ended 12/31/24	45,000	-	45,000
	Year Ended 12/31/23	180,000	-	180,000

(1) The method used and the assumptions made to calculate the fair value of option awards included in this table are described in Footnote 6 of the financial statements and the accompanying notes for the years ended December 31, 2024 and December 31, 2023 appearing elsewhere in this Annual Report.

(2) Based on the fair value of an option to purchase 1,000,000 shares of common stock with an exercise price of $0.212 per share, granted in December 2023.

(3) Ms. Missal was appointed to the CFO role on April 25, 2024. Previously she served as Controller. The value of the option award is based on the fair value of an option to purchase 250,000 shares of common stock with an exercise price of $0.38 per share, granted in April 2024.

(4) Mr. McKilligan moved to serve as CFO of Graphium Biosciences effective April 25, 2024 and remained with that entity until it was spun off in September 2024.

(5) Dr. Zipp moved to serve as Chief Science Officer of Graphium Biosciences effective April 25, 2024 and remained with that entity until it was spun off in September 2024.

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Outstanding Equity Awards at December 31, 2024

	Option Awards
		Number of securities underlying unexercised option		Option Exercise	Option Expiration
	Grant Date	Exercisable	Unexercisable	Price ($)	Date
Michael Cavanaugh (1)	5/8/2019	500,000	-	0.35	5/8/2029
	6/27/2019	250,000	-	0.30	6/27/2029
	12/10/2021	350,000	-	0.277	12/10/2031
	11/30/2022	750,000		0.18	11/30/2032
	12/21/2023	1,000,000		0.212	12/21/2033

Patricia Missal (2)	4/25/2024	125,000	125,000	0.38	4/25/2034

Richard McKilligan (3)	7/18/2016	370,234	-	0.50	7/18/2026
	6/27/2019	250,000	-	0.30	6/27/2029
	12/10/2021	150,000	-	0.277	12/10/2031
	11/30/2022	250,000		0.18	11/30/2032

Brandon Zipp (4)	7/18/2016	370,234	-	0.50	7/18/2026
	5/8/2019	500,000	-	0.35	5/8/2029
	12/10/2021	150,000	-	0.277	12/10/2031
	11/30/2022	250,000		0.18	11/30/2032

(1)

Granted under the Company’s Equity Incentive Plan, the awards consist of (i) an option to purchase 500,000 shares of common stock, 250,000 of which became fully exercisable in May 2020 and 250,000 of which became fully exercisable in May 2021, (ii) an option to purchase 250,000 shares of common stock, 125,000 of which became fully exercisable in June 2020 and 125,000 of which became fully exercisable in June 2021, (iii) an option to purchase 350,000 shares of common stock, all of which became fully exercisable in December 2021, (iv) an option to purchase 750,000 shares of common stock all of which became fully exercisable in November 2022, and (v) an option to purchase 1,000,000 shares of common stock all of which became fully exercisable in December 2023.

(2)	Granted under the Company’s Equity Incentive Plan, the award consists of an option to purchase 250,000 shares of common stock, half which became fully exercisable in April 2024.

(3)	Granted under the Company’s Equity Incentive Plan, the awards consist of (i) an option to purchase 370,234 shares of common stock, all of which became fully exercisable in July 2018, (ii) an option to purchase 250,000 shares of common stock, 125,000 of which became fully exercisable in June 2020 and 125,000 of which became fully exercisable in June 2021, (iii) an option to purchase 150,000 shares of common stock, all of which became fully exercisable in December 2021, and (iv) an option to purchase 250,000 shares of common stock, all of which became fully exercisable in November 2022.

(4)	Granted under the Company’s Equity Incentive Plan, the awards consist of (i) an option to purchase 370,234 shares of common stock, all of which were became fully exercisable in July 2018, (ii) an option to purchase 500,000 shares of common stock, 250,000 of which became fully exercisable in May 2020, and 250,000 of which became fully exercisable in May 2021, (iii) an option to purchase 150,000 shares of common stock, all of which became fully exercisable in December 2021, and (iv) an option to purchase 250,000 shares of common stock, all of which became fully exercisable in November 2022.

Compensation of Directors

Directors receive a combination of cash and equity awards as compensation for their service. There are no additional fees paid for meetings attended although our directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Directors and committees.

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Director Compensation Table

The following table shows compensation paid to our non-employee directors during the year ended December 31, 2024:

Name	Fees earned or paid in cash	Option awards (non-cash)(1)	All other compensation	Total

Richard Celeste (1)	$36,000	$-	$-	$36,000

Edward Feighan (1)	$136,000	$-	-	$136,000

(1)	As of December 31, 2024, the aggregate number of stock and option awards held by each of our non-employee directors was as follows: (i) Mr. Celeste held an option award to purchase 500,000 shares of our common stock with an exercise price of $0.35 per share, an option to purchase 250,000 shares of our common stock with an exercise price of $0.277 per share, an option to purchase 250,000 shares of our common stock with an exercise price of $0.18 per share, and an option to purchase 250,000 shares of our common stock with an exercise price of $0.18 per share, all of which are fully vested, and (ii) Mr. Feighan held an option award to purchase 500,000 shares of our common stock with an exercise price of $0.35 per share, an option to purchase 250,000 shares of our common stock with an exercise price of $0.30 per share, and an option to purchase 250,000 shares of our common stock with an exercise price of $0.277 per share, an option to purchase 250,000 shares of our common stock with an exercise price of $0.18 per share, and an option to purchase 250,000 shares of our common stock with an exercise price of $0.212 per share, all of which are fully vested. The method used and the assumptions made to calculate the fair value of the options are described in Footnote 6 of the financial statements and the accompanying notes for the years ended December 31, 2024 and December 31, 2023 appearing elsewhere in this Annual Report.

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth certain information regarding the beneficial ownership of our common stock by (i) each person who, to our knowledge, beneficially owns more than 5% of our common stock, (ii) each of our directors and named executive officers, and (iii) all of our current executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, the address of each person named in the table is: c/o Range Impact, Inc., 200 Park Avenue, Suite 400, Cleveland, Ohio 44122. Shares of our common stock subject to options, warrants or other rights currently exercisable or exercisable within 60 days after December 31, 2024, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants, convertible notes or other rights, but are not deemed outstanding for computing the beneficial ownership percentage of any other person.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned (1)
Directors and Named Executive Officers:
Edward Feighan (2)	5,250,917	4.8
Michael Cavanaugh (3)	4,729,791	4.4
Richard Celeste (4)	1,250,000	1.2
Patricia Missal (5)	125,000	0.1

All Directors and Executive Officers as a Group (4 persons)	11,355,708	10.6
Joseph E. LoConti (6)	24,189,456	22.3
Indemnity National Insurance Company (7)	21,333,333	19.6

(1)	Based on 108,616,078 shares of our common stock issued and outstanding as of March 30, 2025. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(2)	Includes (i) 3,065,689 shares of the Company’s common stock held directly by Mr. Feighan, (ii) currently exercisable options to purchase 1,500,000 shares of common stock, and (iii) 685,228 shares of the Company’s common stock held by The Feighan Family Fund, LLC (the “Feighan Fund”), an entity beneficially owned by Mr. Feighan.

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(3)	Consists of (i) 1,879,791 shares of common stock and (ii) currently exercisable options to purchase 2,850,000 shares of common stock.

(4)	Represents currently exercisable options to purchase 1,250,000 shares of common stock.

(5)	Consists of currently exercisable options to purchase 125,000 shares of common stock.

(6)	This information is based solely on the Form 4 filed on Mr. LoConti on January 23, 2025. Mr. LoConti’s address is 200 Park Avenue, Suite 400, Orange Village, Ohio 44122.

(7)	This information is based solely on the Schedule 13G filed by Indemnity National Insurance Company on November 7, 2023. Indemnity National Insurance Company’s address is 238 Bedford Way, Franklin, Tennessee 37064.

Item 13. Certain Relationships and Related Transactions, and Director Independence

Transactions with Related Persons

During the year ended December 31, 2024, the Company sold all of its common stock of Graphium Biosciences to a newly-formed entity, Placer Biosciences, Inc. (“Placer”), owned by two former officers of the Company, in exchange for a warrant to purchase 1,000 shares of Placer’s common stock (then representing 25% of the outstanding shares of Placer) at $0.01 per share and cash proceeds of $100. The warrant to purchase Placer’s shares expires September 30, 2034.

On January 21, 2025, the Company entered into a securities purchase agreement with Tower IV, LLC, an Ohio limited liability company (“Tower IV”), providing for the issuance and sale by the Company to Tower IV of an aggregate of 3,333,333 shares of the Company’s common stock (the “Shares”) at a price of $0.15 per share. The aggregate gross proceeds from the sale of the Shares are approximately $500,000. Mr. Joseph E. LoConti is the beneficial owner of Tower IV.

During the year ended December 31, 2023, and through the filing of this Annual Report, except for the Graphium sale and investment by Tower IV, LLC listed above, there have been no transactions, and there are no currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any related person had or will have a direct or indirect material interest.

Director Independence

Our Board of Directors has determined that Messrs. Feighan and Celeste would qualify as “independent” as that term is defined by Nasdaq Listing Rule 5605(a)(2). Mr. Cavanaugh would not qualify as “independent” because he currently serves as our Chief Executive Officer.

Item 14. Principal Accounting Fees and Services

Independent Registered Public Accounting Firm’s Fee Summary

The following table provides information regarding the fees billed to us by Meaden & Moore, Ltd., our independent registered public accounting firms, for services rendered in the years ended December 31, 2024 and 2023. All   fees described below were approved by our Board of Directors:

	For the year ended December 31, 2024	For the year ended December 31, 2023
Audit Fees	$124,935	$183,350
Tax Fees	33,000	32,800
All Other Fees	41,685	-
Total Fees	$199,620	$216,150

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Audit Fees. The fees identified under this caption were for professional services rendered by Meaden & Moore, Ltd. for the audit of our annual financial statements. The fees identified under this caption also include fees for professional services rendered by Meaden & Moore, Ltd. for the review of the financial statements included in our quarterly reports on Forms 10-Q. In addition, the amounts include fees for services that are normally provided by the auditor in connection with regulatory filings and engagements for the years identified.

Tax Fees. Tax fees consist principally of assistance related to tax compliance and reporting.

All Other Fees. These fees consist primarily of accounting consultation fees related to potential collaborative agreements. We incurred no such fees during the year ended December 31, 2023.

Pre-Approval Policies and Procedures

Our Audit Committee’s charter requires our Audit Committee to pre-approve all audit and permissible non-audit services to be performed for the Company by our independent registered public accounting firm, giving effect to the “de minimis” exception for ratification of certain non-audit services allowed by the applicable rules of the SEC, in order to assure that the provision of such services does not impair the auditor’s independence. Since the establishment of our Audit Committee on August 24, 2012, the Audit Committee approved in advance all services provided by our independent registered public accounting firm. All engagements of our independent registered public accounting firm for 2012 entered into prior to the establishment of the Audit Committee were pre-approved by the Board of Directors.

39

PART IV

Item 15. Exhibits, Financial Statement Schedules

(a)	(1)	The financial statements filed as a part of this Annual Report are as follows:

(2)	Schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

(3)	The exhibits filed with this Annual Report are set forth in the Exhibit Index included at the end of this Annual Report, which is incorporated herein by reference.

Item 16. Form 10-K Summary

None.

40

Signatures

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RANGE IMPACT, INC.

Date: March 28, 2025	By:	/s/ Michael Cavanaugh
Michael Cavanaugh
Chief Executive Officer
(Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Cavanaugh as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this report and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report is signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Michael Cavanaugh	Chief Executive Officer and Director	March 28, 2025
Michael Cavanaugh	(Principal Executive Officer)

/s/ Edward Feighan	Director	March 28, 2025
Edward Feighan

/s/ Richard Celeste	Director	March 28, 2025
Richard Celeste

41

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated September 14, 2011, by and between Stevia First Corp. and Legend Mining Inc. (Incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the SEC on October 14, 2011.)
3.1.1	Articles of Incorporation of Stevia First Corp. (Incorporated by reference to Exhibit 3.1 to the registrant’s Registration Statement on Form S-1 filed with the SEC on August 6, 2008 (File No. 333-152830).)
3.1.2	Certificate of Amendment of Articles of Incorporation of Vitality Biopharma, Inc. (Incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the SEC on July 19, 2016.)
3.1.3	Articles of Merger, effective October 10, 2011 (Incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the SEC on October 14, 2011.)
3.1.4	Certificate of Change, effective October 10, 2011 (Incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed with the SEC on October 14, 2011.)
3.1.5	Articles of Merger, dated as of September 30, 2021, (Incorporated by reference to Exhibit 2.1.1 to the registrant’s Current Report on Form 8-K filed with the SEC on October 12, 2021.)
3.2.1.	Bylaws of Stevia First Corp. (Incorporated by reference to Exhibit 3.2 to the registrant’s Registration Statement on Form S-1 filed with the SEC on August 6, 2008 (File No. 333-152830).)
3.2.2	Certificate of Amendment of Bylaws of Stevia First Corp. (Incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the SEC on February 7, 2012.)
3.2.3.	Bylaws of Malachite Innovations, Inc., effective as of November 10, 2021 (Incorporated by reference to Exhibit 3.2.3 to the registrant’s Quarterly Report on Form 10-Q filed with the SEC on November 15, 2021.)
10.10	Form of Common Stock Purchase Warrant (Incorporated by reference to Exhibit 10.10 to the registrant’s Registration Statement on Form S-1 filed with the SEC on August 31, 2021 (File No. 333-259010).
10.11#	Vitality Biopharma, Inc. 2021 Stock Incentive Plan (Incorporated by reference to Exhibit 99.1 to the registrant’s Registration Statement on Form S-8 filed with the SEC on September 3, 2021.)
10.12*	Second Amended and Restated Revolving Promissory Note, dated as of December 20, 2024, made by the Company, in favor of Independence Bank in the amount of $1,000,000
10.13*	Second Amended and Restated Revolving Promissory Note, dated as December 20, 2024, made by Range Environmental Resources, Inc. and Range Natural Resources, Inc., in favor of Independence Bank in the amount of $1,000,000.
10.14	Securities Purchase Agreement, dated as of January 21, 2025, between the Company and Tower IV, LLC (Incorporated by reference to Exhibit 10.1 to the registrant’s Form 8-K filed with the SEC on January 23, 2025.)
10.15	Stock Purchase Agreement between the Company and Placer Biosciences Inc., dated as of September 30, 2024 (Incorporated by reference to Exhibit 10.1 to the registrant’s Form 8-K filed with the SEC on October 2, 2024.)
10.16

Asset Purchase Agreement by and among Haney’s Equipment, LLC, Collins Reclamation, LLC, R L Collins, LLC, Braxton Materials, LLC and Collins Building & Contracting, Inc., dated as August 22, 2024 (Incorporated by reference to Exhibit 10.1 to the registrant’s Form 8-K filed with the SEC on August 29, 2024.)

10.17

Securities Purchase Agreement between the Company and Continental Heritage Holding Company, LLC, dated as of June 17, 2024 (Incorporated by reference to Exhibit 10.1 to the registrant’s Form 8-K filed with the SEC on June 20, 2024.)

19*	Policy on Insider Trading and Confidentiality
21.1*	Subsidiaries
23.1*	Consent of Meaden & Moore, Ltd.
23.3*	Power of Attorney (included on the signature page to this Annual Report.)
31.1*	Certification of Principal Executive Officer pursuant to Rule 13a-14(a) or 15d-14(a) under the Securities and Exchange Act of 1934
31.2*	Certification of Principal Financial Officer pursuant to Rule 13a-14(a) or 15d-14(a) under the Securities and Exchange Act of 1934
32.1*	Certification of Principal Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
32.2*	Certification of Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
95*	Mine Safety Disclosures

101.INS*	Inline XBRL Instance Document
101.SCH*	Inline XBRL Taxonomy Extension Schema Document
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document

*	Filed herewith
#	Management contract or compensatory plan or arrangement.

42

Financial Statements

F-1

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of

Range Impact, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Range Impact, Inc. (the “Company”) as of December 31, 2024 and 2023, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes and schedules (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 1 to the financial statements, the entity has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the Audit Committee and that: 1) related to accounts or disclosures that are material to the consolidated financial statements and 2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Meaden & Moore, Ltd.

MEADEN & MOORE, LTD.

We have served as the Company’s auditor since 2021.

Cleveland, Ohio

March 28, 2025

F-2

RANGE IMPACT, INC.

CONSOLIDATED BALANCE SHEETS

	December 31
	2024	2023
Assets

Current Assets
Cash and cash equivalents	$167,286	$2,176,581
Accounts receivable	3,209,070	7,185,411
Contract assets	154,354	247,310
Prepaid expenses	28,723	115,324
Equipment held for sale	733,613	-
Current assets of discontinued operations	-	219
Total current assets	4,293,046	9,724,845
Long-term Assets
Property and equipment, net of accumulated depreciation	1,899,669	13,301,902
Goodwill	-	751,421
Deposits	-	1,442
Long term assets of discontinued operations	-	8,534
Total long-term assets	1,899,669	14,063,299
Total Assets	$6,192,715	$23,788,144

Liabilities and Stockholders’ Equity

Current Liabilities
Line of credit	$2,000,000	$2,400,000
Current portion of long-term debt	789,719	2,755,792
Accounts payable	556,562	3,714,014
Accrued expenses	197,328	101,283
Total current liabilities	3,543,609	8,971,089
Long-term Liabilities
Long-term debt, net of current portion	1,814,701	5,250,027
Total long-term debt	1,814,701	5,250,027
Total liabilities	5,358,310	14,221,116

Stockholders’ Equity
Common stock, par value $0.001 per share; 1,000,000,000 shares authorized; 104,727,189 and 101,023,485 shares issued and outstanding, respectively	104,727	101,023
Additional paid-in-capital	57,609,560	56,547,804
Accumulated deficit	(56,879,882)	(47,081,799)
Total stockholders’ equity	834,405	9,567,028
Total Liabilities and Stockholders’ Equity	$6,192,715	$23,788,144

The accompanying notes are an integral part of these consolidated financial statements.

F-3

RANGE IMPACT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31, 2024	Year Ended December 31, 2023

Revenues	$9,011,081	$19,346,306
Cost of services	9,895,209	13,111,497
Gross profit/(loss)	(884,128)	6,234,809

Operating Expenses:
General and administrative	2,655,970	4,021,556
Total operating expenses	2,655,970	4,021,556

Income (loss) from operations	(3,540,098)	2,213,253

Other Income:
Gain on bargain purchase	-	1,875,150
Other income	63,170	-
Goodwill impairment	(751,421)	-
Fixed asset impairment	(738,913)	-
Loss on sale of fixed assets	(3,677,500)	-
Interest expense	(617,422)	(505,917)
Interest income	7,405	7,458
Total other income (expense)	(5,714,681)	1,376,691

Income (loss) from continuing operations before income tax	(9,254,779)	3,589,944
Income tax expense attributable to continuing operations	(77,368)	-
Income (loss) from continuing operations	(9,332,147)	3,589,944
Loss from discontinued operations	(465,936)	(458,889)
Net income (loss)	$(9,798,083)	$3,131,055

Net income (loss) per share – basic and diluted	$(0.09)	$0.03
Weighted average number of common shares outstanding – basic and diluted	104,727,189	83,129,637

The accompanying notes are an integral part of these consolidated financial statements.

F-4

RANGE IMPACT, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

			Additional
	Common Stock		Paid-in-	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance, December 31, 2022	78,116,814	$78,117	$53,074,180	$(50,212,854)	$2,939,443

Shares and warrants issued for cash	20,733,337	20,733	3,089,267	-	3,110,000
Shares issued in exchange for warrants	2,173,334	2,173	(2,173)	-	-
Stock based compensation			386,530	-	386,530
Net income	-	-	-	3,131,055	3,131,055

Balance, December 31, 2023	101,023,485	$101,023	$56,547,804	$(47,081,799)	$9,567,028

Shares and warrants issued for cash	3,703,704	3,704	996,296	-	1,000,000
Stock based compensation	-	-	65,460	-	65,460
Net loss	-	-	-	(9,798,083)	(9,798,083)

Balance, December 31, 2024	104,727,189	$104,727	$57,609,560	$(56,879,882)	$834,405

The accompanying notes are an integral part of these consolidated financial statements.

F-5

RANGE IMPACT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2024	Year Ended December 31, 2023
Cash flows from operating activities:
Net income (loss)	$(9,798,083)	$3,131,055

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Gain on bargain purchase	-	(1,875,150)
Net loss on asset disposals	3,677,500	-
Gain on disposition of business	(100)	-
Fair value of vested stock options	65,460	386,530
Goodwill impairment	751,421	-
Fixed asset impairment	738,913	-
Depreciation	1,868,997	1,781,573
Changes in operating assets and liabilities:
Accounts receivable	3,970,553	(6,204,026)
Unbilled receivables	5,788	-
Contract assets	92,956	(247,310)
Prepaid expenses and other current assets	86,601	(114,440)
Accounts payable	(3,157,453)	3,480,206
Accrued expenses	96,045	101,283
Deposits	1,442	(1,084)
Deposits from discontinued operations	8,534	-
Net cash provided by (used in) operating activities	(1,591,426)	438,637

Cash flows from investing activities:
Equipment purchases	-	(1,118,664)
Cash paid in consideration for Collins Building acquisition	-	(1,000,000)
Long-term debt issued for Collins Building acquisition	-	(4,035,250)
Cash paid for acquisition of land	-	(1,008,897)
Net proceeds from sale of assets	270,000	-
Net insurance proceeds from casualty loss	160,000	-
Net proceeds from disposition of Graphium Biosciences	100	-
Net cash provided by/(used in) investing activities	430,100	(7,162,811)

Cash provided by financing activities:
Issuance of shares for cash	1,000,000	3,110,000
Proceeds from notes issued in acquisition of Collins Building	-	4,035,250
Proceeds from long-term debt	-	564,014
Repayment of long-term debt	(1,448,188)	(1,650,659)
Proceeds from (repayment of) line of credit	(400,000)	2,400,000
Net cash provided by/ (used in) financing activities	(848,188)	8,458,605

Net increase (decrease) in cash and cash equivalents	(2,009,514)	1,734,431
Cash and cash equivalents - beginning of period	2,176,800	442,369

Cash and cash equivalents - end of period	$167,286	$2,176,800

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$486,515	$506,424
Income taxes	$77,368	$-

Supplemental schedule of non-cash investing and financing activities:
Debt forgiveness related to asset surrender to CNH Capital	$1,012,375	$-
Debt forgiveness related to Collins Building asset disposal	$2,940,836	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

RANGE IMPACT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS

ENDED DECEMBER 31, 2024 AND 2023

1. BUSINESS OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Range Impact, Inc. (the “Company”, “we”, “us” or “our”), was incorporated in the State of Nevada on June 29, 2007.

Originally founded in 2007 as Legend Mining Inc., the Company began operations as a mineral extraction exploration business. In 2011, the Company changed its name to Stevia First Corp. and pursued a new strategy focused on developing stevia-based additives for the food and beverage industry. In 2015, the Company changed its name to Vitality Biopharma, Inc. and pursued a new strategy focused on developing cannabinoid-based prodrugs anticipated to treat inflammatory conditions of the gastrointestinal tract.

In October 2021, the Company changed its name to Malachite Innovations, Inc. and formed two wholly-owned operating subsidiaries: (i) Graphium Biosciences, Inc., a Nevada corporation (“Graphium”), into which the Company contributed all of its drug development assets; and (ii) Daedalus Ecosciences, Inc., a Nevada corporation (“Daedalus”) which was formed to serve as a holding company for the Company’s future impact investing businesses.

In May 2022, the Company acquired Range Environmental Resources, Inc., a West Virginia corporation (“Range Environmental”) and Range Natural Resources, Inc., a West Virginia corporation (“Range Natural” and together with Range Environmental, the “Range Reclamation Entities”). The Range Reclamation Entities provide land reclamation and water restoration services to mining and non-mining customers throughout the Appalachian region with the goal of returning land to pre-mining conditions or repurposing the land for natural, commercial, agricultural or recreational use. The Range Reclamation Entities’ water restoration services seek to improve the water quality in rivers, streams and discharges through novel and innovative treatment applications to help customers meet their various regulatory standards and requirements. From May 2022 to June 2024, Range Natural engaged subcontractors who controlled and were responsible for mining and selling coal to third-party customers incidental to the reclamation and repurposing of mine sites.

In August 2023, the Company acquired Collins Building & Contracting, Inc., a West Virginia corporation (“Collins Building”), an environmental services business primarily focusing on the reclamation of abandoned mine land sites in West Virginia, as described in more detail in Note 2.

In December 2023, the Company changed its name to Range Impact, Inc., and reorganized into five operating business segments: (i) Range Reclaim, (ii) Range Water, (iii) Range Security, (iv) Range Land, and (v) Drug Development.

In January 2024, the Company added Range Minerals as a new operating business segment. Range Minerals was previously reported within the Range Reclaim operating business segment. The Drug Development segment was also renamed Graphium Biosciences.

In August 2024, the Company sold substantially all of the assets of Collins Building to its previous owner in exchange for the cancellation of all remaining debt owed to him, as described in more detail in Note 2.

In September 2024, the Company sold Graphium and all of its drug development assets. The Company is no longer in the cannabinoid drug development business, as described in more detail in Note 2.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, during the year ended December 31, 2024, the Company incurred a net loss of $9,798,083 and used $1,591,426 of cash in the Company’s operating activities. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the financial statements are issued. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

The ability to continue as a going concern is dependent on the Company attaining and maintaining profitable operations in the future and/or raising additional capital to meet its obligations and repay its liabilities arising from normal business operations when they come due. The Company estimates, as of December 31, 2024, that it may not have sufficient funds to operate the business for 12 months given its cash balance of $167,286 and expected revenues to be generated by the Company’s operating business segments. The Company is actively seeking additional financing and other sources of capital to fund its currently estimated level of operations. However, these estimates could differ if the Company encounters unanticipated difficulties, or if its estimates of the amount of cash necessary to operate its business prove to be wrong, and the Company uses its available financial resources faster than it currently expects. No assurance can be given that any future financing or capital, if needed, will be available or, if available, that it will be on terms that are satisfactory to the Company.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) and with the instructions to Form 10-K and Article 8 of Regulation S-X. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries: CLV Azurite Land LLC, Collins Building & Contracting, Inc., Graphium Biosciences, Inc. (sold in September 2024  and included in discontinued operations in 2024 and retroactively for 2023), Range Environmental Resources, Inc., Range Land, LLC, Range Minerals, LLC, Range Natural Resources, Inc., Range Reclaim, LLC, Range Security, LLC, Range Security Resources, LLC, Range Water, LLC, Terra Preta, LLC, Aether Credit Ventures, Inc. (dissolved in November 2023), Pristine Stream Ventures, Inc. (dissolved in November 2023), and NextGen AgriTech, Inc. (dissolved in November 2023), and have been prepared in accordance with accounting principles generally accepted in the United States of America. Intercompany balances and transactions have been eliminated in consolidation.

Reclassifications

Certain prior period amounts have been reclassified to conform with the current period’s presentation.

F-7

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Discontinued Operations

During the third quarter of 2024, the Company sold its wholly-owned subsidiary Graphium Biosciences, Inc. In accordance with GAAP, assets and liabilities of discontinued operations are presented separately in the Consolidated Balance Sheets, and results of discontinued operations are reported as a separate component of consolidated net loss or net income in the Consolidated Statements of Operations, for all periods presented, resulting in changes to the presentation of certain prior period amounts.

Refer to Note 2 for additional discussion of discontinued operations and disposition of assets. All other notes to these consolidated financial statements present the results of continuing operations and exclude amounts related to discontinued operations for all periods presented.

Business Combinations

Business combinations are accounted for using the purchase method of accounting under ASC 805, “Business Combinations.” This method requires the Company to record assets and liabilities of the businesses acquired at their estimated fair values as of the acquisition date. Any excess of the cost of the acquisition over the fair value of the net assets acquired is recorded as goodwill. Any excess of the fair value of the net assets acquired over the cost of the acquisition is accounted for as a bargain purchase gain. Determining the fair value requires management to make estimates and assumptions including discount rates, rates of return on assets, and long-term sales growth rates.

Revenue Recognition

The Company recognizes revenue under ASC 606, “Revenue from Contracts with Customers”. The core principle of the ASC 606 revenue recognition standard is that a company should recognize revenue by analyzing the following five steps: (1) identify the contract with the customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations; and (5) recognize revenue when (or as) each performance obligation is satisfied.

The Company primarily invoices customers and recognizes revenue on a periodic basis for equipment and labor hours provided to a customer on a particular job based on an agreed-upon hourly rate sheet or a fixed amount for a project. The Company also invoices customers and recognizes revenue for equipment mobilization fees and materials and supplies required to complete a project. The Company invoices for the sales of chemicals, stone and other products and recognizes revenue when the products are delivered to the customer’s designated site or when control of these products is transferred to its customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those products. Sales taxes and other taxes that the Company collects concurrent with revenue producing activities are excluded from revenue. Costs for equipment, labor and chemicals are generally expensed as incurred since the projects are generally short-term and not subject to a contract. The Company also invoices customers for the provision of environmental security services at an agreed-upon hourly rate for each project. All revenue is recognized at a point in time.

The Company recognizes revenue on reclamation contracts over time   as performance obligations are satisfied due to the continuous transfer of control to the customer. The Company’s contracts are generally accounted for as a single performance obligation since the Company is providing a significant service of integrating components into a single project. The Company recognizes revenue using a cost-based input method, by which actual costs incurred relative to total estimated contract costs determine, as a percentage, progress toward contract completion. This percentage is applied to the transaction price to determine the amount of revenue to recognize. The Company believes the cost-based input method is the most faithful depiction of performance because it directly measures the value of the services transferred to the customer.

Contract Estimates

Due to the nature of the Company’s performance obligations, the estimation of total revenue and cost at completion is subject to many variables and requires significant judgment. Since a significant change in one or more of these variables could affect the profitability of contracts, the Company reviews and updates contract-related estimates regularly through a review process in which the Company reviews the progress and execution of performance obligations and the estimated cost at completion.

The Company recognizes adjustments in estimated profit on contracts under the cumulative catch-up method. Under this method, the impact of the adjustment on profit recorded to date is recognized in the period the adjustment is identified. Revenue and profit in future periods of contract performance is recognized using the adjusted estimate. If at any time the estimate of contract profitability indicates an anticipated loss on the contract, a provision for the entire loss is recognized in the period it is identified.

F-8

The net effect of the changes in estimates of contract profits on current year closed jobs was to decrease “net income” by approximately ($279,970) for the 13 months ended December 31, 2024, which is included in net income in the statement of operations. The effect to “net income” is based on that which would have been reported had the revised estimates been used as the basis of recognition of contract profits in the preceding year.

Contract Modifications

Contract modifications can occur during the performance of the Company’s contracts. Contracts are modified to account for changes in contract specifications or requirements. In most instances, contract modifications are for goods or services that are not distinct, and, therefore, are accounted for as part of the existing contract.

Cost and Expense Recognition

Contract costs include all direct labor, materials, equipment mobilization, subcontractor, and equipment costs, and those indirect costs related to contract performance, such as indirect labor, tools and supplies. Costs are recognized as incurred.

The Company recognizes a portion of its revenue from contracts for financial reporting purposes over time. Progress toward completion of the Company’s contracts is measured by the percentage of cost incurred to date compared to estimated total costs for each contract. This method is used because management considers total cost to be the best available measure of progress on contracts. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change significantly over the course of the contract’s performance.

Revenue earned over time compared to a point in time is as follows for the years ended December 31, 2024 and 2023.

	Year ended December 31, 2024	Year ended December 31, 2023

Earned over time	$2,059,401	$2,824,387
Point in time	6,951,680	16,521,919
Total revenue	$9,011,081	$19,346,306

Cost of Services

Contract costs include all direct labor, materials, subcontractor, and equipment costs and those indirect costs related to contract performance, such as indirect labor, tools and supplies. For construction contracts, costs are generally recognized as incurred. Under certain circumstances, costs incurred in the period related to future activity on contracts may be capitalized.

Costs incurred that do not contribute to satisfying performance obligations are excluded from the cost input calculation for revenue recognition. Excluded costs include both uninstalled materials and abnormal costs. Abnormal costs comprise wasted materials, wasted or rework labor and other resources to fulfill a contract that were not reflected in the price of the contract. A limited allowance for material overages and labor inefficiencies is typically included in our contract costs estimates (and by extension, in the contract price).

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents. From time to time, the Company’s cash account balances exceed the balances covered by the Federal Deposit Insurance System. The Company has never suffered a loss due to such excess balances.

Accounts Receivable

Included as a component of accounts receivable are contract receivables that represent the Company’s unconditional right, subject only to the passage of time, to receive consideration arising from performance obligations under reclamation contracts with customers. Billed contract receivables have been invoiced to customers based on contracted amounts. Contract receivables were $154,354 as of December 31, 2024 and $247,310 as of December 31, 2023.

F-9

The Company recognizes an allowance for losses on accounts and contract receivables in an amount equal to the current expected credit losses. The estimation of the allowance is based on an analysis of historical loss experience, current receivables aging and management’s assessment of current conditions and reasonable and supportable expectations of future conditions, as well as an assessment of specific identifiable customer accounts considered at risk or uncollectible. Based on management’s assessment, it has concluded that losses on balances outstanding as of December 31, 2024 and 2023 will be immaterial and, therefore, no allowances were recorded for the years ended December 31, 2024 or 2023. No bad debt expense was accrued in either of the years ended December 31, 2024 or 2023.

Contract Assets

Billing practices are governed by the contract terms of each project based upon costs incurred, achievement of milestones or predetermined schedules. Billings do not necessarily correlate with revenue recognized over time using the percentage-of-completion method. Contract assets include unbilled amounts typically resulting from revenue under long-term contracts when the percentage-of-completion method of revenue recognition is utilized, and revenue recognition exceeds the amount billed to the customer. The Company’s contract assets are reported on a contract-by-contract basis at the end of each reporting period. The Company classifies contract assets as current or noncurrent based on whether the revenue is expected to be recognized sooner or later than one year from the balance sheet date.

Details of contract assets arising from reclamation contracts in process as of December 31, 2024 and 2023 are as follows:

December 31, 2024

Costs incurred on contracts in progress	$1,513,306
Estimated earnings	1,168
Revenue earned on contracts in progress	1,514,474
Less: Billings to date	(1,360,120)
Total contract assets	$154,354

December 31, 2023

Costs incurred on contracts in progress	$425,634
Estimated earnings	340,528
Revenue earned on contracts in progress	766,162
Less: Billings to date	(518,852)
Total contract assets	$247,310

Property and Equipment

Property and equipment is carried at cost. Expenditures for maintenance and repairs are charged to cost of services. Additions and betterments are capitalized. The cost and related accumulated depreciation of equipment sold or otherwise disposed of are removed from the accounts and any gain or loss is reflected in the current year’s earnings.

	December 31, 2024	December 31, 2023

Equipment	$3,433,543	$13,835,929
Land	1,008,897	1,563,797
Buildings	-	199,500
Accumulated depreciation	(2,542,771)	(2,297,324)
Net book value	1,899,669	13,301,902
Depreciation expense	$1,868,997	$1,781,573

See Note 2 for more details on the change in buildings, property and equipment.

The Company provides for depreciation of property and equipment using the straight-line method for both financial reporting and federal income tax purposes over the estimated six-year useful lives of the equipment. All of the Company’s buildings were acquired in the purchase of Collins Building and are also being depreciated over an estimated six-year useful life due to their age at the date of acquisition.

F-10

The Company assesses the recoverability of its property and equipment by determining whether the depreciation of the assets over their remaining lives can be recovered through projected future cash flows generated by the assets. There was a group of five assets identified for impairment. See Equipment Held for Sale below.

Land

Land is carried at cost. The Company assesses the recoverability of its land by determining whether the cost of the land can be recovered through projected future cash flows generated by the land. No land was identified for impairment.

Equipment Held for Sale

Following the completion of specific projects in the fourth quarter of 2024, Management concluded that certain pieces of equipment would no longer be required for future projects. Consequently, these items were separated and prepared for sale. The company is expecting to sell these assets to a private party within six months of the filing date of this report. It is not yet known whether there will be a gain or loss on the disposal, but Management believes the assets are currently held at fair value. The Company recorded an impairment loss of $738,913 as of December 31, 2024. These assets are reported within the Range Reclaim segment.

Goodwill

U.S. GAAP requires that goodwill be tested for impairment annually and more frequently if events or changes in circumstances indicate that it is more likely than not (i.e., a likelihood greater than 50%) that the reporting unit is impaired. During interim periods, ASC 350 requires companies to focus on those events and circumstances that affect the significant inputs used to determine the fair value of the reporting unit to determine whether an interim quantitative impairment test is required.

The Company performed its annual impairment test for goodwill on December 31, 2024 which was the annual assessment date. The Company first assessed certain qualitative factors to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying amount, and whether it is therefore necessary to perform the quantitative impairment test. At December 31, 2024, it was determined that a quantitative impairment test was required. The Company performed a discounted cash flow analysis and determined the value of the goodwill had lapsed. As a result, the goodwill was fully impaired and resulted in a charge against earnings in the full amount of $751,421.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized as income (loss) in the period that includes the enactment date.

Leases

The Company determines whether a contract is, or contains, a lease at inception. Right-of-use assets represent the Company’s right to use an underlying asset during the lease term, and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Right-of-use assets and lease liabilities are recognized at lease commencement based upon the estimated present value of unpaid lease payments over the lease term. The Company uses its incremental borrowing rate based on the information available at lease commencement in determining the present value of unpaid lease payments. The Company had no lease commitments for longer than one year as of December 31, 2024 or 2023. The laboratory space lease in Rocklin, California was renewed in March 2022 and ended on March 31, 2023. The space was leased on a month-to-month basis through September 2024.

Stock-Based Compensation

The Company periodically issues stock options and restricted stock awards to employees and non-employees in non-capital raising transactions for services. The Company accounts for such grants issued and vesting based on ASC 718, Compensation-Stock Compensation, whereby the value of the award is measured on the date of grant and recognized for employees as compensation expense on the straight-line basis over the vesting period. Recognition of compensation expense for non-employees is in the same period and manner as if the Company had paid cash for the services. The Company recognizes the fair value of stock-based compensation within its Consolidated Statements of Operations with classification depending on the nature of the services rendered.

The fair value of the Company’s stock options is estimated using the Black-Scholes-Merton Option Pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the stock options or restricted stock, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes-Merton Option Pricing model. The assumptions used in the Black-Scholes-Merton Option Pricing model could materially affect compensation expense recorded in future periods.

F-11

Basic and Diluted Income (Loss) Per Share

Basic income (loss) per share is computed by dividing the net loss applicable to common stockholders by the weighted average number of outstanding common shares during the period. Shares of restricted stock are included in the basic weighted average number of common shares outstanding from the time they vest. Diluted income (loss) per share is computed by dividing net income (loss) applicable to common stockholders by the weighted average number of common shares outstanding plus the number of additional common shares that would have been outstanding if all dilutive potential common shares had been issued. Diluted loss per share excludes all potential common shares if their effect is anti-dilutive. The following potentially dilutive shares were excluded from the shares used to calculate diluted earnings per share as their inclusion would be anti-dilutive:

	December 31, 2024	December 31, 2023
Options	11,594,210	11,392,544
Warrants	3,166,667	3,313,335
Total	14,760,877	14,705,879

Patents and Patent Application Costs

Although the Company believes that its patents and underlying technology have continuing value, the amount of future benefits to be derived from the patents is uncertain. Accordingly, patent costs are expensed as incurred.

Research and Development

Research and development costs consist primarily of fees paid to consultants and outside service providers, patent fees and costs, and other expenses relating to the acquisition, design, development and testing of the Company’s treatments and product candidates. Research and development costs are expensed as incurred.

Fair Value of Financial Instruments

FASB ASC 825, “Financial Instruments” requires that the Company disclose estimated fair values of financial instruments. Financial instruments held by the Company include, among others, accounts receivable, accounts payable, line of credit, and long -term debt. The carrying amounts reported in the balance sheets for assets and liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Fair Value Measurements

As defined in FASB ASC 280 “Fair Value Measurements”, fair value is the price that would be received to sell an asset or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. In determining fair value, the Company utilizes certain assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and/or the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable firm inputs. The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. Based on the examination of inputs used in the valuation techniques, the Company is required to provide the following information according to the fair value hierarchy. The fair hierarchy ranks the quality and reliability of the information used to determine fair values. Financial assets and liabilities carried at fair value will be classified and disclosed in one of the following three categories.

●	Level 1:	Quoted market prices in active markets for identical assets or liabilities
●	Level 2:	Inputs to the valuation methodology include:
	○	Quoted prices for similar assets or liabilities in active markets;
	○	Quoted prices for identical assets or similar assets or liabilities in inactive markets;
	○	Inputs other than quoted prices that are observable for the asset or liability;
	○	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.
●	Level 3:	Unobservable inputs that are not corroborated by market data

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The following is a description of the valuation methodologies used for instruments measured at fair value, including the general classification of such instruments pursuant to the valuation hierarchy.

The equipment held for sale is carried at the lower of carrying amount or fair value, and is considered level 2 as it is based on market prices for similar assets.

Segments

As of December 31, 2024, the Company has five operating business segments: (i) Range Reclaim; (ii) Range Minerals; (iii) Range Water; (iv) Range Security; and (v) Range Land. Previously, beginning in October 2021, the Company began operating under two segments: (A) the Drug Development segment, which reported the operating results of the Company’s broad portfolio of glycosylated cannabinoid prodrugs operating under the name Graphium Biosciences, and (B) the Range Reclaim segment, which reported the operating results of our land reclamation, water restoration and incidental coal mining services to customers throughout Appalachia. The Range Water, Range Security and Range Land business segments began operations in 2023. Beginning in January 2024, Range Minerals, which was previously reported within the Range Reclaim operating business segment, was separately reported as its own operating business segment focused on coal mining using subcontractors and related reclamation activities, and the Drug Development segment was renamed Graphium Biosciences. Graphium Biosciences was sold in September 2024 and therefore the drug development business segment named Graphium Biosciences is no longer reported as an operating business segment of the Company.

In accordance with the “Segment Reporting” Topic of ASC 280, the Company’s chief operating decision-maker has been identified as the Chief Executive Officer, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to their similar customer base and similarities in: economic characteristics; nature of products and services; and procurement, manufacturing, and distribution processes.

F-12

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures.” This update requires public entities to disclose significant segment expenses regularly provided to the Chief Operating Decision Maker (CODM) and to provide additional qualitative and quantitative disclosures regarding how segments are managed. The Company adopted ASU 2023-07 as of December 31, 2024, in accordance with the required adoption timeline for public entities. The adoption of this ASU did not materially impact its financial statement disclosures, as the Company’s existing segment reporting practices were already in alignment with the new requirements. The Company will continue to evaluate its segment disclosures in future reporting periods to ensure compliance with evolving accounting guidance and disclosure best practices.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures.” This ASU enhances income tax disclosures by providing information to better assess how an entity’s operations, related tax risks, tax planning and operational opportunities affect its tax rate and prospects for future cash flows. This ASU requires additional disclosures to the annual effective tax rate reconciliation including specific categories and further disaggregated reconciling items that meet the quantitative threshold. Additionally, the ASU requires disclosures relating to income tax expense and payments made to federal, state, local and foreign jurisdictions. This ASU is effective for fiscal years and interim periods beginning after December 15, 2024. The Company continues to evaluate the impact of adopting this ASU.

2. DISPOSALS AND DISCONTINUED OPERATIONS

On August 22, 2024, substantially all assets of Collins Building were sold to its previous owner in exchange for the cancellation of all remaining debt owed to him by the Company arising from the Company’s acquisition of Collins Building in August 2023. Any projects related to Collins Building will be completed either by subcontractors or with equipment and resources of Range Environmental. The Company recognized a net loss on the Collins Building sale of $3,043,799. This sale did not constitute a discontinued operation as the Company has ongoing business and is still operating with active contracts and completion of work in progress. Only certain assets were sold and debts forgiven.

On September 30, 2024, the Company sold all of its common stock of Graphium Biosciences to a newly-formed entity, Placer Biosciences, Inc. (“Placer”) owned by two former officers of the Company, in exchange for a warrant to purchase 1,000 shares of Placer’s common stock (then representing 25% of the outstanding shares of Placer) at $.01 per share and cash proceeds of $100, with the cash proceeds reflected within “Net proceeds from disposition of Graphium Biosciences” in the investing activities of the Consolidated Statements of Cash Flows, and recognized a gain on sale of $100, included within “Loss from discontinued operations” on the Consolidated Statements of Operations. The warrant to purchase Placer’s shares expires September 30, 2034.

During the quarter ended September 30, 2024, Range Environmental suffered a casualty loss on a piece of equipment. Insurance proceeds of $160,000 were received for this loss. In addition, several pieces of equipment no longer needed for current or foreseeable operations were sold for net proceeds of $270,000. The proceeds from these transactions are shown within “Cash flows from investing activities” and the losses from these transactions are shown within “Cash flows from operating activities” on the Consolidated Statements of Cash Flows.

During the quarter ended September 30, 2024, the biochar ovens owned by our wholly-owned subsidiary, Terra Preta, LLC, were dismantled since they were no longer being used for small batch biochar production. The resulting loss of $12,365 is included within “Cash flows from operating activities” on the Consolidated Statements of Cash Flows.

Assets and Liabilities of Discontinued Operations

As previously described, assets and liabilities of discontinued operations are presented separately in the Consolidated Balance Sheets for all periods presented. At December 31, 2024 and 2023, these balances consisted of current and long-term assets.

The following table presents a reconciliation of the carrying amounts of the major classes of these assets and liabilities to the current and long-term assets and liabilities of discontinued operations as presented on the Company’s Consolidated Balance Sheets:

	December 31, 2024	December 31, 2023
Assets

Current Assets
Cash and cash equivalents	$-	$219
Current assets of discontinued operations	$-	$219

Long-term Assets
Long term assets of discontinued operations	$-	$8,534

F-13

Loss from Discontinued Operations

Discontinued operations for years ended December 31, 2024 and 2023 consists of results from Graphium Biosciences operations.

The following table provides details about the major classes of line items constituting “Loss from discontinued operations” presented on the Company’s Consolidated Statements of Operations:

	December 31
	2024	2023

Operating expenses:
Research and development	$465,936	$458,889
Total operating expenses	465,936	458,889

Loss from discontinued operations	$(465,936)	$(458,889)

3. ACQUISITION OF COLLINS BUILDING & CONTRACTING

On August 31, 2023, the Company entered into a stock purchase agreement with the owner of Collins Building & Contracting, Inc. (“Collins Building”) pursuant to which the owner agreed to sell all of the outstanding common stock of Collins Building to the Company in exchange for (a) cash consideration of $1,000,000, (b) a five-year secured promissory note in the principal amount of $2,000,000, bearing interest at 7.0% per annum (the “First Promissory Note”), and (c) a two-year secured promissory note in the principal amount of $2,035,250, bearing interest at 8.25% per annum (the “Second Promissory Note”). The First Promissory Note is secured by the acquired real property and quarry infrastructure, and the Second Promissory Note is secured by the acquired equipment.

The Company accounted for the transaction as a business combination in accordance ASC 805 “Business Combinations”. The Company has performed an allocation of the purchase price paid for the assets acquired and the liabilities assumed. The fair values of the assets acquired are set forth below. Because the fair values exceeded the purchase price, we recognized a gain on the purchase of $1,875,150. The allocation of the purchase price is based on management’s estimates and a third-party assessment of the fair value of the equipment purchased.

Fair value of assets acquired:
Equipment	$6,156,000
Land	554,900
Buildings	199,500
Total assets acquired	6,910,400
Less: Gain on bargain purchase price	(1,875,150)
Purchase price	$5,035,250
Cash consideration	1,000,000
Long-term notes issued to the seller	4,035,250
Total purchase price	$5,035,250
Acquisition transaction costs incurred	$167,212

F-14

As discussed in Note 2, on August 22, 2024, nearly all of the equipment, as well as the land and buildings acquired on August 31, 2023, were sold to the previous owner of Collins Building in consideration of the full and complete cancellation of the First Promissory Note and the Second Promissory Note.

For the year ended December 31, 2024, the Company recorded the revenue generated from reclamation services on abandoned mine land, which was historically the core business of Collins Building, as revenue of Range Environmental. Collins Building contributed revenues of $2,833,068 and net income of $437,554 to the Company’s consolidated revenues and net income for the year ended December 31, 2023.

4. GOODWILL

The decrease in goodwill in the year ended December 31, 2024, was driven by the impairment of the Range Reclamation Entities goodwill that was assessed at the time of its acquisition in 2022. See note 1 for further discussion.

	December 31, 2024	December 31, 2023
Range Reclaim Segment:
Beginning Balance	$751,421	$751,421
Impairment	(751,421)	-
Ending Balance	$-	$751,421

5. EQUITY

Issuance of Common Stock and Warrants

In April 2023, the Company entered into securities purchase agreements providing for the issuance and sale by the Company of (i) 2,733,334 shares of the Company’s common stock (the “April 2023 Shares”) at a price of $0.15 per share and (ii) warrants to purchase up to an additional 2,733,333 shares of the Company’s common stock at a price of $0.60 per share (the “April 2023 Warrants”). The April 2023 Warrants expire on April 11, 2028. The aggregate proceeds to the Company from the sale of the April 2023 Shares and April 2023 Warrants were approximately $400,000.

In August 2023, the Company entered into a securities purchase agreement providing for the issuance and sale by the Company of 6,666,667 shares of the Company’s common stock (the “August 2023 Shares”) at a price of $0.15 per share. After deducting for fees and expenses, the aggregate net proceeds from the sale of the August 2023 Shares were approximately $1,000,000.

In October 2023, the Company entered into warrant exchange agreements with certain holders of warrants to exchange warrants to purchase a total of 21,733,334 shares of the Company’s common stock for an aggregate of 2,173,334 shares of the Company’s common stock. The warrants that were exchanged were extinguished.

F-15

In December 2023, the Company entered into securities purchase agreements providing for the issuance and sale by the Company of 11,333,336 shares of the Company’s common stock (the “December 2023 Shares”) at a price of $0.15 per share. The aggregate proceeds from the sale of the December 2023 Shares were approximately $1,700,000.

In June 2024, the Company entered into securities purchase agreement providing for the issuance and sale by the Company of 3,703,704 shares of the Company’s common stock (the “June 2024 Shares”) at a price of $0.27 per share. The aggregate proceeds from the sale of the June 2024 Shares were approximately $1,000,000.

6. STOCK OPTIONS

Stock options issued during the year ended December 31, 2024

During the year ended December 31, 2024, the Company granted to its Chief Financial Officer options to purchase an aggregate of 250,000 shares of the Company’s common stock with exercise prices of $0.38 per share that expire ten years from the date of grant. Half of the options granted vested upon grant and the other half vests in one year. The fair value of each option award was estimated on the date of grant using the Black-Scholes-Merton Option Pricing model based on the following assumptions: (i) a volatility rate of 267.24%, (ii) a discount rate of 4.7%, (iii) zero expected dividend yield, and (iv) an expected life of 5 years, which is the average of the term of the options and their vesting periods. The total fair value of the option grants to Ms. Missal at its grant date was approximately $95,000, $47,500 of which was allocated to general and administrative expenses during the year ended December 31, 2024, and $47,500 of which will be amortized one year from the date of grant. As of December 31, 2024, there is approximately $65,500 of unrecognized compensation cost that will be recognized in 2025.

Stock options issued during the year ended December 31, 2023

During the year ended December 31, 2023, the Company granted to directors, advisors, and employees options to purchase an aggregate of 2,050,000 shares of the Company’s common stock with exercise prices of between $0.1337 and $0.212 per share that expire ten years from the date of grant. One option granted for 300,000 shares vests over two years, the other 1,750,000 options vested upon grant. The fair value of each option award was estimated on the date of grant using the Black-Scholes-Merton Option Pricing model based on the following assumptions: (i) a volatility rate of between 269.66% and 277.5%, (ii) a discount rate of between 1.40% and 4.27%, (iii) zero expected dividend yield, and (iv) an expected life of 5 years, which is the average of the term of the options and their vesting periods. The total fair value of the option grants to directors, advisors, and employees at their grant dates was approximately $413,470, $386,530 of which was allocated to general and administrative expenses during the year ended December 31, 2023, and $26,940 of which will be amortized over two years from the date of grant. At December 31, 2023, $22,450 of the cost of the outstanding stock-based awards remained outstanding and will be amortized over the next two years.

A summary of the Company’s stock option activity during the years ended December 31, 2024 and 2023 is as follows:

	Number of Underlying Shares	Weighted Average Exercise Price
Balance outstanding at December 31, 2022	9,392,544	$0.54
Granted	2,050,000	0.20
Exercised	-	-
Expired	(50,000)	3.62
Forfeited	-	-
Balance outstanding at December 31, 2023	11,392,544	$0.47
Granted	250,000	0.38
Exercised	-	-
Expired	(48,334)	3.63
Forfeited	-	-
Balance outstanding at December 31, 2024	11,594,210	$0.45
Balance exercisable at December 31, 2024	11,369,210	$0.45

At December 31, 2024, the 11,594,210 outstanding stock options had aggregate intrinsic value of $99,130.

F-16

A summary of the Company’s stock options outstanding as of December 31, 2024 is as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Grant- Date Stock Price
Options Outstanding, December 31, 2024	100,000	$0.1337	$0.1337
	3,050,000	$0.18	$0.18
	1,550,000	$0.212	$0.212
	1,150,000	$0.277	$0.277
	750,000	$0.30	$0.30
	2,000,000	$0.35	$0.35
	250,000	$0.38	$0.38
	1,664,542	$0.50	$0.50
	128,000	$0.96	$0.96
	350,834	$1.50 - 1.95	$1.50 - 1.95
	597,500	$2.00 - 2.79	$2.00 - 2.79
	3,334	$3.50	$3.50
	11,594,210

A summary of the Company’s stock options outstanding and exercisable as of December 31, 2023 is as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Grant- Date Stock Price
Options Outstanding, December 31, 2023	100,000	$0.1337	$0.1337
	3,050,000	$0.18	$0.18
	1,550,000	$0.212	$0.212
	1,150,000	$0.277	$0.277
	750,000	$0.30	$0.30
	2,000,000	$0.35	$0.35
	1,664,542	$0.50	$0.50
	128,000	$0.96	$0.96
	350,834	$1.50 - 1.95	$1.50 - 1.95
	597,500	$2.00 - 2.79	$2.00 - 2.79
	33,334	$3.10 - 3.80	$3.10 - 3.80
	18,334	$4.00 - 4.70	$4.00 - 4.70
	11,392,544

7. WARRANTS

A summary of warrants to purchase common stock issued during the years ended December 31, 2024 and 2023 is as follows:

	Number of Underlying Shares	Weighted Average Exercise Price
Balance outstanding at December 31, 2022	22,313,335	$0.61
Granted	2,733,334	0.60
Exchanged for shares of common stock	(21,733,334)	0.60
Exercised	-	-
Expired	-	-
Balance outstanding and exercisable at December 31, 2023	3,313,335	$0.66
Granted	-	-
Exercised	-	-
Expired	(146,668)	3.00
Balance outstanding and exercisable at December 31, 2024	3,166,667	$0.56

F-17

In October 2023, the Company entered into warrant exchange agreements with certain holders of warrants to exchange warrants to purchase a total of 21,733,334 shares of the Company’s common stock for an aggregate of 2,173,334 shares of the Company’s common stock. At December 31, 2024 and 2023, the outstanding stock warrants had no intrinsic value.

8. LINE OF CREDIT

In November 2022, the Company secured a bank line of credit with a limit of $1,000,000. In November 2023, the Company amended and restated this line of credit. The line of credit, as amended, has a maturity date of December 31, 2025, and bears interest at the fixed rate of eight and three-quarters percent (8.75%). As of December 31, 2024 and 2023, the balance due under the line of credit was $1,000,000.

In June 2023, Range Environmental secured a bank loan with a limit of $1,000,000. In November 2023, the loan amount was increased to $1,400,000 pursuant to which principal and accrued interest payments are required in March, June, September and December. The loan has a maturity date of December 31, 2025, and bears interest at the fixed rate of seven and three-quarters per cent (7.75%). As of December 31, 2024, the balance due under the loan was $1,000,000. As of December 31, 2023, the balance due under the loan was $1,400,000.

9. LONG-TERM DEBT OBLIGATIONS

Long-term debt consists of debt on vehicles and equipment, which serves as the collateral.

Interest rates on the equipment financings range from 5.71% to 7.2% for 2024 and mature between 2025 through 2029.

As described in Note 2, in August 2024, the Collins Building debt was cancelled in exchange for the property and substantially all the equipment acquired in the original transaction. The Collins Building debt consisted of a five-year secured promissory note with an original principal amount of $2,000,000, bearing interest at 7.0% per annum (the “First Promissory Note”), and a two-year secured promissory note with an original principal amount of $2,035,250, bearing interest at 8.25% per annum (the “Second Promissory Note”, and, together with the First Promissory Note, the “Collins Promissory Notes”). The First Promissory Note was secured by the acquired real property and quarry infrastructure and the Second Promissory Note was secured by the acquired equipment. At December 31, 2023, the First Promissory Note had an outstanding balance of $1,887,395 and the Second Promissory Note had an outstanding balance of $1,798,633.

In November 2024, certain equipment items no longer required by the Company were surrendered to the financing company which held liens on the equipment in exchange for a release of debt. The result of this transaction was a reduction of the net equipment values on the balance sheet and a reduction in the long-term debt of $1,012,375. The difference in the equipment value and the debt is captured in the statement of operations and cash flow in the line item for the loss on sale of fixed assets.

A summary of payments due under the long-term debt as of December 31, 2024 by year is as follows:

Equipment Financing

2025	$789,719
2026	512,172
2027	503,314
2028	514,940
2029	284,275
Total long-term debt	$2,604,420

F-18

10. INCOME TAXES

The Company had no federal income tax expense for the year ended December 31, 2024 and 2023 due to its history of operating losses. They Company did have income and franchise taxes paid to the states of West Virginia and California for 2024. The following is a reconciliation of the statutory federal income tax rate to the Company’s effective tax rate:

	Year-Ended December 31, 2024	Year-Ended December 31, 2023
Federal statutory tax rate	-21%	-21%
State tax rate, net of federal benefit	-7%	-7%
Total federal and state tax rate	-28%	-28%
Valuation allowance	28%	28%
Effective tax rate	-%	-%

Deferred tax assets and liabilities consist of the following:

	December 31, 2024	December 31, 2023

Net deferred tax assets:
Net operating loss carryforwards	$5,358,900	$4,718,000
Stock-based compensation	3,525,900	3,506,000
Goodwill	-	187,000
Research credits	-	342,000
Other Capitalized Costs	-	208,000
Operating lease liability	-	-
Gross deferred tax assets	8,884,800	8,961,000
Less: valuation allowance	(7,710,300)	(6,944,000)
Total deferred tax assets	1,174,500	2,017,000
Deferred tax liabilities:
Derivative income	1,108,000	1,108,000
Fixed Assets	66,500	909,000
Operating lease right-of-use asset	-	-
Total deferred tax liabilities	1,174,500	2,017,000

Net deferred income tax assets (liabilities)	$-	$-

F-19

The provisions of ASC Topic 740, Accounting for Income Taxes, require an assessment of both positive and negative evidence when determining whether it is more likely than not that deferred tax assets are recoverable. For the years ended December 31, 2024 and 2023, based on all available objective evidence, including the existence of cumulative losses, the Company determined that it was more likely than not that the net deferred tax assets were not fully realizable. Accordingly, the Company established a full valuation allowance against its net deferred tax assets. The Company intends to maintain a full valuation allowance on net deferred tax assets until sufficient positive evidence exists to support reversal of the valuation allowance. During the year ended December 31, 2024 and the year ended December 31, 2023, the valuation allowance changed by $0.8 million and $2.2 million, respectively.

At December 31, 2024 and December 31, 2023, the Company had available federal and state net operating loss carryforwards (“NOLs”) to reduce future taxable income. Due to restrictions imposed by Internal Revenue Code Section 382 regarding substantial changes in ownership of companies with loss carryforwards, the utilization of the Company’s NOLs may be limited as a result of changes in stock ownership. For Federal purposes, after considering limitations under Section 382, the net operating loss amounts available were approximately $19.2 million and $16.9 million as of December 31, 2024 and December 31, 2023, respectively. For state purposes, after considering limitations under Section 382, the net operating loss amounts available were approximately $16.5 million as of December 31, 2024 and $16.6 million as of December 31, 2023. NOLs incurred subsequent to the latest change in control are not subject to the Section 382 limitation. The Federal carryforwards generated prior to December 31, 2017 expire on various dates through 2037, and Federal carryforwards generated after December 31, 2017 do not expire but are limited to 80% utilization in a given period.

11. MAJOR CUSTOMER AND CONCENTRATION OF CREDIT RISK

Sales to the Company’s two largest customers were 53% and 23%, respectively, of total sales for the year ended December 31, 2024, and 70% and 24%, respectively, of total sales for the year ended December 31, 2023.

Accounts receivable from the same customers were 83% and 17%, respectively, of total accounts receivable and unbilled receivables as of December 31, 2024, and 70% and 29%, respectively, of total accounts receivable and unbilled receivables as of December 31, 2023.

12. COMMITMENTS AND CONTINGENCIES

From time to time, the Company is involved in legal matters arising in the ordinary course of business. While the Company believes that such matters are currently not material, there can be no assurance that matters arising in the ordinary course of business for which the Company is, or could be, involved in litigation, will not have an adverse effect on its business, financial condition or results of operations.

13. SEGMENT INFORMATION

ASC 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about services, categories, business segments and major customers in financial statements. The Company has five reportable segments that are based on the following business units: (i) Range Reclaim; (ii) Range Minerals; (iii) Range Water; (iv) Range Security; and (v) Range Land. As described in Note 2, the Company’s Graphium Biosciences segment was reported as discontinued operations during the third quarter of 2024. As such, results of this segment are excluded from the table below, which only reflects continuing operations for all periods presented. In accordance with the “Segment Reporting” Topic of the ASC, the Company’s chief operating decision-maker has been identified as the Company’s Chief Executive Officer, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to their similar customer base and similarities in (i) economic characteristics, (ii) nature of products and services, and (iii) procurement, manufacturing and distribution processes.

F-20

The five reportable segments that result from applying the aggregation criteria are as follows:

●	Range Reclaim – land reclamation, water restoration, and land repurposing

●	Range Minerals – subcontracted mining and reclamation activities

●	Range Water – biochar product development and water solutions business

●	Range Security – security services on mine land being reclaimed and repurposed for non-fossil fuel uses

●	Range Land – mine land being acquired, reclaimed and repurposed for non-fossil fuel uses

The Company had no inter-segment sales for the periods presented.

Summarized financial information concerning the Company’s reportable segments is shown as below:

By Categories

	For the year ended December 31, 2024
	Range Reclaim	Range Minerals	Range Water	Range Security	Range Land	Corporate	Total

Sales	$4,676,643	$3,416,081	$-	$918,357	$-	$-	$9,011,081
Cost of services	6,832,406	2,665,974	-	396,829	-	-	9,895,209
Gross profit (loss)	(2,155,763)	750,107	-	521,528	-	-	(884,128)
Operating income (loss)	(3,228,747)	459,979	(38,357)	432,352	(28,341)	(1,136,984)	(3,540,098)
Net income (loss)	(7,970,303)	444,629	(36,651)	432,352	(28,341)	(2,173,833)	(9,332,147)

Total assets	2,979,185	1,714,210	-	483,279	1,008,898	7,143	6,192,715

Depreciation	1,857,433	-	-	11,564	-	-	1,868,997
Interest expense	361,450	-	-	-	-	255,972	617,422
Goodwill Impairment	751,421	-	-	-	-	-	751,421
Capital expenditures for long-lived assets	$-	$-	$-	$-	$-	$-	$-

	For the year ended December 31, 2023
	Range Reclaim	Range Water	Range Security	Range Land	Corporate	Total

Sales	$18,662,111	$-	$684,195	$-	$-	$19,346,306
Cost of services	12,808,990	-	302,507	-	-	13,111,497
Gross profit	5,853,121	-	381,688	-	-	6,234,809
Operating income (loss)	3,784,444	(69,840)	269,772	(13,134)	(1,757,989)	2,213,253
Net income (loss)	3,407,546	(69,840)	269,548	(13,134)	(4,176)	3,589,944

Total assets	21,079,343	13,859	155,783	1,009,794	1,520,612	23,799,391

Depreciation	1,769,766	1,706	10,101	-	-	1,781,573
Interest expense	376,898	-	224	-	128,795	505,917
Capital expenditures for long-lived assets	$1,050,640	$15,350	$52,674	$1,008,897	$-	$2,127,561

F-21

14. QUARTERLY DATA (UNAUDITED)

Quarterly results include all adjustments consisting of normal recurring adjustments that the Company considers necessary for the quarters presented and are not necessarily indicative of the operating results of any future period. Summarized financial information for each quarter during the years ended December 31, 2024 and 2023 is below:

	Quarter ended March 31, 2024	Quarter ended June 30, 2024	Quarter ended September 30, 2024	Quarter ended December 31, 2024

Revenues	$3,909,893	$2,349,738	$2,171,655	$579,795
Gross profit (loss)	18,854	(148,929)	(392,928)	(361,125)
Income (loss) from continuing operations	(925,047)	(846,628)	(866,867)	(901,556)
Loss from discontinued operations	(131,640)	(157,278)	(177,018)	-
Net income (loss)	(1,213,840)	(1,225,681)	(4,920,338)	(2,438,224)
Net (loss) per share – basic and diluted	(0.01)	(0.01)	(0.05)	(0.02)

	Quarter ended March 31, 2023	Quarter ended June 30, 2023	Quarter ended September 30, 2023	Quarter ended December 31, 2023

Revenues	$3,014,887	$3,998,267	$5,455,633	$6,877,519
Gross profit	649,002	845,101	2,857,766	1,882,940
Income (loss) from operations	(183,223)	153,693	1,659,871	124,023
Net income (loss)	(226,860)	36,762	3,404,175	(83,022)
Net income per share – basic and diluted	-	-	0.04	-

15. PRO FORMA DATA (UNAUDITED)

The pro forma sales and net income data gives effect to the acquisition of Collins Building as if it had occurred on January 1, 2023, the beginning of the Company’s 2023 fiscal year.

	For the year ended December 31, 2023
	Sales	Net income

Acquired companies
Collins Building	$4,005,645	$324,882
All other companies	16,561,233	2,812,244
Total	$20,566,878	$3,137,126

F-22

Exhibit 10.12

SECOND AMENDED AND RESTATED REVOLVING PROMISSORY NOTE

November 30, 2022, as amended and restated,	Independence, Ohio	$1,000,000.00
November 30, 2023, as amended and restated,
effective November 30, 2024,
executed December 20, 2024

FOR VALUE RECEIVED, the undersigned, RANGE IMPACT, INC., successor by merger to Malachite Innovations, Inc., a Nevada corporation, licensed to transact business in Ohio (“Borrower),’ absolutely and unconditionally promis.es to pay on or before DECEMBER 31, 2025 (“Maturity Date”) to the order of INDEPENDENCE BANK (“Bank”), an Ohio banking organization, its successors and assigns, at Bank’s office located at 4401 Rockside Road, Independence, Ohio 44131 or at such other place as Bank may from time to time designate in writing, the principal sum up to ONE MILLION AND NO/100 DOLLARS (USD $1,000,000.00) or such portion thereof as shall have been advanced by Bank under this Second Amended And Restated Revolving Promissory Note (this “Second Amended Note”) to or for the benefit of Borrower, together with interest accruing from the effective date hereof at the rate and frequency as set forth herein, computed on the basis of a year consisting of 360 days, but applied to the actual number of days elapsed, at the fixed rate of EIGHT AND THREE-QUARTERS PERCENT (8.75%) per annum.

The principal amount payable under this Second Amended is the sum of all advances made by Bank under and pursuant to that certain Promissory Note dated November 30, 2022 in the original principal amount up to $1,000,000.00 (“Note”), as amended by that certain Amended And Restated Revolving Promissory Note effective November 30, 2023 in the principal amount up to $1,00,000.00 (“Amended Note”), less all payments and prepayments, if any, received by Bank under the Note and the Amended Note as of the effective date hereof. As of the effective date hereof, the unpaid principal balance owing to Bank under the Amended Note and renewed hereunder is $1,000,000.00, plus accrued and unpaid interest owing under the Amended Note as of the effective date hereof, and interest payable hereunder as set forth below. This Second Amended Note amends and restates the Amended Note. In the event of a conflict between this Second Amended Note and the Amended Note, the terms of this Second Amended Note control.

Subject to the terms of this Second Amended Note and the Loan Documents (as herein defined), Bank may advance sums from time to time hereunder and such sums may be repaid by Borrower and re-advanced by Bank from time to time; provided, however, that the aggregate unpaid principal balance owing hereunder shall at no time exceed the face amount of this Second Amended Note.

As a condition to Bank’s renewal of the Amended Note as set forth herein, Borrower shall pay tq Bank (i) a loan renewal fee in the amount of $5,000.00 and (ii) all of Bank’s out-of-pocket costs and expenses incurred in connection with this Second Amended Note, including, but not limited to, Bank’s reasonable attorney’s fees.

1 Effective on or about December 14, 2023, Malachite Innovations, Inc. (“Malachite”), formerly a Nevada corporation and sole borrower of the indebtedness evidenced hereunder, was dissolved in connection with its merger into Range Impact, Inc.. a Nevada corporation and the successor sole Borrower hereunder. Effective on or about December 29, 2023, Range Impact, Inc. amended Malachite’s foreign license application in Ohio under Ohio Secretary of State Doc. No. 202336204220, thereby enabling Range Impact, Inc. to transact business in Ohio under Malachite’s foreign corporation entity License Number 435902.

Prior to the Maturity Date, Borrower shall make QUARTERLY payments of interest only, due and payable in arrears, computed at the interest rate set forth above, commencing on DECEMBER 31, 2024 and continuing on the last day of each calendar quarter thereafter (i.e., MARCH 31, 2025., JUNE 30, 2025, and SEPTEMBER 30, 2025) and on DECEMBER 31, 2025, the Maturity Date of this Second Amended Note, all unpaid and accrued interest owing to Bank under this Second Amended Note shall be due and payable in full, together all unpaid principal owing hereunder and any other fees, charges and costs payable hereunder. Borrower acknowledges that notwithstanding the quarterly payment amounts set forth above, the payment due on the Maturity Date will be a final payment consisting of (i) all accrued and unpaid interest and any other fees, charges and costs and (ii) the entire unpaid principal balance owing hereunder. If any periodic payment due hereunder shall become payable on a day other than a day· on which Bank is open for business or payable on February 29 in a leap year, such payment shall be extended t0 the next succeeding business day and interest thereon shall be payable at the rate herein specified during the extension.

Prior to or after the Maturity Date, upon default in payment of any principal or interest when due, or upon any other default under the terms of this Second Amended Note, the principal of and unpaid interest owing under this Second Amended Note shall thereafter until paid in full bear interest at the rate of Four Percent (4.00%) per annum above the rate otherwise specified in this Second Amended Note, but in no event shall the interest rate applicable to this Second Amended Note prior to or after the Maturity Date exceed the maximum permissible interest rate allowed by law. The books and records of Bank shall be the best evidence of the principal amount and the unpaid interest amount owing at any time hereunder and shall be conclusive absent manifest error. If the balance owing under this Second Amended Note shall exceed its face amount, Borrower shall pay to Bank such excess on demand.

All payments hereunder shall be made in immediately available United States funds, without invoice, demand, set-off or counterclaim. Any prepayment(s) of principal prior to the Maturity Date shall be applied to the unpaid principal due hereunder and shall not postpone the due dates of the remaining payments required under this Second Amended Note. If any payment applied by Bank to this Second Amended Note is subsequently set aside, recovered, rescinded or otherwise required to be returned or disgorged by Bank for any reason (pursuant to bankruptcy proceedings, fraudulent conveyance statutes, or otherwise), this Second Amended Note shall be deemed to have continued in existence, notwithstanding the application, and this second Amended Note shall be enforceable as to the amount of such payment(s) as fully as if Bank had not received and applied the payment(s).

Except as set forth herein, all instruments and documents executed in connection with, or given as security for, the Note and the Amended Note shall be treated as instruments and documents executed in connection with this Second Amended Note and all of said instruments and documents shall hereinafter be referred to collectively as the “Loan Documents.” The terms and conditions of the Loan Documents are made a part hereof and incorporated herein by this reference and Borrower and any guarantor(s) hereof covenant and agree to perform or cause to be performed all of the terms, conditions, covenants and agreements of the Loan Documents as fully as if such terms, conditions, covenants and agreements were set forth at length herein. Any and all references in this Second Amended Note to any other document(s), including any of the Loan Documents, shall be references to such document(s) as the same may from time to time be modified, amended, renewed, consolidated or extended.

Bank and any subsequent holder of this Second Amended Note shall have the right to accelerate the Maturity Date and to require additional or replacement collateral, if Bank or any subsequent holder shall in good faith deem itself insecure any time that the prospect of payment hereunder is impaired or the value of collateral, if any, securing this Second Amended Note declines in value. At the option of Bank or any subsequent holder of this Second Amended Note, all of the Obligations shall become immediately due and payable without notice or demand upon the occurrence of any of the following events of default: (i) Borrower’s failure, with or without demand or notice, to deliver additional or replacement collateral to secure this Second Amended Note satisfactory to Bank; (ii) Borrower’s default in the payment or performance of any liability with respect to any of the Obligations or if any maker, endorser or guarantor of any of the Obligations shall default in the payment or performance pertaining thereto; (iii) Borrower’s failure to pay when due any insurance premium for any property (real or personal) now or hereafter held as collateral for this Second Amended Note; (iv) upon the death or mental incompetency of Borrower, if applicable; (v) if Borrower terminates or dissolves its business operations, fails to maintain its legal existence, abandons any collateral now or hereafter securing this Second Amended Note; (v) if Borrower becomes insolvent or unable to pay debts as they mature or makes an assignment for the benefit of creditors or if any proceeding is instituted by or against Borrower under any bankruptcy, insolvency or similar laws or any judgment is entered or any writ of attachment, garnishment or execution or tax lien is issued or levied against Borrower or Borrower’s property(ies); (vi) upon the sale of any assets other than bona fide sale transactions in, the ordinary course of business directly or indirectly by Borrower; or (vii) Borrower’s failure to pay, when due, any federal, state, or local tax, assessment, withheld tax, or any similar tax obligation.

2

Upon the occurrence of any event of default, and at any time thereafter, Bank or any subsequent holder of this Second Amended Note shall have the right to sue for, collect or make any compromise or settlement Bank deems acceptable. Any deposits or other sums at any time credited by or due from Bank or any subsequent holder of this Second Amended Note to any maker, endorser or guarantor hereof and any securities or other property of any maker, endorser or guarantor hereof in the possession of Bank or any subsequent holder of this Second Amended Note may at all times be held and treated as collateral security for Borrower’s payment and performance obligations hereunder. Bank or any subsequent holder of this Second Amended Note may apply or set off such deposits or other sums at any time against any matured portion(s) of the payment obligations hereunder as to any maker, endorser or guarantor hereof. No delay or omission on the part of Bank or any subsequent holder of this Second Amended Note in exercising any right or remedy hereunder shall operate as a waiver of such right or remedy or as a waiver of any other right or remedy under this Second Amended Note. Any waiver hereunder by Bank shall not be construed as a bar to or waiver of any such right or remedy on any future occasion.

Borrower’s payment and performance agreements under this Second Amended Note shall be (a) cross-defaulted with any existing or future indebtedness owing by Borrower and/or any guarantor(s) hereof to Bank and (b) cross-collateralized, to the extent permitted by law, by each and every collateral interest now or hereafter held by or granted to Bank by Borrower and/or any guarantor(s) hereof in respect of any real or personal property lien or security interest, including, without limitation, any or all of the collateral securing this Second Amended Note. As a result, any default under this Second Amended Note shall automatically constitute a default under any and all other indebtedness owing by Borrower and/or any guarantor(s) hereof to Bank and any default by Borrower and/or any guarantor(s) hereof under any other indebtedness owing to Bank shall automatically constitute a default hereunder.

If this Second Amended Note is now or later signed by more than one person, it shall be the joint and several liability of all such persons, and shall be binding upon each of their respective successors and permitted assigns. Except for any written notice(s) required hereunder or under the any of the Loan Documents, Borrower and any other endorser(s), guarantor(s), and surety(ies) hereof jointly and severally waive presentment, protest, notice of protest, notice of dishonor, diligence in collection, the benefit of any exemption under any homestead exemption laws, if applicable, and any and all other notices and matters of a like nature. All such endorser(s), guarantor(s), and surety(ies) consent to (i) any renewal, extension or modification (whether one or more) of the terms of this Second Amended Note (as agreed upon from time to time between Borrower and Bank); (ii) the release or surrender, exchange or substitution of all or any part of the collateral securing this Second Amended Note; (iii) the granting of any other indulgences to Borrower; and (iv) the taking or releasing of other or additional parties primarily or contingently liable hereunder. Any such renewal, extension, modification, release, surrender, exchange or substitution may be made without notice to Borrower and any endorser(s), guarantor(s) and surety(ies) hereof and without affecting the liability of said parties hereunder.

3

Borrower represents to Bank that (i) the indebtedness evidenced by this Second Amended Note has been and will be used solely for business purposes; (ii) that none of the indebtedness has been or will be used in any manner whatsoever for, personal, family, educational or household purposes; (iii) that the indebtedness evidenced by this Second Amended Note is an exempted transaction under the Truth-In- Lending Act, 15 U.S.C. §1601, et seq. and not a “consumer loan” or a “consumer transaction” as defined in O.R.C. §2323.13(E)(l) and (2), respectively; and (d) this Second Amended Note constitutes a “contract of indebtedness” under O.R.C. §1319.02(A)(l).

If this Second Amended Note is placed in the hands of any attorney for collection or to defend or enforce any rights or remedies hereunder, Borrower agrees to pay, to the extent permitted by law, including, without limitation, O.R.C. §1319.02, all reasonable attorneys’ fees, together with all court costs and related expenses paid or incurred by Bank or any holder of this Second Amended Note. As used herein, the term “holder” shall mean the payee or other endorsee of this Second Amended Note, who is in possession of this Second Amended Note or the bearer of this Second Amended Note, if this Second Amended Note is at the time payable to bearer.

So long as any indebtedness remains unpaid under this Second Amended Note, Borrower shall furnish to Bank financial statements certified by Borrower, in form and content satisfactory to Bank, together with such additional financial documents and/or information as may be reasonably requested by Bank from time to time, including, without limitation, signed copies of federal tax returns, together with any and all exhibits, Borrower files annually with the Internal Revenue Service. Such financial statements shall be furnished to Bank by Borrower at such annual or interim time periods as Bank shall require from time to time. Borrower’s failure to furnish the aforesaid financial statements, information, and documents shall be an event of default hereunder.

Borrower further represents to Bank: (i) that the execution and delivery of this Second Amended Note and the Obligations required hereunder do not violate any law, conflict with any agreement by which Borrower is bound, or require the consent or approval of any governmental authority or any other party or person; (ii) that this Second Amended Note is a valid and binding agreement, enforceable according to its terms; (iii) that all financial information furnished to Bank is accurate and fairly reflects the financial condition of the organization and/or person to which such financial information applies as of the effective date of such information, and the financial condition has not changed materially or adversely since the effective date(s); (iv) that Borrower is duly organized, existing and in good standing pursuant to the laws of the state under which it is organized and the execution and delivery of this Second Amended Note have been duly authorized by all necessary action of its governing body and do not contravene the terms of the organizational documents governing its business affairs; and (v) as of the effective date of this Second Amended Note, there exists no claims, setoffs or defenses or rights to claims, setoffs or defenses by or on behalf of Borrower as against Bank or any of Bank’s agents or representatives under any of the Loan Documents or in respect to any of the Obligations owing to Bank hereunder.

(WRY TRIAL WAIVER) BORROWER WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN BANK AND BORROWER ARISING OUT OF OR IN CONNECTION WITH THIS AMENDED NOTE OR ANY OTHER AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AMENDED NOTE OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE ABILITY OF BANK TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN THIS AMENDED NOTE, ANY GUARANTY OF PAYMENT OR ANY OTHER AGREEMENT, INSTRUMENT OR DOCUMENT RELATED THERETO.

4

Borrower hereby authorizes any attorney at law to appear in any court of record in or of the State of Ohio or in any other state or territory of the United States at any time after the above indebtedness becomes due to waive the issuing and service of process and to confess judgment against Borrower in favor of Bank (or any holder of this Amended Note) for the amount then appearing due, together with interest at the rate provided for herein, plus late charges and the costs of suit, together with any other charges, costs, and fees owing hereunder, and thereupon to waive and release all errors in said proceeding(s) and judgment(s), all petitions in error, and stays of execution, and all rights of appeal from the judgment(s) rendered. No such judgment or judgments against Borrower shall be a bar to any subsequent judgment or judgments against Borrower. This warrant of attorney shall survive any judgment, it being understood that should any judgment be vacated for any reason, this warrant of attorney may nevertheless be used to obtain additional judgment(s). This provision and the rights herein granted shall not be affected by Borrower’s dissolution or liquidation.

WARNING-BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

RANGE IMPACT, INC., successor by merger to Malachite Innovations, Inc., a Nevada corporation, licensed to transact business in Ohio

By:
Michael Cavanaugh
Chief Executive Officer

Address:	200 Park Avenue, Ste. 400
Cleveland, OH 44122

LOAN NO.:	84816

MATURITY DATE: DECEMBER 31, 2025

5

Exhibit 10.13

SECOND AMENDED AND RESTATED REVOLVING COLLATERAL NOTE

June 20, 2023, as amended and restated,	Independence, Ohio	$1,000,000.00
November 1, 2023, as amended and restated, effective December 31, 2024,
Executed December..20_, 2024

FOR VALUE RECEIVED, each of the undersigned, jointly and severally, absolutely and unconditionally promises to pay not later than DECEMBER 31, 2025 (“Maturity Date”) to the order of INDEPENDENCE BANK (“Bank”), an Ohio banking organization, its successors and assigns, at Bank’s office located at 4401 Rockside Road, Independence, Ohio 44131 or at such other place as Bank may from time to time designate in writing, the principal sum of ONE MU..LION AND NO/100 DOLLARS (USO Sl,000,000.00) or such portion thereof as shall have been advanced by Bank under this Second Amended And Restated Revolving Collateral Note (this “Second Amended Note”) to or for the benefit of the undersigned, together with interest accruing from the effective date hereof at the rate and frequency as set forth herein, computed on the basis of a year consisting of 360 days, but applied to the actual number of days elapsed, at the fixed rate of SEVEN AND THREE-QUARTERS PERCENT (7.75%) per annum.

The principal amount payable under this Second Amended is the sum of all advances made by Bank under and pursuant to that certain Revolving Collateral Note dated June 20, 2023 in the original principal amount up to $1,000,000.00 (“Note”), as amended by that certain Amended And Restated Revolving Collateral Note effective November 1, 2023 in the principal amount up to $1,400,000.00 (“AmendedNote’1, less all payments and prepayments, if any, received by Bank under the Note and the Amended Note as of the effective date hereof. As of the effective date hereof, the unpaid principal balance owing to Bank under the Amended Note and renewed hereunder is $1,000,000.00, plus accrued and unpaid interest owing under the Amended Note as of the effective date hereof, and interest payable hereunder as set forth below. This Second Amended Note amends and restates the Amended Note. In the event of a conflict between this Second Amended Note and the Amended Note, the terms of this Second Amended Note control.

Subject to the terms of this Second Amended Note and the Loan Documents (as herein defined), Bank may advance sums from time to time hereunder and such sums may be repaid by the undersigned and re-advanced by Bank from time to time; provided, however, that the aggregate unpaid principal balance owing hereunder shall at no time exceed the face amount of this Second Amended Note. As a condition to Bank’s renewal of the Amended Note as set forth herein, the undersigned shall pay to Bank (i) a loan renewal fee in the amount of $5,000.00 and (ii) all of Bank’s out-of-pocket costs and expenses incurred in connection with this Second Amended Note, including, but not limited to, Bank’s reasonable attorney’s fees.

Prior to the Maturity Date, the undersigned shall make periodic payments under this Second Amended Note, in the amounts and frequency described immediately below, unless repayment is required sooner by reason of default by the undersigned hereunder and acceleration thereafter by Bank:

A. QUARTERLY interest payments, due and payable in arrears, computed at the interest rate set forth above, commencing on DECEMBER 31, 2024 and continuing on the last day of each calendar quarter thereafter (i.e., March 31, 2025, June 30, 2025, and September 30, 2025) and on DECEMBER 31, 2025, the Maturity Date of this Second Amended Note, all unpaid and accrued interest owing to Bank under this Second Amended Note shall be due and payable in full, together all unpaid principal owing hereunder and any other fees, charges and costs payable hereunder; and

B. QUARTER!..Y fixed principal payments, each in the amount of Two Hundred Thousand And No/100 Dollars (USD $200,000.00), due and payable on MARCH 31, 2025, JUNE 30, 2025, and SEPTEMBER 30, 2025, and on DECEMBER 31, 2025, the Maturity Date of this Second Amended Note, all unpaid principal owing to Bank under this Second Amended Note shall be due and payable in full, together with all unpaid and accrued interest owing to Bank hereunder and any other fees, charges and costs payable hereunder.

C. Notwithstanding anything set forth above, all sums due under this Second Amended Note, both principal and interest, together with any other fees, charges and costs payable hereunder, if not sooner paid, shall be due and payable on the Maturity Date. Each of the undersigned acknowledges that notwithstanding the quarterly payment amounts set forth above, the payment due on the Maturity Date will be a final payment consisting of (i) all accrued and unpaid interest and any other fees, charges and costs and (ii) the entire unpaid principal balance owing hereunder. If any periodic payment due hereunder shall become payable on a day other than a day on which Bank is open for business or payable on February 29 in a leap year, such payment shall be extended to the next succeeding business day and interest thereon shall be payable at the rate herein specified during the extension.

Prior to or after the Maturity Date, upon default in payment of any principal or interest when due, or upon any other default under the terms of this Second Amended Note, the principal of and unpaid interest owing under this Second Amended Note shall thereafter until paid in full bear interest at the rate of Four Percent (4.00%) per annum above the rate otherwise specified in this Second Amended Note, but in no event shall the interest rate applicable to this Second Amended Note prior to or after the Maturity Date exceed the maximum permissible interest rate allowed by law. The books and records of Bank shall be the best evidence of the principal amount and the unpaid interest amount owing at any time hereunder and shall be conclusive absent manifest error. If the balance owing under this Second Amended Note shall exceed its face amount, the undersigned shall pay to Bank such excess on demand.

All payments hereunder shall be made in immediately available United States funds, without invoice, demand, set-off or counterclaim. Any prepayment(s) of principal prior to the Maturity Date shall be applied to the unpaid principal due hereunder and shall not postpone the due dates of the remaining payments required under this Second Amended Note. If any payment applied by Bank to this Second Amended Note is subsequently set aside, recovered, rescinded or otherwise required to be returned or disgorged by Bank for any reason (pursuant to bankruptcy proceedings, fraudulent conveyance statutes, or otherwise), this Second Amended Note shall be deemed to have continued in existence, notwithstanding the application. and this second Amended Note shall be enforceable as to the amount of such payment(s) as fully as if Bank had not received and applied the payment(s).

The undersigned, RANGE ENVIRONMENTAL RESOURCES, INC., a West Virginia corporation, duly licensed by the Ohio Secretary of State as a foreign for profit corporation assigned Ohio entity number 4872102 effective May 20, 2022 (“Debtor”), has caused to be deposited with and hereby pledges to Bank as security for the payment of this Second Amended Note and every other liability of each of the undersigned to Bank, whether joint or several, absolute or contingent, due or not due, and whether heretofore or hereafter contracted or existing, and in whatsoever manner acquired by or accruing to Bank, whether prior to or after the Maturity Date and whether the same have been or shall be participated, in whole or in part, to others by trust agreement or otherwise (all of the foregoing hereinafter referred to as “Obligations”), the following described property:

2

EXCEPT AS SET FORTH HEREIN, ALL PAYMENT AND PERFORMANCE OBLIGATIONS ESTABLISHED UNDER TIIE NOTE AND THE AMENDED NOTE, TOGETHER WITH ALL COLLATERAL INTERESTS RELATED THERETO AND DOCUMENTS EXECUTED IN CONNECTION THEREWITH. TOGETHER WITH ANY AND ALL AMENDMENTS THERETO, INCLUDING, WITHOUT LIMITATION, EACH OF THE BELOW DESCRIBED COLLATERAL INTERESTS AND DOCUMENTS SECURING OR GUARANTEEING THE REPAYMENT OF THE NOTE AND TIIE AMENDED NOTE, SHALL CONTINUE TO SECURE OR APPLY TO ALL PAYMENT AND PERFORMANCE OBLIGATIONS OWING TO BANK UNDER THIS SECOND AMENDED NOTE AND EACH SHALL BE ENFORCEABLE BY BANK SUBJECT AND PURSUANT TO THE TERMS AND CONDITTONS OF THIS SECOND AMENDED NOTE:

The items of equipment, related parts, and machinery owned by Debtor listed on Exhibit A attached hereto and incorporated herein by reference and any and all proceeds derived therefrom, together with any and all future attachments, enhancements, and replacements thereto, wheresoever situated all as further described in those commercial security agreements given by Debtor to Bank dated June 20, 2023, November 3, 2023, and December J 2024 respectively, the terms and conditions of which, including any and all attachments thereto and amendments thereof, are incorporated herein by reference, together with all UCC financing statements and any exhibits relating thereto, and any all amendments thereof; the terms and conditions of which are also incorporated herein by reference.

The undersigned may prepay all or any portion of the principal sum hereof at any time without penalty. All payments and other amounts received by Ban1c shall be credited first to any accrued but unpaid interest owing under this Second Amended Note and then to the principal amount outstanding hereunder. In the event of a principal prepayment, the amount of the monthly payments of interest on this Second Amended Note shall be decreased to reflect the reduced amount of principal outstanding under this Second Amended Note.

Except as amended herein, all instruments and documents executed in connection with, or given as security for, the Note and the Amended Note shall be treated as instruments and documents executed in connection with this Second Amended Note and all of said instruments and documents shall hereinafter be referred to collectively as the “Loan Documents.” The terms and conditions of the Loan Documents are made a part hereof and incorporated herein by this reference and each of the undersigned and any guarantor(s) hereof covenant and agree to perform or cause to be performed all of the terms, conditions, covenants and agreements of the Loan Documents as fully as if such terms, conditions, covenants and agreements were set forth at length herein. Any and all references in this Second Amended Note to any other document(s), including any of the Loan Documents, shall be references to such document(s) as the same may from time to time be modified, amended. renewed, consolidated or extended.

Bank and any subsequent holder of this Second Amended Note shall have the right to accelerate the Maturity Date and to require additional or replacement collateral, if Bank or any subsequent holder shall in good faith deem itself insecure any time that the prospect of payment hereunder is impaired or the value of any collateral securing this Second Amended Note declines in value. At the option of Bank or any subsequent holder of this Second Amended Note, all of the Obligations shall become immediately due and payable without notice or demand upon the occurrence of any of the following events of default: (i) failure of the undersigned, with or without demand or notice, to deliver additional or replacement collateral to secure this Second Amended Note satisfactory to Bank; (ii) default in the payment or performance of any liability of the undersigned with respect to any of the Obligations or if any maker, endorser or guarantor of any of the Obligations shall default in the payment or performance pertaining thereto; (iii) failure to pay when due any insurance premium for any property (real or personal) now or hereafter held as collateral for this Second Amended Note: (iv) upon the death or mental incompetency of the undersigned, if applicable; (v) if either of the undersigned terminates or dissolves its business operations, fails to maintain its legal existence, abandons any collateral now or hereafter securing this Second Amended Note; (v) if either of the undersigned becomes insolvent or unable to pay debts as they mature or makes an assignment for the benefit of creditors or if any proceeding is instituted by or against either of the undersigned under any bankruptcy, insolvency or similar laws or any judgment is entered or any writ of attachment, garnishment or execution or tax lien is issued or levied against either of the undersigned or either of the undersigned’s respective property(ies); (vi) upon the sale of any assets other than bona fide sale transactions in the ordinary course of business directly or indirectly by the undersigned; or (vii) failure by either of the undersigned to pay, when due, any federal, state, or local tax, assessment, withheld tax, or any similar tax obligation.

3

Upon the occurrence of any event of default, and at any time thereafter, Bank or any subsequent holder of this Second Amended Note shall have the rights and remedies of a secured party under the Ohio Uniform Commercial Code, as amended from time to time, and the right to sue for, collect or make any compromise or settlement Bank deems acceptable. Any deposits or other sums at any time credited by or due from Bank or any subsequent holder of this Second Amended Note to any maker, endorser or guarantor hereof and any securities or other property of any maker, endorser or guarantor hereof in the possession of Bank or any subsequent holder of this Second Amended Note may at all times be held and treated as collateral security for payment of the Obligations of the undersigned hereunder. Bank or any subsequent holder of this Second Amended Note may apply or set off such deposits or other sums at any time against any matured portion(s) of the payment obligations hereunder as to any maker, endorser or guarantor hereof. No delay or omission on the part of Bank or any subsequent holder of this Second Amended Note in exercising any right or remedy hereunder shall operate as a waiver of such right or remedy or as a waiver of any other right or remedy under this Second Amended Note. Any waiver hereunder by Bank shall not be construed as a bar to or waiver of any such right or remedy on any future occasion.

Upon any sale, transfer or pledge of this Second Amended Note, the holder hereof may transfer and deliver some or all of the collateral securing this Second Amended Note without any responsibility for any act, omission or course of dealing of any holder hereof with respect to such collateral and without terminating or otherwise affecting Bank’s security interest in any collateral retained by Bank as and for security for any of the Obligations owing to Bank, and until payment in full of all of the Obligations, any and collateral retained by Bank with respect to the Obligations shall continue to secure, in accordance with the terms and conditions as set forth herein, any of the unpaid Obligations owing to Bank notwithstanding any surrender of this Second Amended Note. Neither Bank nor any subsequent bolder of this Second Amended Note shall be bound to take any steps necessary to preserve any rights in the collateral against prior parties, which the undersigned hereby assumes to do. Neither Bank nor any subsequent holder of this Second Amended Note shall have any duty to exercise any warrant or option, to make any presentment or collection, or to preserve any right of any kind as to any collateral held hereunder or to pay interest on any cash deposits held as collateral hereunder.

Each of the undersigned’s payment and performance agreements under this Second Amended Note shall be (a) cross-defaulted with any existing or future indebtedness owing by either of the undersigned and/or any guarantor(s) hereof to Bank and (b) cross-collateralized, to the extent permitted by law, by each and every collateral interest now or hereafter held by or granted to Bank by either of the undersigned and/or any guarantor(s) hereof in respect of any real or personal property lien or security interest, including, without limitation, any or all of the collateral securing this Second Amended Note. As a result, any default under this Second Amended Note shall automatically constitute a default under any and all other indebtedness owing by either of the undersigned and/or any guarantor(s) hereof to Bank and any default by either of the undersigned and/or any guarantor(s) hereof under any other indebtedness owing to Bank shall automatically constitute a default hereunder,

If this Second Amended Note is now or later signed by more than one person, it shall be the joint and several liability of all such persons, and shall be binding upon each of their respective successors and permitted assigns. Except for any written notice(s) required hereunder or under the any of the Loan Documents, each of the undersigned and any other endorser(s), guarantor(s), and surety(ies) hereof jointly and severally waive presentment, protest, notice of protest, notice of dishonor, diligence in collection, the benefit of any exemption under any homestead exemption laws, if applicable, and any and all other notices and-matters of a like nature. All such endorser(s), guarantor(s), and surety(ies) consent to (i) any renewal, extension or modification (whether one or more) of the terms of this Second Amended Note (as agreed upon from time to time between the undersigned and Bank); (ii) the release or surrender, exchange or substitution of all or any part of the collateral securing this Second Amended Note; (iii) the granting of any other indulgences to either of the undersigned; and (iv) the taking or releasing of other or additional parties primarily or contingently liable hereunder. Any such renewal, extension, modification, release, surrender, exchange or substitution may be made without notice to the undersigned and any endorser(s), guarantor(s) and surety(ies) hereof and without affecting the liability of said parties hereunder.

4

Each of the undersigned represents to Bank that (i) the indebtedness evidenced by this Second Amended Note has been and will be used solely for business purposes; (ii) that none of the indebtedness has been or will be used in any manner whatsoever for personal, family, educational or household purposes; (iii) that the indebtedness evidenced by this Second Amended Note is an exempted transaction under the Truth-In-Lending Act, 15 U.S.C. §1601, et seq. and not a “consumer loan” or a “consumer transaction” as defined in O.R.C. §2323.13(E)(l) and (2), respectively; and (d) this Second Amended Note constitutes a “contract of indebtedness” under O.R.C. §13l9.02(A)(l).

If this Second Amended Note is placed in the hands of any attorney for collection or to defend or enforce any rights or remedies hereunder, each of the undersigned agrees to pay, to the extent permitted by law, including, without limitation, O.R.C. §1319.02, all reasonable attorneys’ fees, together with all court costs and related expenses paid or incurred by Bank or any holder of this Second Amended Note. As used herein, the term “holder” shall mean the payee or other endorsee of this Second Amended Note, who is in possession of this Second Amended Note or the bearer of this Second Amended Note, if this Second Amended Note is at the time payable to bearer.

So long as any indebtedness remains unpaid under this Second Amended Note, each of the undersigned shall furnish to Bank financial statements certified by each of the undersigned, in form and content satisfactory to Bank, together with such additional financial documents and/or information as may be reasonably requested by Bank from time to time, including, without limitation, signed copies of federal tax returns, together with any and all exhibits, each of the undersigned files annually with the Internal Revenue Service. Such financial statements shall be furnished to Bank by each of the undersigned at such annual or interim time periods as Bank shall require from time to time. The failure by the undersigned to furnish the aforesaid financial statements, information. and documents shall be an event of default hereunder.

Each of the undersigned further represents to Bank: (i) that the execution and delivery of this Second Amended Note and the Obligations required hereunder do not violate any law, conflict with any agreement by which either of the undersigned is bound, or require the consent or approval of any governmental authority or any other party or person; (ii) that this Second Amended Note is a valid and binding agreement, enforceable according to its terms; (iii) that all financial information furnished to Bank is accurate and fairly reflects the financial condition of the organization and/or person to which such financial information applies as of the effective date of such information, and the financial condition has not changed materially or adversely since the effective date(s); (iv) that each undersigned entity is duly organized, existing and in good standing pursuant to the Jaws of the state under which it is organized and the execution and delivery of this Second Amended Note have been duly authorized by all necessary action of its governing body and do not contravene the terms of the organizational documents governing its business affairs; and (v) as of the effective date of this Second Amended Note, there exists no claims, setoffs or defenses or rights to claims, setoffs or defenses by or on behalf of each of the undersigned as against Bank or any of Bank’s agents or representatives under any of the Loan Documents or in respect to any of the Obligations owing to Bank under this Second Amended Note.

5

(JURY TRIAL WAIVER) EACH OF THE UNDERSIGNED WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN BANK (OR ANY SUBSEQUENT HOLDER OF THIS SECOND AMENDED NOTE) AND THE UNDERSIGNED ARISING OUT OF OR IN CONNECTION WITH rms SECOND AMENDED NOTE OR ANY OTHER AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS SECOND AMENDED NOTE OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE ABILITY OF BANK (OR ANY SUBSEQUENT HOLDER OF THIS SECOND AMENDED NOTE) TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN THIS SECOND AMENDED NOTE, ANY GUARANTY OF PAYMENT OR ANY OTHER AGREEMENT, INSTRUMENT OR DOCUMENT RELATED THERETO.

Each of the undersigned hereby authorizes any attorney at law to appear in any court of record in the State of Ohio or in any other state or territory of the United States at any time after the above indebtedness becomes due, and to waive the issuance of service of process and to confess judgment against any one or more or all of the undersigned in favor of Bank (or any holder of this Second Amended Note) for the amount then appearing due, together with interest at the rate provided for herein, and the costs of suit, together with any other charges, costs, and fees owing hereunder, and thereupon to waive and release all errors in said proceeding(s) and judgment(s), all petitions in error, all stays of execution, and all rights of appeal from the judgment(s) rendered. No such judgment or judgments against less than all of the undersigned shall be a bar to any subsequent judgment or judgments against any one or more of the W1dersigned against whom judgment has not been obtained hereon; this being a joint and several warrant of attorney to conf ss judgment. The within warrant of attorney shall survive any judgment, it being understood that should any judgment be vacated for any reason, this warrant of attorney may nevertheless be used to obtain one or more additional judgment(s). This provision and the rights herein granted shall not be affected by the death, dissolution or liquidation of the undersigned.

This Second Amended Note to Bank has been executed by the undersigned on the above date.

WARNING-BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

RANGE ENVIRONMENTAL RESOURCES, INC.,	RANGE NATURAL RESOURCES, INC.,
a West Virginia corporation,	a West Virginia corporation,
licensed to transact business in Ohio	licensed to transact business in Ohio

By:	/s/ Michael Cavanaugh	By:	/s/ Michael Cavanaugh
	Michael Cavanaugh		Michael Cavanaugh
	Chief Executive Officer		Chief Executive Officer

Address: 200 Park Avenue, Suite 400	Address: 200 Park Avenue, Suite 400
Cleveland, OH 44122	Cleveland, OH 44122

LOAN NO.: 85219	MATURITY DATE: DECEMBER 31, 2025

6

Exhibit 19

MALACHITE INNOVATIONS INC.

POLICY ON INSIDER TRADING AND CONFIDENTIALITY

Adopted and Approved May 24, 2023

In order to take an active role in the prevention of insider trading violations by its officers, directors, employees and other individuals with access to Malachite Innovations Inc. (“Company”), the Company has adopted the policies and procedures described in this Policy. This Policy will be distributed to each member of the Board of Directors and employee of the Company and is also posted on the Company’s website at https://malachiteinnovations.com. We expect all personnel to comply with the applicable procedures set forth in this Policy. Failure to observe them may result in serious legal difficulties for the Company and you, and may result in the termination of your employment with, or association with, the Company. You should keep a copy of this Policy or access it on the website, and refer to it whenever you have any questions regarding trading in the Company’s securities or the disclosure or use of material nonpublic information.

Applicability of Policy

This Policy applies to all transactions in the Company’s securities, including common stock, options for common stock and any other securities the Company may issue from time to time. It applies to all “officers” of the Company as that term is interpreted by Section 16 of the Securities Exchange Act of 1934, as amended (“Executive Officers”), all members of the Company’s Board of Directors, and all employees of, and consultants and contractors to, the Company and its subsidiaries, who receive or have access to material nonpublic information regarding the Company (“Material Nonpublic Information”). These groups of people, members of their immediate families, and members of their households are sometimes referred to in this Policy as “Insiders.” This Policy also applies to any person who receives Material Nonpublic Information from any Insider. Any person who possesses Material Nonpublic Information regarding the Company is an Insider for so long as the information is not publicly known.

Statement of Policy General Policy

It is the policy of the Company to oppose the unauthorized disclosure of any nonpublic information acquired in the work-place and the misuse of Material Nonpublic Information in securities trading.

Specific Policies

1.	Trading on Material Nonpublic Information. No director, Executive Officer or employee of, or consultant or contractor to, the Company, and no member of the immediate family or household of any such person, shall engage in any transaction involving a purchase or sale of the Company’s securities, including any offer to purchase or offer to sell, such as the writing of an option contract, during any period commencing with the date that he or she possesses Material Nonpublic Information concerning the Company, and ending at the beginning of the Trading Day following the date of public disclosure of that information, or at such time as such nonpublic information is no longer material. As used herein, the term “Trading Day” shall mean a day on which U.S. national stock exchanges and the Nasdaq Stock Market (“Nasdaq”) are open for trading. A Trading Day begins at the time trading begins on such day. This restriction on trading does not apply to transactions made under a trading plan adopted pursuant to Securities and Exchange Commission Rule 10b5-1(c) and approved in writing by the Company (an “approved Rule 10b5-1 trading plan”).

2.	Tipping. No Insider shall disclose (“tip”) Material Nonpublic Information to any other person (including family members) where such information may be used by such person to his or her profit by trading in the securities of companies to which such information relates, nor shall such Insider or related person make recommendations or express opinions on the basis of Material Nonpublic Information as to trading in the Company’s securities.

3.	Confidentiality of Nonpublic Information. Nonpublic information relating to the Company is the property of the Company and the unauthorized disclosure of such information is forbidden. In the event any Executive Officer, director or employee of the Company receives any inquiry from outside the Company, such as a stock analyst, for information (particularly financial results and/or projections) that may be Material Nonpublic Information, the inquiry should be referred to the Company’s Chief Executive Officer, who is responsible for coordinating and overseeing the release of such information to the investing public, analysts and others in compliance with applicable laws and regulations.

Potential Criminal and Civil Liability and/or Disciplinary Action

1.	Liability for Insider Trading. Pursuant to federal and state securities laws, Insiders may be subject to criminal and civil fines and penalties as well as imprisonment for engaging in transactions in the Company’s securities at a time when they have knowledge of Material Nonpublic Information regarding the Company.

2.	Liability for Tipping. Insiders also may be liable for improper transactions by any person to whom they have disclosed Material Nonpublic Information (commonly referred to as a “tippee”) regarding the Company or to whom they have made recommendations or expressed opinions on the basis of such information as to trading in the Company’s securities. The Securities and Exchange Commission (the “SEC”) has imposed large penalties even when the disclosing person did not profit from the trading.

3.	Enforcement Remedies. Enforcement remedies available to the government or private plaintiffs under federal securities laws include:

●	SEC administrative sanctions

●	Damage awards to private plaintiffs

●	Disgorgement of all profits

●	Civil fines for the violator of up to three times the amount of profit gained or loss avoided

●	Civil fines for the employer or other controlling person of a violator (i.e., where the violator is an employee or other controlled person) of up to the greater of $1,000,000 or three times the amount of profit gained or loss avoided by the violator

●	Criminal fines for individual violators of up to $5,000,000 ($25,000,000 for an entity)

●	Jail sentences of up to 20 years

In addition, other federal and state civil or criminal laws, such as the laws prohibiting mail and wire fraud and the Racketeer Influenced and Corrupt Organizations Act, also may be violated upon the occurrence of insider trading.

4.	Possible Disciplinary Actions. Employees of the Company who violate this Policy shall also be subject to disciplinary action by the Company, which may include ineligibility for future participation in the Company’s equity incentive plans or termination of employment.

Mandatory Trading Guidelines and Requirements

1.	Trading Blackout Periods. In order to carry out the objectives of this Policy, directors, Executive Officers, and those other persons specifically identified by the Company and who have been notified that they have been so identified are prohibited from conducting transactions involving the purchase or sale of the Company’s securities during the Blackout Periods established below. Each of the following periods will constitute a “Blackout Period”:

The period commencing on the tenth calendar day of the third fiscal month of each of the first three fiscal quarters (i.e. March 10, June 10 and September 10, as applicable) and commencing on the first calendar day of the third fiscal month of the fourth fiscal quarter (i.e. December 1) and, in each case, ending at the close of business on the second Trading Day following the date of public disclosure of the financial results for such fiscal quarter (which is generally 30 to 45 days after the end of the first three fiscal quarters and 75 to 90 days after the end of the fourth fiscal quarter). If such public disclosure occurs on a Trading Day before the markets close, then that day shall be considered the first Trading Day. If such public disclosure occurs after the markets close on a Trading Day, then the date of public disclosure shall not be considered the first Trading Day following the date of public disclosure.

2.	Special Blackout Periods. In addition to the Blackout Periods described above, the Company may announce “special” Blackout Periods from time to time. Typically, this will occur when there are nonpublic developments that would be considered material for insider trading law purposes, such as, among other things, developments relating to regulatory proceedings or a major corporate transaction. Depending on the circumstances, a “special” Blackout Period may apply to all Insiders or only a specific group of Insiders. The Insider Trading Compliance Officer will provide written notice to Insiders subject to a “special” Blackout Period. Any person made aware of the existence of a “special” Blackout Period should not disclose the existence of the Blackout Period to any other person. The failure of the Company to designate a person as being subject to a “special” Blackout Period will not relieve that person of the obligation not to trade while aware of Material Nonpublic Information. As used in this Policy, the term “Blackout Period” shall mean all periodic Blackout Periods and all “special” Blackout Periods announced by the Company.

3.	Non-Exclusive Nature of Blackout Periods. The purpose behind Blackout Periods is to help establish a diligent effort to avoid any improper transactions. Trading in the Company’s securities outside a Blackout Period should not be considered a “safe harbor”, and all employees, Executive Officers and directors and other persons subject to this Policy should use good judgment at all times. Even outside a Blackout Period, any person possessing Material Nonpublic Information concerning the Company should not engage in any transactions in the Company’s securities until such information has been known publicly for at least two Trading Days after the date of announcement. Although the Company may from time to time impose special Blackout Periods, because of developments known to the Company and not yet disclosed to the public, each person is individually responsible at all times for compliance with the prohibitions against insider trading.

Trading in the Company’s securities outside of a Blackout Period should not be considered a “safe harbor,” and all directors, Executive Officers and other persons should use good judgment at all times.

4.	Pre-Clearance of Trades. The Company has determined that all Executive Officers and directors of the Company and certain other persons identified by the Company from time to time and who have been notified that they have been so identified must refrain from trading in the Company’s securities, even at a time outside a Blackout Period, without first complying with the Company’s “pre-clearance” process. Each such person should contact the Company’s Insider Trading Compliance Officer (identified below) prior to commencing any trade in the Company’s securities. The Insider Trading Compliance Officer will consult as necessary with senior management of and/or legal counsel to the Company before clearing any proposed trade. Although an Insider wishing to trade pursuant to an approved Rule 10b5-1 trading plan need not seek preclearance from the Company’s Insider Trading Compliance Officer before each trade takes place, such an Insider must obtain Company approval of the proposed Rule 10b5-1 trading plan before it is adopted.

5.	Individual Responsibility. Every Executive Officer, director and other employee, consultant and contractor has the individual responsibility to comply with this Policy against insider trading. An Insider may, from time to time, have to forego a proposed transaction in the Company’s securities even if he or she planned to make the transaction before learning of the Material Nonpublic Information and even though the Insider believes he or she may suffer an economic loss or forego anticipated profit by waiting.

Applicability of Policy to Inside Information Regarding Other Companies

This Policy and the guidelines described herein also apply to Material Nonpublic Information relating to other companies, including the Company’s vendors and clients (“business partners”), when that information is obtained in the course of employment with, or the performance of services on behalf of, the Company. Civil and criminal penalties, and termination of employment, may result from trading based on inside information regarding the Company’s business partners. All Executive Officers, directors, employees, consultants and contractors should treat Material Nonpublic Information about the Company’s business partners with the same care required with respect to information related directly to the Company.

What is Material Nonpublic Information

There are two aspects of Material Nonpublic Information: materiality and public availability.

It is not possible to define all categories of material information. However, information should be regarded as material if there is a reasonable likelihood that it would be considered important to an investor in making an investment decision regarding the purchase or sale of the Company’s securities. Either positive or negative information may be material. At all times, information relating to the financial condition of a company should be presumed to be material information.

While it may be difficult under this standard to determine whether particular information is material, there are various categories of information that are particularly sensitive and, as a general rule, should always be considered material. Examples of such information may include:

●	Unpublished financial reports or projections

●	Known but unannounced future earnings or losses

●	News of a pending or proposed merger, acquisition or takeover or the possible initiation of a proxy fight

●	News of the disposition or acquisition of significant assets

●	Information about current or proposed significant changes in operations or business plans

●	Significant developments involving corporate relationships (suppliers, customers, other business partners)

●	Significant changes in management or relations among major stockholders, customers or suppliers

●	Development of a new product or process

●	Declaration of stock splits and stock dividends, or changes in dividend policy

●	New equity or debt offerings

●	Significant litigation exposure due to actual or threatened litigation

Nonpublic information is information that has not been previously disclosed to the general public and is otherwise not available to the general public. In order for information to be considered public, it must be widely disseminated in a manner making it generally available to investors through such media as PR Newswire, Dow Jones, The Wall Street Journal, Bloomberg; radio or television; newspapers or magazines; or widely circulated public disclosure documents filed with the SEC, such as prospectuses, 10-Q, 8-K or 10-K reports.

If you are aware of Material Nonpublic Information, you may not trade until the information has been disclosed broadly to the marketplace and the investing public has had time to absorb the information fully. To avoid the appearance of impropriety, as a general rule, information should not be considered fully absorbed by the marketplace until after the second business day after the date the information is released.

Certain Exceptions

The following are certain limited exceptions to the restrictions imposed by the Company under this Policy. These exceptions, however, do not excuse you from complying with any applicable legal restrictions.

●	Approved 10b5-1 trading plan. An Insider may enter into a 10b5-1 trading plan for trading in the Company’s securities. If the plan meets the requirements of SEC Rule 10b5-1, Company securities may be purchased or sold without regard to certain insider trading restrictions. In general, a 10b5- 1 trading plan must be entered into at a time when there is no undisclosed material information. Once a plan is adopted, the Insider must not exercise any influence over the amount of securities to be traded, the price at which they are to be traded or the date of the trade. The plan must either specify the amount, pricing and timing of transactions in advance or delegate discretion on these matters to an independent third party. A 10b5-1 plan must be approved by the Company’s Insider Trading Compliance Officer.

●	Receipt and Vesting of Stock Options, Restricted Stock or Stock Purchase Rights. The trading restrictions under this Policy do not apply to the acceptance or purchase of stock options, restricted stock or stock purchase rights issued or offered by the Company. The trading restrictions under this Policy also do not apply to the vesting, cancellation or forfeiture of stock options, restricted stock or stock purchase rights in accordance with applicable plans and agreement.

●	Exercise of Stock Options for Cash. The trading restrictions under this Policy do not apply to the exercise of stock options for cash under the Company’s stock option plans. Likewise, the trading restrictions under this Policy do not apply to the exercise of stock options in a stock-for-stock exercise with the Company or an election to have the Company withhold securities to cover tax obligations in connection with an option exercise. However, the trading restrictions under this Policy do apply to (i) the sale of any securities issued upon the exercise of a stock option, (ii) a cashless exercise of a stock option through a broker, since this involves selling a portion of the underlying shares to cover the costs of exercise, and (iii) any other market sale of Company securities for the purpose of generating the cash needed to pay the exercise price of an option.

●	Purchases from the Employee Stock Purchase Plan. The trading restrictions in this Policy do not apply to elections with respect to participation in the Company’s employee stock purchase plan, if any, or to purchases of securities under the plan. However, the trading restrictions do apply to any subsequent sales of any such securities.

●	Bona Fide Gifts and Inheritance. The trading restrictions under this Policy do not apply to bona fide gifts involving Company securities or transfers by will or the laws of descent and distribution.

●	Change in Form of Ownership. Transactions that involve merely a change in the form in which you own securities are permissible. For example, you may transfer shares to an inter vivos trust of which you are the sole beneficiary during your lifetime.

●	Other Exceptions. Any other exception from this Policy must be approved by the Insider Trading Compliance Officer, in consultation with the Board of Directors or an independent committee of the Board of Directors.

Additional Information - Directors and Executive Officers

Directors and Executive Officers of the Company and certain other persons identified by the Company from time to time must also comply with the reporting obligations and limitations on short-swing transactions set forth in Section 16 of the Exchange Act. The practical effect of these provisions is that Executive Officers, directors and such other persons who purchase and sell the Company’s securities within a six- month period must disgorge all profits to the Company whether or not they had knowledge of any Material Nonpublic Information. Under these provisions, and so long as certain other criteria are met, neither the receipt of an option under the Company’s option plans, nor the exercise of that option is deemed a purchase under Section 16 of the Exchange Act; however, the sale of any such shares is a sale under Section 16 of the Exchange Act.

Section 16 of the Exchange Act prohibits the Company’s Executive Officers and directors from ever making a short sale of the Company’s stock. A short sale is a sale of securities not owned by the seller or, if owned, not delivered. Transactions in put and call options for the Company’s securities may in some instances constitute a short sale or may otherwise result in liability for short swing profits. All Executive Officers and directors of the Company and such other identified persons must confer with the Insider Trading Compliance Officer before effecting any such transaction.

While employees who are not Executive Officers and directors are not prohibited by law from engaging in short sales of the Company’s securities, the Company believes it is inappropriate for employees to engage in such transactions and therefore strongly discourages all employees from such activity. Standing orders (except standing orders under an approved 10b5-1 trading plan) should be used only for a brief period of time since a broker could execute a transaction at a time when you are in possession of Material Nonpublic Information.

Appointment and Duties of Compliance Officer

The Company has appointed the Company’s Chief Executive Officer as the Company’s Insider Trading Compliance Officer. The duties of the Insider Trading Compliance Officer shall include, but not be limited to, the following:

A.	Other than transactions made pursuant to an approved Rule 10b5-1 trading plan, pre-clearing all transactions involving the Company’s securities by those individuals that have been identified and informed by the Company in order to determine compliance with this Policy, insider trading laws, Section 16 of the Exchange Act and Rule 144 promulgated under the Securities Act of 1933, as amended.

B.	Serving as the designated recipient at the Company of copies of reports filed with the SEC by Section 16 Individuals under Section 16 of the Exchange Act.

C.	Periodically reminding all Section 16 Individuals regarding their obligations to report and periodic reminders of the dates that the Blackout Periods described in this Policy begins and ends.

D.	Performing periodic cross-checks of available materials, which may include Forms 3, 4 and 5, Forms 144, officer’s and director’s questionnaires, and reports received from the Company’s stock administrator and transfer agent, to determine trading activity by Executive Officers, directors and others who have, or may have, access to Inside Information.

E.	Circulating this Policy (and/or a summary thereof) to all employees, including Section 16 Individuals and providing this Policy and other appropriate materials to new Executive Officers, directors and others who have, or may have, access to Inside Information.

F.	Assisting the Company in the implementation of this Policy.

G.	Coordinating with Company counsel regarding compliance activities with respect to Rule 144 requirements and regarding changing requirements and recommendations for compliance with Section 16 of the Exchange Act and insider trading laws to ensure that this Policy is amended as necessary to comply with such requirements.

Inquiries

This Policy is not intended to provide an exhaustive list of either the Material Nonpublic Information that Executive Officers, directors, employees, consultants or contractors may have about the Company (or other public companies) or the appropriate procedures for safeguarding Material Nonpublic Information. Any questions with respect to the applicability of this Policy to any information or transaction should be directed to the Company’s Insider Trading Compliance Officer.

Exhibit 21.1

Subsidiaries

Name	State of Incorporation

CLV Azurite Land, LLC	Ohio
Collins Building & Contracting, Inc. Graphium Biosciences, Inc. (sold)	West Virginia Nevada
Range Environmental Resources, Inc.	West Virginia
Range Land, LLC Range Minerals, LLC Range Natural Resources, Inc.	Ohio Ohio West Virginia
Range Reclaim, LLC Range Rock Creek Land, LLC Range Security, LLC Range Security Resources, LLC	Ohio Ohio Ohio Ohio
Range Sky View Land, LLC Range Water, LLC Terra Preta, LLC	Ohio Ohio Ohio

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Range Impact, Inc.:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-181048) of Vitality Biopharma, Inc. (now known as Range Impact, Inc.) and the Registration Statement on Form S-8 (No. 333-192398) of Vitality Biopharma, Inc. (now known as Range Impact, Inc.) of our report dated March 28, 2025, relating to the consolidated financial statements and financial statement schedules, which appear in this Form 10-K.

/s/ MEADEN & MOORE, LTD.

Cleveland, Ohio
March 28, 2025

Exhibit 31.1

CERTIFICATION

I, Michael Cavanaugh, certify that:

1.	I have reviewed this Annual Report on Form 10-K of Range Impact, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: March 28, 2025

By:	/s/ Michael Cavanaugh
Michael Cavanaugh
Title:	Chief Executive Officer
(Principal Executive Officer)

Exhibit 31.2

CERTIFICATION

I, Patricia Missal, certify that:

1.	I have reviewed this Annual Report on Form 10-K of Range Impact, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: March 28, 2025

By:	/s/ Patricia Missal
Patricia Missal
Title:	Chief Financial Officer
(Principal Accounting Officer)

Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Michael Cavanaugh, the Chief Executive Officer of Range Impact, Inc. (the “Company”), hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Annual Report on Form 10-K for the period ended December 31, 2024, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of the Company.

/s/ Michael Cavanaugh
Chief Executive Officer
(Principal Executive Officer)
Date: March 28, 2025

Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Richard McKilligan, the Chief Financial Officer of Range Impact, Inc. (the “Company”), hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Annual Report on Form 10-K for the period ended December 31, 2024, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of the Company.

/s/ Patricia Missal
Chief Financial Officer
(Principal Accounting Officer)
Date: March 28, 2025

Exhibit 95

For purposes of reporting regulatory matters under Section 1503(a) of the Dodd-Frank Wall Street Reform and Consumer Protections Act (the “Dodd-Frank Act”), we include the following table that sets forth the total number of specific citations and orders together with the total dollar value of the proposed civil penalty assessments that were issued by the Mine Safety and Health Administration (“MSHA”) during the year ended December 31, 2023 to the Company and its subsidiaries that is a coal mine operator, by individual mine. For the year ended December 31, 2023, none of the mines operated by the Company or our subsidiaries received written notice from MSHA of a pattern of violations under Section 104(e) of the Federal Mine Safety and Health Act of 1977, as amended (the “Mine Act”).

Full Year Ended December 31, 2024
MSHA Mine ID	Operator Name	MSHA Pending Legal Actions (As of Last Day of Reporting Period)	New MSHA Dockets Commenced During Reporting Period	MSHA Dockets to Which Final Orders Were Expired (Not Appealed) During Reporting Period	Contests of Citations / Orders Referenced in Subpart B, 29 CFR Part 2700	Contests of Proposed Penalties Referenced in Subpart C, 29 CFR Part 2700	Complaints for Compensation Referenced in Subpart D, 29 CFR Part 2700	Complaints for Discharge, Discrimination or Interference Referenced in Subpart E, 29 CFR Part 2700	Applications for Temporary Relief Referenced in Subpart F, 29 CFR Part 2700	Appeals of Judges’ Decisions or Orders to FMSHRC Referenced in Subpart H, 29 CFR Part 2700

4608377	Range Natural Resources, Inc.	-	-	-	-	-	-	-	-	-

For purposes of reporting regulatory matters under Section 1503(a) of the Dodd-Frank Act, we include the following table that sets forth a list of legal actions pending before the Federal Mine Safety and Heath Review Commission, including the Administrative Law Judges thereof, pursuant to the Mine Act, and other required information, for each of our subsidiaries that is a coal mine operator, by individual mine, including legal actions and other required information.

Full Year Ended December 31, 2023
MSHA Mine ID	Operator Name	Significant and Substantial Citations Issued (Section 104 of the Mine Act)	Failure to Abate Orders (Section 104(b) of the Mine Act)	Unwarrantable Failure Citations / Orders Issued (Section 104(d) of the Mine Act)	Flagrant Violations (Section 110(b)(2) of the Mine Act)	Imminent Danger Orders Issued (Section 107(a) of the Mine Act)	Dollar Value of Proposed Civil Penalty Assessments	Mining Related Fatalities

4608377	Range Natural Resources, Inc.	11	-	-	-	-	1,765	-

INDEX TO FILINGS

Annex

Annual Report on Form 10-K for the twelve months ended December 31, 2024	A